Oi S.A. – under Judicial Reorganization and Subsidiaries

Financial Statements for the Years Ended

December 31, 2019 and 2018

Oi S.A. – under Judicial Reorganization and Subsidiaries

Balance Sheets as at December 31, 2019 and 2018

(In thousands of Brazilian reais - R$, unless otherwise stated)

		Company		Consolidated				Company		Consolidated
Assets	Notes	2019	2018	2019	2018	Liabilities and shareholders’ equity	Notes	2019	2018	2019	2018

Current assets						Current liabilities
Cash and cash equivalents	8	949,967	1,669,059	2,081,945	4,385,329	Trade payables	18	788,447	1,231,040	4,794,309	5,024,260
Cash investments	8	177,869	190,779	183,850	201,975	Trade payables – Subject to the JRP	18	236,605	70,497	799,631	201,602
Due from related parties	29	380,963	7,565,968			Payroll, related taxes and benefits		159,382	157,451	852,585	906,655
Accounts receivable	9	1,383,264	1,193,687	6,334,526	6,516,555	Derivative financial instruments	19	1,152		1,152
Inventories		45,305	57,599	326,934	317,503	Borrowings and financing	20	319,569	660,172	326,388	672,894
Current recoverable taxes	10	74,724	146,426	542,726	621,246	Current taxes payable	10		963	66,654	27,026
Other taxes	11	485,428	232,961	1,089,391	803,252	Other taxes	11	172,674	233,714	886,763	1,033,868
Judicial deposits	12	1,198,219	1,348,700	1,514,464	1,715,934	Dividends and interest on capital		4,761	5,075	5,731	6,168
Dividends and interest on capital	29	3,499		426		Licenses and concessions payable	21		22,925	58,582	85,619
Pension plan assets	27	5,174	4,366	5,430	4,880	Leases payable	22	114,652		1,510,097
Prepaid expenses	13	155,513	191,087	670,344	743,953	Tax refinancing program	23	54,894	86,154	86,721	142,036
Held-for-sale assets	31	3,464,478	3,721,549	4,391,090	4,923,187	Provisions	24	286,604	429,075	547,996	680,542
Other assets	14	303,509	787,119	852,155	1,079,670	Liabilities associated to held-for-sale assets	31			494,295	526,870
						Other payables	25	438,613	505,784	1,405,013	1,381,919
		8,627,912	17,109,300	17,993,281	21,313,484
								2,577,353	3,402,850	11,835,917	10,689,459

Non-current assets						Non-current liabilities
Due from related parties	29	5,202,853	4,394,712			Trade payables – Subject to the JRP	18	935,401	942,845	3,293,427	3,593,008
Cash investments	8	4,827	4,860	33,942	36,987	Borrowings and financing	20	10,305,594	9,297,642	17,900,361	15,777,012
Deferred recoverable taxes	10			99,175	23,050	Due to related parties	20 and 29	783,404	377,184
Other taxes	11	1,232,879	147,409	2,995,559	715,976	Deferred taxes payable	10	12,085
Judicial deposits	12	3,092,011	3,337,981	6,651,383	7,018,786	Other taxes	11	538,308	222,995	1,224,038	628,716
Pension plan assets	27	50,680	64,253	54,615	64,253	Leases payable	22	541,707		6,639,929
Prepaid expenses	13	105,813	113,507	583,736	522,550	Tax refinancing program	23	208,790	267,342	330,782	411,170
Other assets	14	32,665	19,937	437,667	250,862	Provisions	24	1,405,423	2,102,392	4,703,684	4,358,178
Investments	15	14,497,222	16,931,222	133,765	117,840	Provisions for pension funds	27	633,012	579,122	633,012	579,122
Property, plant and equipment	16	7,120,511	6,322,834	38,910,834	28,425,563	Provision for negative shareholders’ equity	15	4,469,749	11,434,504
Intangible assets	17	2,304,371	5,070,040	3,997,865	6,948,446	Other payables	25	2,210,592	2,236,859	7,534,166	6,505,321

		33,643,832	36,406,755	53,898,541	44,124,313			22,044,065	27,460,885	42,259,399	31,852,527

						Equity	26
						Capital		32,538,937	32,038,471	32,538,937	32,038,471
						Share issue costs		(801,073)	(377,429)	(801,073)	(377,429)
						Capital reserves		3,906,771	11,532,995	3,906,771	11,532,995
						Treasury shares		(33,315)	(2,803,250)	(33,315)	(2,803,250)
						Other comprehensive income		(233,040)	(208,359)	(233,040)	(208,359)
						Accumulated losses		(17,727,954)	(17,530,108)	(17,727,954)	(17,530,108)

								17,650,326	22,652,320	17,650,326	22,652,320

						Non-controlling interests	31			146,180	243,491

						Total shareholders’ equity		17,650,326	22,652,320	17,796,506	22,895,811

Total assets		41,979,997	53,516,055	71,891,822	65,437,797	Total liabilities and shareholders’ equity		42,271,744	53,516,055	71,891,822	65,437,797

The accompanying notes are an integral part of these financial statements.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Statements of Profit or Loss

For the Years Ended December 31, 2019 and 2018

(In thousands of Brazilian reais - R$, unless otherwise stated)

		Company		Consolidated
	Notes	2019	2018	2019	2018

Net operating revenue	4 and 5	3,726,700	4,530,751	20,136,183	22,060,014

Cost of sales and/or services	5	(3,063,156)	(3,279,569)	(15,314,814)	(16,179,100)

Gross profit		663,544	1,251,182	4,821,369	5,880,914

Operating income (expenses)
Share of results of investees	5 and 15	(6,169,801)	(3,034,064)	(5,174)	(13,492)
Selling expenses	5	(826,647)	(834,002)	(3,547,684)	(3,853,002)
General and administrative expenses	5	(860,290)	(889,557)	(2,782,300)	(2,738,718)
Other operating income	5	1,747,031	705,998	4,527,710	2,204,134
Other operating expenses	5	(2,168,841)	(1,813,616)	(5,991,291)	(6,748,094)

		(8,278,548)	(5,865,241)	(7,798,739)	(11,149,172)

Loss before financial income (expenses) and taxes		(7,615,004)	(4,614,059)	(2,977,370)	(5,268,258)

Financial income	5 and 6	2,653,026	30,118,209	2,662,463	30,950,461
Financial expenses	5 and 6	(4,027,168)	(3,498,805)	(8,772,181)	(4,341,595)

Financial income (expenses)	5 and 6	(1,374,142)	26,619,404	(6,109,718)	26,608,866

Profit (loss) before taxes		(8,989,146)	22,005,345	(9,087,088)	21,340,608

Income tax and social contribution
Current	7	797	(24,557)	(77,060)	115,706
Deferred	7	(12,085)	2,610,352	69,041	3,159,241

Profit (loss) for the year		(9,000,434)	24,591,140	(9,095,107)	24,615,555

Profit (loss) attributable to the owners of the Company		(9,000,434)	24,591,140	(9,000,434)	24,591,140
Profit (loss) attributable to non-controlling interests				(94,673)	24,415

Profit (loss) allocated to common shares - basic and diluted		(8,764,803)	22,036,074	(8,764,803)	22,036,074
Profit (loss) allocated to preferred shares – basic and diluted		(235,631)	2,555,066	(235,631)	2,555,066

Weighted average number of outstanding shares (In thousands of shares)
Common shares - basic and diluted		5,788,447	1,344,686	5,788,447	1,344,686
Preferred shares - basic and diluted		155,615	155,915	155,615	155,915

Basic and diluted earnings (losses) per share:	26(f)
Common shares – basic and diluted (R$)		(1.51)	16.39	(1.51)	16.39
Preferred shares – basic and diluted (R$)		(1.51)	16.39	(1.51)	16.39

The accompanying notes are an integral part of these financial statements.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Statements of Comprehensive Income

For the Years Ended December 31, 2019 and 2018

(In thousands of Brazilian reais - R$, unless otherwise stated)

	Company		Consolidated
	2019	2018	2019	2018

Profit (loss) for the year	(9,000,434)	24,591,140	(9,095,107)	24,615,555

Hedge accounting loss	(1,152)		(1,152)
Actuarial gains (losses)	(9,795)	105,515	(9,795)	105,515
Exchange losses on investment abroad	(13,734)	(35,717)	(16,372)	(110,098)

Pre-tax comprehensive income	(9,025,115)	24,660,938	(9,122,426)	24,610,972

Effect of taxes on other comprehensive income:
Actuarial loss		(35,875)		(35,875)

Total comprehensive income for the year	(9,025,115)	24,625,063	(9,122,426)	24,575,097

Comprehensive income attributable to owners of the Company	(9,025,115)	24,625,063	(9,025,115)	24,625,063
Comprehensive income attributable to no-owners of the Company			(97,311)	(49,966)

The accompanying notes are an integral part of these financial statements.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Statements of Changes in Shareholders’ Equity for the Years Ended December 31, 2019 and 2018

(In thousands of Brazilian reais - R$, unless otherwise stated)

	Attributable to owners of the Company						Total controlling interests	Non-controlling interests	Total shareholders’ equity
	Issued capital	Share issue costs	Capital reserves	Treasury shares	Accumulated losses	Other comprehensive income
Balance at January 1, 2018	21,438,374	(377,429)	13,242,374	(5,531,092)	(42,335,925)	(242,282)	(13,805,980)	293,457	(13,512,523)
Capital increase	10,600,097		(10,600,097)
Effects of the Senior Notes’ restructuring under the JRP			11,624,028				11,624,028		11,624,028
Reduction of the restructured senior notes reserve			(10,048)				(10,048)		(10,048)
Delivery of treasury shares as per the JRP			(2,727,842)	2,727,842
Difference in the fair value of the share price transferred to the capital reserve			(529,981)				(529,981)		(529,981)
Share subscription warrants			4,580				4,580		4,580
Profit for the year					24,591,140		24,591,140	24,415	24,615,555
Other comprehensive income					(68,670)	33,923	(34,747)	(74,381)	(109,128)
Effects of initial adoption of IFRSs 9 and 15					282,135		282,135		282,135
Merger of subsidiary					1,212		1,212		1,212
Balance at December 31, 2018	32,038,471	(377,429)	11,532,995	(2,803,250)	(17,530,108)	(208,359)	22,652,320	243,491	22,895,811
Capital increase	500,466		3,837,009				4,337,475		4,337,475
Share issue costs		(423,644)					(423,644)		(423,644)
Share buyback				(2,572)			(2,572)		(2,572)
Pharol Agreement (Note 1)			(2,462,799)	2,772,507	(197,846)		111,862		111,862
Loss for the year					(9,000,434)		(9,000,434)	(94,673)	(9,095,107)
Absorption of capital reserves			(9,000,434)		9,000,434
Other comprehensive income						(24,681)	(24,681)	(2,638)	(27,319)
Balance at December 31, 2019	32,538,937	(801,073)	3,906,771	(33,315)	(17,727,954)	(233,040)	17,650,326	146,180	17,796,506

The accompanying notes are an integral part of these financial statements.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Statements of Cash Flows

For the Years Ended December 31, 2019 and 2018

(In thousands of Brazilian reais - R$, unless otherwise stated)

	Company		Consolidated
	2019	2018	2019	2018
Cash flows from operating activities
Profit (loss) before taxes	(8,989,146)	22,005,345	(9,087,088)	21,340,608
Non-cash items
Charges, interest income, inflation adjustment, and exchange differences	1,497,512	(1,285,286)	3,606,618	(2,043,357)
Fair value adjustment to borrowings and financing	138,502	(22,874,912)	527,465	(13,928,659)
Fair value adjustment to other liabilities	14,686	(382,373)	59,214	(1,167,043)
Gain on the restructuring of third-party borrowings (Note 6)		(3,269,609)		(11,054,800)
Transaction with derivative financial instruments (Note 6)	(55,025)		(55,025)
Depreciation and amortization (Note 5)	1,736,318	1,707,298	6,873,945	5,811,123
Onerous obligation (Note 5)		1,333,228	1,230,820	4,883,620
Expected credit losses on trade receivables (Nota 5)	116,676	99,629	489,396	851,271
Impairment losses (Note 5)	2,111,022	291,758	2,111,022	291,758
Provisions/(Reversals) (Note 5)	(322,692)	(19,455)	216,438	93,026
Share of results of investees (Note 5)	6,169,801	3,034,064	5,174	13,492
Loss on disposal of non-current assets	44,464	68,532	235,535	215,398
Concession Agreement Extension Fee - ANATEL	76,715	22,925	359,465	68,333
Employee and management profit sharing	55,884	42,402	260,207	237,253
Tax recovery (Notes 5 and 6)	(1,491,170)		(3,617,919)
Inflation adjustment to provisions/(reversals) (Note 6)	420,770	(52,901)	1,620,378	226,870
Inflation adjustment to tax refinancing program (Note 6)	9,331	20,667	16,159	28,079
Other	(729,384)	(262,649)	(538,974)	(637,251)

	804,264	478,663	4,312,830	5,229,721

Changes in assets and liabilities
Accounts receivable	(306,254)	(299,535)	(306,240)	(365,771)
Inventories	11,835	(8,883)	(21,113)	(48,280)
Taxes	285,699	97,432	1,322,267	121,951
Held-for-trading cash investments	(293,869)	(536,754)	(428,432)	(1,191,664)
Redemption of held-for-trading cash investments	322,251	392,455	468,573	1,103,920
Trade payables	(752,451)	(151,096)	(678,046)	(860,900)
Payroll, related taxes and benefits	(53,953)	(63,410)	(313,169)	(253,902)
Licenses and concessions	(51,898)		(127,313)
Provisions	(239,359)	(148,821)	(462,299)	(434,974)
Changes in assets and liabilities held for sale			(29,829)	(257,643)
Other assets and liabilities	73,158	387,195	(252,683)	525,660

	(1,004,841)	(331,417)	(828,284)	(1,661,603)

Financial charges paid - debt	(925,514)	(15,996)	(926,910)	(19,215)
Financial charges paid - other			(352)	(2,884)
Income tax and social contribution paid - Company	(2,766)	(4,155)	(85,680)	(495,038)
Income tax and social contribution paid - third parties	(57,447)		(159,966)	(188,445)
Dividends received		60,238

	(985,727)	40,087	(1,172,908)	(705,582)

Net cash generated by operating activities	(1,186,304)	187,333	2,311,638	2,862,536

As notas explicativas da administração são parte integrante das demonstrações financeiras.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Statements of Cash Flows

For the Years Ended December 31, 2019 and 2018

(In thousands of Brazilian reais - R$, unless otherwise stated)

(continued)	Company		Consolidated
	2019	2018	2019	2018

Cash flows from investing activities
Purchases of tangibles and intangibles	(879,777)	(754,680)	(7,425,513)	(5,246,241)
Due from related parties and debentures - disbursements		(21,835)
Due from related parties and debentures - receipts	162	125,638
(Increase) decrease in investments	(2,710,765)	(1,949,024)	106,097	22,276
Dividends received from investments abroad (Note 33)			226,525
Judicial deposits	(252,519)	(376,948)	(477,010)	(775,953)
Redemption of judicial deposits	516,100	744,138	719,223

Net cash used in investing activities	(3,326,799)	(2,232,711)	(6,850,678)	(4,916,875)

Cash flows from financing activities
Repayment of principal of borrowings, financing, and derivatives	(84)		(11,824)	(161,884)
Proceeds from derivative financial instrument transactions	72,113		72,113
Due to related parties and debentures - Repayments		(110)
Capital increase	4,000,000		4,000,000
Commitment to investors premium	(58,489)		(58,489)
Licenses and concessions				(1,491)
Tax refinancing program	(99,143)	(157,090)	(151,862)	(265,495)
Payment of dividends and interest on capital	(314)	(52)	(437)	(54)
Leases	(117,500)		(1,611,273)
Share subscription warrants		4,580		4,580
Share buyback	(2,572)		(2,572)

Net cash used in financing activities	3,794,011	(152,672)	2,235,656	(424,344)

Foreign exchange differences on cash equivalents		(8,032)		1,328

Cash flows for the year	(719,092)	(2,206,082)	(2,303,384)	(2,477,355)

Cash and cash equivalents

Closing balance	949,967	1,669,059	2,081,945	4,385,329
Opening balance	1,669,059	3,875,141	4,385,329	6,862,684

Changes in the year	(719,092)	(2,206,082)	(2,303,384)	(2,477,355)

Oi S.A. – under Judicial Reorganization and Subsidiaries

Statements of Cash Flows

For the Years Ended December 31, 2019 and 2018

(In thousands of Brazilian reais - R$, unless otherwise stated)

Additional Disclosures Relating to the Statement Of Cash Flows

Non-cash transactions

	COMPANY		CONSOLIDATED
	2019	2018	2019	2018
Variance between economic and financial investment (acquisition of PP&E and intangible assets)	373,731	574,131	490,395	1,034,475
Offset of judicial deposits against provisions and other obligations	172,628	152,200	395,143	845,088
Shares issued to the backstop investors	337,475		337,475
Capital increase in subsidiary	7,437,061	1,035,958
Settlement of payables for own shares (Notes 1 and 26 (b))	46,680		46,680
Conversion of debt into shares (Note 26)		11,624,028		11,624,028

Reconciliation of liabilities resulting from financing activities

The changes in financial charges and the settlement of the debt resulting from financing activities are presented in Note 20.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

1.              GENERAL INFORMATION

Oi S.A. – under Judicial Reorganization (“Company” or “Oi”), is a Switched Fixed-line Telephony Services (“STFC”) concessionaire, operating since July 1998 in Region II of the General Concession Plan (“PGO”), which covers the Brazilian states of Acre, Rondônia, Mato Grosso, Mato Grosso do Sul, Tocantins, Goiás, Paraná, Santa Catarina and Rio Grande do Sul, and the Federal District, in the provision of STFC as a local and intraregional long-distance carrier. Since January 2004, the Company also provides domestic and international long-distance services in all Regions and local services outside Region II started to be provided in January 2005. These services are provided under concessions granted by Agência Nacional de Telecomunicações - ANATEL (National Telecommunications Agency), the regulator of the Brazilian telecommunications industry (“ANATEL” or “Agency”).

The Company is headquartered in Brazil, in the city of Rio de Janeiro, at Rua do Lavradio, 71 – 2º andar.

The Company also holds: (i) through its wholly-owned subsidiary Telemar Norte Leste S.A. – in Judicial Reorganization (“Telemar”) a concession to provide fixed telephone services in Region I and nationwide International Long-distance services; and (ii) through its indirect subsidiary Oi Móvel S.A. – in Judicial Reorganization (“Oi Móvel”) a license to provide mobile telephony services in Region I, II and III.

In Africa, the Company provides fixed and mobile telecommunications services through own subsidiaries and the subsidiaries of Africatel Holdings B.V. (“Africatel”), and in Asia the Company provides fixed, mobile, and other telecommunications services basically related through its subsidiary Timor Telecom (Note 31).

The Company is registered with the Brazilian Securities and Exchange Commission (“CVM”) and the U.S. Securities and Exchange Commission (“SEC”). Its shares are traded on B3 S.A. – Brasil, Stock Exchange, OTC (“B3”) and its American Depositary Receipts (“ADRs”) representing Oi common shares and preferred shares are traded on the New York Stock Exchange (“NYSE”).

Concession agreements

The local and nationwide STFC long-distance concession agreements entered into by the Company and its subsidiary Telemar with ANATEL are effective until December 31, 2025. These concession agreements provide for reviews on a five-year basis and in general have a higher degree of intervention in the management of the business than the licenses to provide private services. At the end of 2018, ANATEL published Public Hearing No. 51/2018 to address the revision of the Concession Agreements for the concession’s last five-year period (2021-2025). The contribution period to the Public Hearing ended on March 26, 2019, and the draft in being analyzed by ANATEL. It is worth noting that the recently enacted Law 13879/2019 creates the legal possibility to migrate from the public utility regime to the STFC provision under private law (still subject to regulation by ANATEL), as well as the possibility of successive renewals of the Concession over a 20-year period.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

On December 21, 2018, the Government enacted Decree 9619/2018, which repeals Decree 7512/2011 and approves a New PGMU (“PGMU IV”). The highlight of the New PGMU is the fact that the New PGMU introduces a significant reduction in the plant of payphones (“TUP”) currently in use. As a replacement for the payphones no longer required, the concessionaires are required to implement wireless fixed access systems supporting broadband connections in certain locations, the deadline of which is December 2023.

With the approval of the Judicial Reorganization Plan (“PRJ” or “Plan”), ANATEL initiated some procedures aiming at monitoring the Company’s financial situation, as well as to assess its Company’s ability to discharge its obligations arising from the terms of the concession agreements. In March 2019, ANATEL decided, among other issues, to maintain the special monitoring of the provision of telecommunications services of the Oi Group companies in 2019 by imposing actions related to transparency, corporate governance, and corporate control, financial and operating performance, and asset and credit management, as informed in the Notice to the Market disclosed by the Company on May 8, 2019.

On February 10, 2020, as reported in the Notice to the Market released by the Company, ANATEL’s Board of Directors concluded there was no longer the need for special monitoring based on the decision issued in May 2019 as it considers that the Company’s and its subsidiaries’ short-term liquidity risk has been extinguished and revoked the obligations previously imposed on the Oi Group companies.

Corporate Authorization

The Company’s financial statements were analyzed and approved by the Board of Directors, and authorized for issuance at the meeting held on March 25, 2020.

Judicial Reorganization

On June 20, 2016, the Company – under Judicial Reorganization and its direct and indirect wholly owned subsidiaries Oi Móvel, Telemar, Copart 4 Participações S.A. – under Judicial Reorganization (“Copart 4), Copart 5 Participações S.A. – under Judicial Reorganization (“Copart 5”, merged, see Nota 32), Portugal Telecom International Finance B.V. - under Judicial Reorganization, and Oi Brasil Holdings Cooperatief U.A. - under Judicial Reorganization (“Oi Holanda”) (collectively with the Company, the “Oi Companies”) filed a petition for judicial reorganization with the Court of the State of Rio de Janeiro (“Judicial Reorganization Proceeding”).

On December 19, 2017, after confirming that the required quorum of classes I, II, III, and IV creditors was in attendance, the General Creditors’ Meeting was held and the Oi Companies’ judicial reorganization plan (“Plan” or “PRJ”) was approved by a vast majority of creditors on December 20, 2017.

On January 8, 2018, the judicial reorganization court (“Judicial Reorganization Court”) issued a decision that ratified the JRP and granted the judicial reorganization to the Oi Companies, which was published on February 5, 2018.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

On July 31, 2018, the restructuring of the Oi Companies’ financial debt was completed with the implementation of the applicable terms and conditions provided for in the JRP, including the completion of the first capital increase provided for in the JRP, Capital Increase – Claim Capitalization.

On January 25, 2019 the Company completed the second capital increase provided for in the JRP (“Capital Increase - New Funds”), with the issue of 3,225,806,451 book-entry, registered common shares, without par value, including new common shares represented by ADSs, pursuant to the JRP and the subscription and commitment agreement entered into by the Company, its subsidiaries, and the Backstop Investors.

Capital Increase – New Funds

Exercise of Subscription Warrants and American Depositary Warrants (“ADWs”)

On October 28, 2018, Oi commenced the issuance and delivery of all warrants and ADWs exercised by their holders. The process was completed on January 4, 2019. All warrants that were not exercised on or prior to January 2, 2019 have been cancelled.

Preferential offer and completion of the Capital Increase – New Funds, pursuant to the commitment agreement terms

As contemplated by Section 6 of the JRP, on November 13, 2018 the Company commenced a preemptive offering of common shares that was registered with the SEC under the Securities Act under which holders of common shares and preferred shares, including the ADS Depositary and The Bank of New York Mellon, as depositary of the Preferred ADS program, received transferable rights for each common share or preferred share held as of November 19, 2018, which refers to as subscription rights.

The subscription rights expired on January 4, 2019. On January 16, 2019, the Company issued 1,530,457,356 common shares to holders of subscription rights that had exercised those subscription rights with respect to the initial common shares. On January 21, 2019, the Company issued 91,080,933 common shares to holders of subscription rights that had requested subscriptions for excess common shares. The proceeds of these subscriptions totaled R$2,011 million.

On January 25, 2019, the Company issued 1,604,268,162 common shares, representing the total number of common shares that were offered in the preemptive offering less the total number of initial common shares and excess common shares, to the Backstop Investors in a private placement under the terms of the commitment agreement for the aggregate amount of R$1,989 million ("Share Balance"). Because of the subscription and payment of the Share Balance, the Company completed, on this date, the Capital Increase – New Funds, through the subscription and payment of all 3,225,806,451 New Common Shares issued as part of the Capital Increase – New Funds, representing a contribution of new funds for the Company totaling R$4.0 billion. In addition, under the terms of the commitment agreement, on that date the Company issued, as compensation for their commitments under the commitment agreement, 272,148,705 common shares in a private placement to the Backstop Investors and paid US$13 million to the Backstop Investors. As a result of the outcome of the subscription and payment of the Capital Increase – New Funds and the Commitment

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Shares, the Company’s share capital increased to R$32,538,937,370.00, represented by 5,954,205,001 shares, divided into 5,796,477,760 registered common shares and 157,727,241 registered preferred shares, without par value.

Litigation discontinuation settlement between the Company and Pharol

On February 8, 2019, in order to discontinue any disputes that might harm the implementation of the JRP, the Company disclosed a Material Fact Notice informing that its Board of Directors approved, in accordance with CVM Instruction 567/2015, the acquisition of 1,800,000 preferred shares issued by the Company to ensure the compliance of the commitment assumed by the Company to transfer its treasury shares to Bratel, wholly-owned subsidiary of Pharol SGPS, S.A., in the context of the settlement entered into, subject matter of the Material Fact Notice of January 8, 2019 (“Settlement”), in transactions conducted in B3’s OTC to deliver the treasury shares to Bratel, which would be made within four business days from the confirmation of the settlement by the Judicial Reorganization Court.

On February 18, 2019, the Court issued a decision suspending conflict of jurisdiction injunction No. 157.099 during the period requested by the parties.

On April 3, 2019, the Company disclosed a notice to the market to inform on the confirmation of the settlement, referred to above, because the fifteen-day term for the publication of the related court decision has run out. Accordingly, as determined in the Settlement, the term for the compliance with the second part of the obligations established by both parties to the Settlement started on this same date, including: (a) the request to discontinue all the litigation involving the parties named in the Agreement and (b) the delivery to Bratel of 33.8 million Oi shares there were held in treasury, including 32 million common shares and 1.8 million preferred shares.

In addition, several obligations and rights of the parties described in the Material Fact Notice released by Oi and the Communication released by Pharol, both on January 9, 2019, were fully clearly established.

Default Payment Method provided for by Clause 4.3.6 of the Plan - Bondholders

On May 20, 2019, in strict compliance with the decision issued under Chapter 15 that determined that the cancelation of the notes regulated by New York Law should take place on June 14, 2019, the Company announced that it started the procedure so that the holders of the notes (a) Portugal Telecom International Finance B.V.’s €500,000,000 in 4.375% notes maturing in 2017 (ISIN No.: XS0215828913); (b) Portugal Telecom International Finance B.V.’s €750,000,000 in 5.875% notes maturing in 2018 (ISIN No.: XS0843939918); (c) Portugal Telecom International Finance B.V.’s €750,000,000 in 5.00% notes maturing in 2019 (ISIN No.: XS0462994343); (d) Portugal Telecom International Finance B.V.’s €1,000,000,000 in 4.625% notes maturing in 2020 (ISIN No.: XS0927581842); (e) Portugal Telecom International Finance B.V.’s €500,000,000 in 4.5% notes maturing in 2025 (ISIN No.: XS0221854200); (f) Oi Brasil Holdings Coöperatief U.A.’s €600,000,000 in 5.625% notes maturing in 2021 (ISIN No.: XS1245245045); (g) Oi Brasil Holdings Coöperatief U.A.’s US$1,500,000,000 in 5.75% notes maturing in 2022 (ISIN No.: US10553MAD39); (h) Oi S.A.’s €750,000,000 in 5.125% notes maturing in 2017 (ISIN No.: XS0569301327); (i) Oi S.A.’s US$750,000,000 9.500% maturing in 2019 (ISIN No.: 87944LAD1); (j) Oi S.A.’s BRL1,100,000,000 in 9.75% maturing in 2016 (ISIN No. US10553MAC55); and (k) Oi

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

S.A.’s US$1,000,000,000 in 5.500% maturing in 2020 (ISIN No. 144A: US87944LAE92) (the “Legacy Notes”) are able to support their claims to receive on a future date or on the Company’s payment dates pursuant to Clause 4.3.6 of the Plan.

The procedure detailed above is not applicable for the holders of the 6.25% Notes issued by Portugal Telecom International Finance B.V. – in Judicial Reorganization maturing in 2016 (ISIN No.: PTPTCYOM0008). The Company will provide at the appropriate time the information on the procedure to register the beneficiaries of the Default Payment Method provided for by Clause 4.3.6 of the Plan with regard to such series.

Prepetition Financing – Clause 5.3 of the Plan

On December 23, 2019, the Company disclosed a Material Fact Notice informing that its subsidiary Oi Móvel entered into a 1st issue indenture of collateralized, simple, nonconvertible debentures, with additional trust security, in a single series, for private placement, in the total amount of up to R$2,500,000,000.00 (“Debentures” and “Issue”, respectively). The main features of the Issue and the Debentures are as follows: (i) Term and Maturity Date: twenty-four (24) months from the issue date, except in the case of early redemption and early maturity of the Debentures set forth in the Debenture Indenture; (ii) Payout: U.S. dollar foreign exchange fluctuation plus interest of (i) twelve point sixty-six percent (12.66%) per year (PIK) for the first twelve months after the first repayment is made; and (ii) thirteen point sixty-one percent (13.61%) per year thereafter; and (iii) Guarantees: the Debentures will be backed by collaterals and trust guarantees provided by Oi Móvel, the Company and its subsidiary Telemar.

The Issue was approved based on the provisions of Clause 5.3 of the Plan and is part of the context of prepetition financing, in the “Debtor in Possession Financing” ("DIP Financing") modality.

Subsequently to the Material Fact Notice disclosed on December 23, 2019, the Company disclosed a Notice to the Market on February 4, 2020 informing shareholders and the general market that the subscription and payment of the Oi Móvel Issue had been completed, described above, for private placement in the amount of R$2,500,000,000.00.

Extension of the Judicial Reorganization

On December 6, 2019, the Company released a Material Fact Notice informing that the Oi Companies filed a petition with the Judicial Reorganization Court requesting that the court oversight of the Oi Companies not to be terminated on February 4, 2020, the date when the Plan’s homologation completes two years.

The non-termination of the judicial oversight does not introduce any changes to the current position of the Oi Companies and has no impact on the compliance with the Plan in force or on current receivables, or any other new funds that might be obtained by the Oi Companies. It is worth noting that the continuity of court oversight at the end of the two-year period is a natural measure that has been applied in most judicial reorganization proceedings.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Notwithstanding the good progress of the Plan implementation, which has already concluded most of the steps provided for the proceeding, which were important for the Company's recovery, said petition presents the Judicial Reorganization Court with circumstances related to the complexity inherent to the Judicial Reorganization Proceeding’s magnitude and to the reforms underway in the legal and regulatory environment, and which require actions still to be implemented within the scope of the Judicial Reorganization Proceeding.

On February 28, 2020, the Company released a Material Fact Notice informing its shareholders and the general market that on February 28, 2020 the Oi Companies filed with the Judicial Reorganization Court a petition exposing its interest in submitting for deliberation to a new general creditors’ meeting (“New GCM”) an amendment to the Plan aimed at achieving greater operating and financial flexibility to continue its investment project and the compliance with its strategic transformation plan (“Strategic Plan”), both broadly disclosed to the market.

In line with the foregoing, on March 6, 2020, the Company disclosed a Material Fact Notice informing that the Judicial Reorganization Court awarded a decision, on the same date, granting the Company's request for a New General Creditors’ Meeting to deliberate on an amendment to the Plan, prescribing that:

(i)         the Oi Companies file with the court, within 180 days from the decision’s issue date, the draft amendment to the JRP; and

(ii)        the Trustee organize the New General Creditors’ Meeting, which shall be held within 60 days from the submission of the amendment proposal to the JRP.

Accordingly, taking into consideration that the decision above was issued on March 11, 2020, the Company shall submit the amendment to the JRP to the court by September 8, 2020, with the New GCM expected to occur on November 6, 2020.

The purpose of the amendment proposal to the JRP will be increasing the flexibility of the JRP by creating a more efficient corporate and operating structure, aiming at maximizing the Company's value to the benefit of all its stakeholders. This initiative is fully aligned with the Strategic Plan, which is being transparently implemented.

Company subsidiaries

The table below shows the equity interests held in the capital of the Company’s subsidiaries:

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Companies related to the continuing operations

Company	Core business	Home country	Direct 2019	Indirect 2019	Direct 2018	Indirect 2018
Oi Holanda	Raising funds in the international market	The Netherlands	100%		100%
Portugal Telecom Internacional Finance B.V	Raising funds in the international market	The Netherlands	100%		100%
CVTEL, BV	Investment management	The Netherlands	100%		100%
Carrigans Finance S.à.r.l.	Investment management	Luxembourg	100%		100%
Rio Alto Gestão de Créditos e Participações S.A. (“Rio Alto”)	Receivables portfolio management and interests in other entities	Brazil	100%		100%
Oi Serviços Financeiros S.A. (“Oi Serviços Financeiros”)	Financial services	Brazil	99.87%	0.13%	99.87%	0.13%
Bryophyta SP Participações Ltda.	Property investments	Brazil	99.80%	0.20%	99.80%	0.20%
Telemar	Fixed telephony – Region I	Brazil	100%		100%
Oi Móvel	Mobile telephony – Regions I, II, and III	Brazil		100%		100%
Paggo Empreendimentos S.A.	Payment and credit systems	Brazil		100%		100%
Paggo Acquirer Gestão de Meios de Pagamentos Ltda.	Payment and credit systems	Brazil		100%		100%
Paggo Administradora Ltda. (“Paggo Administradora”)	Payment and credit systems	Brazil		100%		100%
Serede – Serviços de Rede S.A. (“Serede”)	Network services	Brazil	17.51%	82.49%	17.51%	82.49%
Brasil Telecom Comunicação Multimídia Ltda. (“BrT Multimídia”)	Data traffic	Brazil		100%		100%
Dommo Empreendimentos Imobiliários Ltda.	Purchase and sale of real estate	Brazil		100%		100%
Brasil Telecom Call Center S.A. (“BrT Call Center”)	Call center and telemarketing services	Brazil		100%		100%
BrT Card Serviços Financeiros Ltda. (“BrT Card”)	Financial services	Brazil		100%		100%
Pointer Networks S.A. (“Pointer”)	Wi-Fi internet	Brazil		100%		100%
Pointer Peru S.A.C	Wi-Fi internet	Peru		100%		100%
VEX Venezuela C.A	Wi-Fi internet	Venezuela		100%		100%
VEX USA Inc.	Wi-Fi internet	United States of America		100%		100%
VEX Ukraine LLC	Wi-Fi internet	Ukraine		40%		40%
PT Participações, SGPS, S.A. (“PT Participações”)	Management of equity investments	Portugal	100%		100%
Oi Investimentos Internacionais S.A. (“Oi Investimentos”)	Business consulting and management services, preparation of projects and economic studies, and investment management	Portugal		100%		100%
Africatel GmbH & Co.KG.	Investment management	Germany		100%		100%
Africatel GmbH	Investment management	Germany		100%		100%
Africatel Holdings, BV	Investment management	The Netherlands		86%		86%
TPT - Telecomunicações Publicas de Timor, S.A. (“TPT”)	Provision of telecommunications, multimedia and IT services, and purchase and sale of related products in Timor	Portugal		76.14%		76.14%

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Companies classified as assets held for sale

Company	Core business	Home country	Direct 2019	Indirect 2019	Direct 2018	Indirect 2018
PT Ventures, SGPS, S.A.	Management of equity interests in the context of international investments	Portugal		86%		86%
Directel - Listas Telefónicas Internacionais, Lda. (“Directel”)	Telephone directory publishing and operation of related databases, in international operations	Portugal		86%		86%
Directel Cabo Verde – Serviços de Comunicação, Lda.	Telephone directory publishing and operation of related databases in Cape Verde	Cape Verde		51.60%		51.60%
Kenya Postel Directories, Ltd.	Production, publishing and distribution of telephone directories and other publications	Kenya		51.60%		51.60%
Elta - Empresa de Listas Telefónicas de Angola, Lda.	Telephone directory publishing	Angola		47.30%		47.30%
Timor Telecom, S.A.	Telecommunications services concessionaire in Timor	Timor		44%		44%
CST – Companhia Santomense de Telecomunicações, S.A. R.L.	Operation of fixed and mobile telecommunication public services in Sao Tomé and Principe	São Tomé		43.86%		43.86%
LTM - Listas Telefónicas de Moçambique, Lda.	Management, publishing, operation and sale of telecommunications subscriber and classified ads directories	Mozambique		43%		43%

The equity interests in joint arrangements and interests in associates are measured using the equity method and are as follows:

Company	Core business	Home country	Direct 2019	Indirect 2019	Direct 2018	Indirect 2018
Companhia AIX de Participações (“AIX”)	Data traffic	Brazil		50%		50%
Paggo Soluções e Meios de Pagamento S.A. (“Paggo Soluções”)	Financial company	Brazil		50%		50%
Gamecorp S.A. (“Gamecorp”)	Pay TV service, except programmers	Brazil		29.90%		29.90%
Hispamar Satélites S.A. (“Hispamar”)	Satellite operation	Brazil		19.04%		19.04%

Going concern

The financial statements for the year ended December 31, 2019, has been prepared assuming that the Company will continue as a going concern and in compliance with the legal requirements applicable to a judicial reorganization. The judicial reorganization is aimed at ensuring the continuation of the Oi Companies as going concerns. This continuity was strengthen with the approval of the JRP and, as a result, the borrowings and financing were novated and the related balances were recalculated under the terms and conditions of the JRP, including the Capital Increase with Claim Capitalization and the Capital Increase with New Funds.

The continuity of the Company as a going concern is ultimately depending on the successful outcome of the judicial reorganization and the realization of other forecasts of the Oi Companies.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The Company has been successfully discharging the obligations set forth in the judicial reorganization proceedings and even though there are no indications in this regard, we emphasize that these conditions and circumstances indicate, by their own nature, uncertainties that may affect the success of the judicial reorganization and possibly cast doubts as to the Oi Companies’ ability to continue as going concerns. As at December 31, 2019 and after the implementation of the JRP, total shareholders’ equity was R$17,796,506 (R$17,650,326 in the Company), loss for the year then ended was R$9,095,107 (R$9,000,434 in the Company), and working capital totaled R$6,157,364 (R$6,050,559 in the Company). As at December 31, 2018 and after the recognition of the effects of the JRP, total shareholders’ equity was R$22,895,811 (R$22,652,320 in the Company), profit for the year then ended was R$24,615,555 (R$24,591,140 in the Company), and working capital totaled R$10,624,025 (R$13,706,450 in the Company).

To date, the Company has not identified any material impacts related to COVID-19 and it is too soon to accurately determine the extent of its medium- and long-term impacts on the global and Brazilian economic scenarios. However, as it is not possible yet to predict the duration and effects of this crisis, there is a risk of material impacts on operations and sales, especially for the fiber.

Additionally, the Company and its subsidiaries are subject to some covenants existing in certain loan and financing agreements, based on financial ratios, including the Gross debt-to-EBITDA ratio. The Company monitors on a quarterly basis these terms and conditions and for the year ended December 31, 2019, the Company and its subsidiaries were compliant with all relevant covenants of the agreements.

Failure to comply with these financial ratios might result in the accelerated maturity of the debt balance. As a result of the COVID-19 pandemic and the high foreign exchange volatility, the Company preventively initiated talks with its creditors to obtain a waiver in the event it fails to comply with certain covenants throughout 2020, and thus avoid the contractually provided for consequences. See Notes 3 and 20 for further information.

2.              SIGNIFICANT ACCOUNTING POLICIES

Statement of compliance

The Company’s individual and consolidated financial statements have been prepared and are being presented in accordance with the pronouncements, guidelines and interpretations issued by the Accounting Pronouncements Committee (CPC) and approved by the Brazilian Securities and Exchange Commission (CVM), which are consistent with the International Financial Reporting Standards (IFRSs) issued by the International Accounting Standards Board (IASB). All relevant information part of the financial statements, and only this information, corresponds to the information the Company’s management uses while managing the Company.

(a)            Reporting basis

The financial statements have been prepared based on the historic cost, except for certain financial instruments measured at their fair values, as described in the accounting policies in item (b) of the accounting policies below.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The preparation of financial statements requires the use of certain critical accounting estimates and the exercise of judgment by the Company’s management in the application of the Group’s accounting policies. Those areas that involve a higher degree of judgment or complexity or areas where assumptions and estimates are significant are disclosed in item (c) below.

(b)           Significant accounting policies

Consolidation criteria of subsidiaries by the full consolidation method

Full consolidation was prepared in accordance with IFRS 10/CPC 36 (R3) - Consolidated Financial Statements and incorporates the financial statements of the Company’s direct and indirect subsidiaries. The main consolidation procedures are as follows:

•       the balances of assets, liabilities, income and expenses are consolidated, according to their accounting nature;

•       intragroup assets and liabilities and material revenue and expenses are eliminated;

•       investments and related interests in the equity of subsidiaries are eliminated;

•       non-controlling interests in equity and profit or loss for the year are separately stated; and

•       exclusive investment funds (Note 8) are consolidated;

The assets and liabilities related to the operations in Africa are consolidated and stated in a single line item of the balance sheet as held-for-sale assets as a result of Management’s expectation and decision to hold these assets and liabilities for sale. In the statement of profit or loss, however, costs/expenses and revenue/gains are stated under the full consolidation method because these assets do not meet the criteria to be classified as ‘discontinued operation’, as provided for by IFRS 5.

Functional and presentation currency

The Company and its subsidiaries operate mainly as telecommunications industry operators in Brazil, Africa, and Asia, and engage in activities typical of this industry. The items included in the financial statements of each group company are measured using the currency of the main economic environment where it operates (“functional currency”). The individual and consolidated financial statements are presented in Brazilian reais (R$), which is the Company’s functional and presentation currency.

Transactions and balances

Foreign currency-denominated transactions are translated into the functional currency using the exchange rates prevailing on the transaction dates. Foreign exchange gains and losses arising on the settlement of the transaction and the translation at the exchange rates prevailing at yearend, related foreign currency-denominated monetary assets and liabilities are recognized in the income statement, except when qualified as hedge accounting and, therefore, deferred in equity as cash flow hedges.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Group companies with a different functional currency

The profit or loss and the financial position of all Group entities, none of which uses a currency from a hyperinflationary economy, whose functional currency is different from the presentation currency are translated into the presentation currency as follows:

•       assets and liabilities are translating at the rate prevailing at the end of the reporting period;

•       revenue and expenses disclosed in the statement of profit or loss are translated using the average exchange rate;

•       all the resulting foreign exchange differences are recognized as a separate component of equity in other comprehensive income; and

•       goodwill and fair value adjustments, arising from the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the closing exchange rate.

As at December 31, 2019 and 2018, the foreign currency-denominated assets and liabilities were translated into Brazilian reais using mainly the following foreign exchange rates:

	Closing rate		Average rate
Currency	2019	2018	2019	2018
Euro	4.5305	4.4390	4.4159	4.3094
US dollar	4.0307	3.8748	3.9461	3.6558
Cape Verdean escudo	0.0411	0.0403	0.0401	0.0391
Sao Tomean dobra	0.000192	0.000185	0.000188	0.000177
Kenyan shilling	0.0398	0.0381	0.0387	0.0361
Namibian dollar	0.2878	0.2698	0.2732	0.2764
Mozambican metical	0.0631	0.0627	0.0627	0.0601
Angolan kwanza	0.0084	0.0126	0.0111	0.0147

Segment reporting

The information about operating segments is presented consistently with the internal report provided to the Company’s main decision-making body, its Board of Directors. The results of operations are frequently reviewed with regard to the resources to be allocated to assess their performance and for strategic decision-making (Note 28).

Business combinations

The Company uses the acquisition method to account for business combinations. The consideration transferred for the acquisition of a subsidiary is the fair value of the assets transferred, the liabilities incurred, and the equity instruments issued. The consideration transferred includes the fair value of assets and liabilities resulting from a contingent consideration contract, where applicable. The identifiable assets acquired and the liabilities and contingent liabilities assumed in a business combination are measured initially measured as their fair values at the date of acquisition. The Company depreciates amounts recognized based on the appreciation of the acquired assets,

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

according to the useful lives of the underlying assets, and tests such assets to determine any asset impairment losses when there is evidence of impairment; on the other hand, the Company tests for impairment amounts based on future profitability (goodwill) on an annual basis.

Cash and cash equivalents

Comprise cash and imprest cash fund, banks, and highly liquid short-term investments (usually maturing within less than three months), immediately convertible into a known cash amount, and subject to an immaterial risk of change in value, which are stated at fair value at the end of the reporting period and which do not exceed their market value, and whose classification is determined as shown below (Note 8).

Financial assets

Financial assets are classified according to their purpose into: (i) amortized cost; (ii) fair value through other comprehensive income; and (iii) fair value through profit or loss.

The Company classifies its financial assets into the following measurement categories: (1) assets measured at amortized cost—i.e., financial assets that meet the following conditions: (i) the business model under which financial assets are held to obtain contractual cash flows; and (ii) the contractual terms of the financial asset generate, on specified dates, cash flows that are only payments of principal and interest on the outstanding principal (accounts receivables, loans and cash equivalents). Amortized cost is written down by impairment losses; (2) financial assets at fair value through other comprehensive income. Interest income is calculated using the effective interest method, foreign exchange gains and losses, and impairment are recognized in profit or loss. Other net earnings (losses) are recognized in other comprehensive income. Upon derecognition, accumulated losses in other comprehensive income are reclassified to profit or loss; and (3) financial assets at fair value through profit or loss. Net earnings (losses), including interest, are recognized directly in profit or loss.

Accounts receivable

Accounts receivable from telecommunications services provided are stated at the tariff or service amount on the date they are provided and do not differ from their fair values.

These receivables also include receivables from services provided and not billed by the end of the reporting period and receivables related to handset, SIM cards, and accessories. The loss allowance for trade receivables is measured at an amount equal to the life-time expected credit losses as allowed for by IFRS 9 (Note 9).

Non-current assets held for sale and discontinued operations

Non-current assets are classified as assets held for sale when their carrying amount is recoverable, principally through a sale, and when such sale is highly probable.  These assets are stated at the lower of their carrying amount and their fair value less costs to sell. Any impairment loss on a group of assets held for sale is initially allocated to goodwill and, then, to the remaining assets and liabilities on a pro rata basis.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

A discontinuing operation is a component of an entity or a business unit that can be clearly distinguished operationally from the rest of the Company. The classification of a discontinuing operation is made when the operation is sold or meets the criteria to be classified as held for sale  (Note 31).

Investments

Financial information on subsidiaries and joint ventures, as well as associates, is recognized in the individual financial statements of the Parent Company using the equity method of accounting. Other investments are carried at cost, less an allowance for write-down to realizable value, when applicable.

The financial statements of the subsidiaries are fully consolidated in the Consolidated Financial Statements from the time control is obtained until the date it no longer exists. The investments in joint ventures are recognized in the Consolidated Financial Statements by the equity method of accounting.

The accounting policies of the subsidiaries and joint ventures are aligned with the policies adopted by the Company (Note 15).

Property, plant and equipment

Property, plant and equipment are stated at cost of purchase or construction, less accumulated depreciation. Historical costs include expenses directly attributable to the acquisition of assets. They also include certain costs on facilities, when it is probable that the future economic benefits related to such costs will flow into the Company, and asset dismantlement, removal and restoration costs.  The borrowings and financing costs directly attributable to the purchase, construction or production of a qualifying asset are capitalized in the initial cost of such asset. Qualifying assets are those that necessarily require a significant time to be ready for use.

Subsequent costs are added to the carrying amount as appropriate, when, and only when, these assets generate future economic benefits and can be reliably measured. The residual balance of the replaced asset is derecognized. Maintenance and repair costs are recorded in profit or loss for the period when they are incurred, and they are capitalized when, and only when, they clearly represent an increase in installed capacity or the useful lives of assets.

Assets under finance leases are recorded in property, plant and equipment at the lower of fair value or the present value of the minimum lease payments, from the initial date of the agreement.

Depreciation is calculated on a straight-line basis, based on the estimated useful lives of the assets, which are annually reviewed by the Company (Note 16).

Intangible assets

Acquired intangible assets with finite useful lives are recognized at cost, less amortization and accumulated impairment losses. Amortization is recognized on a straight-line basis over the asset’s estimated useful life. The estimated useful life and method of amortization are reviewed at the end of each annual reporting period, and the effect of any changes in estimates is accounted for on a prospective basis. Intangible assets with indefinite useful lives are carried at cost less accumulated impairment losses.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Software licenses purchased are capitalized based on the costs incurred to purchase the software and make it ready for use.

Software maintenance costs are expensed as incurred.

Regulatory licenses related to the merged capital gains are amortized over the STFC concession period. The other regulatory licenses for the operation of the mobile telephony services are recognized at cost of acquisition and amortized over the effective period of the related licenses (Note 17).

Impairment of long-lived assets

Assets are tested for impairment whenever events or changes in circumstances indicate that their carrying amounts might be impaired. Impairment losses, if any, are recognized in the amount by which the carrying amount of an asset exceeds its recoverable value. Recoverable value is the higher of fair value less cost to sell and the value in use. For impairment test purposes, assets are grouped into the smallest identifiable group for which there is a cash-generating unit (CGU), which is identified pursuant to the operating segment (Note 28).

These calculations required the use of judgments and assumptions that may be influenced by different external and internal factors, such as economic trends, industry trends and interest rates, changes in business strategies, and changes in the type of services and products provided by the Company to the market. The use of different assumptions can significantly change the financial information.

In July 2019, the Company disclosed its Strategic Plan, focused on improving operating and financial performance, using a sustainable business model that aims at maximizing the Company’s value in the context of judicial reorganization.

Based on the Strategic Plan, the Company conducted an impairment test of its long-lived assets and identified an impairment loss of R$2,111 million driven basically by the following: (i) revision of said plan; and (ii) increased market competitiveness, mainly in the residential market, intensifying the drop in the revenues from fixed telephony and DTH services.

The Company used the cash flow forecasts described in the Strategic Plan. These forecasts cover a ten-year period and take into consideration the average useful lives of the assets, the cash flow period of the judicial reorganization plan, and are consistent with previous years. The discount rate used in the cash flows corresponds to the weighted average cost of capital of 10.94% (11.55% in 2018), which is reviewed at least annually by the Company.

Pursuant to CPC 01/IAS 36, an impairment loss is to be allocated to write down the carrying amount of the cash generating unit’s assets, which is allocated to the regulatory licenses (Notes 5 and 17).

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Adjustment to present value

The Company values its financial assets and financial liabilities to identify instances of applicability of the discount to present value. For recognition purposes, the adjustment to present value is calculated taking into consideration the contractual cash flows and stated interest rates, and the interest rate of liabilities in certain cases.

Generally, when applicable, the discount rate used is the average return rate on investments for financial assets or interest charged on Company borrowings for financial liabilities. The balancing item is the asset or liability that has originated the financial instrument, when applicable, and the deemed borrowing costs are allocated to the Company’s profits over the transaction term.

Under the terms and conditions of the JRP, certain balances of trade payables and contingencies involving ANATEL were adjusted to fair value on the date of the novation of prepetition liabilities, pursuant to the requirements of IFRS 9/CPC 48, equivalent to the present value at the time, calculated based on an internal valuation that took into consideration the cash flows of these liabilities and assumptions related to the discount rates, consistent with the maturity and currency of each financial liability.

The present value of the lease agreements is measured by discounting fixed future payment flows, which do not take into account projected inflation, using the incremental interest rate, according to market conditions, estimated using the Company-specific risk spread.

Additionally, assets acquired under lease agreements, as well as unrecognized revenue generated by the assignment of communication towers are adjusted to present value.

Impairment of financial assets

The Company assesses at yearend whether there is objective evidence that a financial asset or a group of financial assets is impaired. A financial asset or group of financial assets is considered impaired when there is objective evidence, as a result of one or more events that occurred after the initial recognition of the asset, and that loss event had an impact on the estimated future cash flows of that asset that can be estimated reliably.

In the case of equity investments classified as available for sale, a significant or prolonged decline in their fair value below cost is also objective evidence of impairment.

Borrowings and financing

Borrowings and financing are stated at amortized cost, plus inflation adjustment or foreign exchange differences and interest incurred through the end of the reporting period (Note 20).

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

On the restructuring/novation date of financial liabilities subject to judicial reorganization, the Company recognized loan borrowing and financing commitments at fair value pursuant to the requirements of IFRS 9/CPC 48. The fair value at the restructuring date of each financial liability was calculated based on an internal valuation that took into consideration the cash flows from these liabilities and assumptions related to the discount rates, consistent with the maturity and the currency of each financial liability.

Transaction costs incurred are measured at amortized cost and recognized in liabilities, as a reduction to the balance of borrowings and financing, and are expensed over the relevant agreement term.

Leases

The Company recognizes a right-to-use asset and a lease liability in its balance sheet with respect to the leased assets. The right-to-use asset is measured at cost, which consists of the initial amount of the lease liability measurement, plus initial direct costs incurred, estimated costs to decommission and remove the asset at the end of the lease, other payments made before the lease commencement date, and calculated at present value, discounted by the incremental lending rate. The discount rates used by the Company were obtained in accordance with market conditions, estimated using the Company-specific risk spread.

Financial liabilities and equity instruments

Debt or equity instruments issued the Company and its subsidiaries are classified as financial liabilities or equity instruments, according to the contractual substance of the transaction.

Provisions

The amount recognized as provision is the best estimate of the disbursement required to settle the present obligation at the end of the reporting period, based on the opinion of the management and its in-house and outside legal counsel, and the amounts are recognized based on the cost of the expected outcome of ongoing lawsuits (Note 24).

For measuring the amount of the provisions to be recognized, the Company basically adopts two methodologies: (i) the statistical measurement model and (ii) the individual measurement model. In order to choose the methodology to be used, the Company takes into consideration, among other criteria, the number of lawsuits, the lawsuit amount, the estimated amount of a possible payment, and the nature of the lawsuit.

The statistical measurement model is usually used in situations where there are (i) a significant volume of administrative or judicial proceedings with similar nature; (ii) individually the proceedings have a low amounts; and (iii) it is possible to determine a statistical model based on historic information about the rates of unfavorable sentences, the amount of the payments, and the changes in the number of proceedings. Usually in this model the Company uses the calculation of the expected amount, as prescribed by paragraph 39 of CPC 25 (IAS 37), and requests opinions from outside specialists to assess the likelihood of a loss. The main contingencies measured under this model are labor and civil (PEX and small claims) lawsuits.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The individual measurement model is usually used in situations where (i) the proceeding involves a high amount; (ii) it is reasonably possible to make an individual assessment of likelihood that a disbursement will be required; and (iii) there is no similarity in the nature of the proceedings. In this model the Company uses opinions from outside specialists in the involved areas to assess the likelihood of a loss. The main contingencies measured under this model are tax and strategic civil proceedings.

The increase in the obligation as a result of the passage of time is recognized as financial expenses.

Onerous obligation

The Company recognizes a present obligation when events render the contracting of services onerous.

A contract becomes onerous when: (i) the obligations under the contract exceed the economic benefits expected to be received over the contract period; and (ii) the costs are unavoidable.

The Company measures the onerous obligation according to the lower net cost of fulfilling the contract, which is determined based on the lower of: (i) the cost of fulfilling the contract or (ii) the cost of any compensation or penalties derived from the noncompliance of the contract.

The base assumptions used to calculate the onerous obligation must be periodically reviewed and measured whenever there are significant changes of these assumptions.

Employee benefits

Pension plans: private pension plans and other postretirement benefits sponsored by the Company and its subsidiaries for the benefit of their employees are managed by two foundations. Contributions are determined based on actuarial calculations, when applicable, and charged to profit or loss on the accrual basis (Note 27).

The Company and its subsidiaries have defined benefit and defined contribution plans.

In the defined contribution plan, the sponsor makes fixed contributions to a fund managed by a separate entity. The contributions are recognized as employee benefit expenses as incurred. The sponsor does not have the legal or constructive obligation of making additional contributions, in the event the fund lacks sufficient assets to pay all employees the benefits related to the services provided in the current year and prior years.

The defined benefit is annually calculated by independent actuaries, who use the projected unit credit method. The present value of the defined benefit is determined by discounting the estimated future cash outflows, using the projected inflation rate plus long-term interest. The obligation recognized in the balance sheet as regards the defined benefit pension plans presenting a deficit, corresponds to the present value of the benefits defined at the balance sheet date, less the fair value of the plan’s assets.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The actuarial gains and losses resulting from the changes in the actuarial valuations of the pension plans, whose actuarial obligations or actuarial assets are recorded by the Company, are fully recognized in other comprehensive income, in equity (Note 26).

The asset recognized in balance sheet corresponds to the present value of available economic benefits, consisting of refunds or reductions in future contributions to the plan.

Employee profit sharing: the provision for the employee profit sharing plan is accounted on an accrual basis, which is paid by April of the year following the recognition of the provision, takes into consideration a set of operating and financial goals approved with the employees’ labor union, under a specific collective labor agreement. This cost is recognized annually in personnel expenses.

Revenue recognition

Revenues correspond basically to the amount of the payments received or receivable from sales of services in the regular course of the Company's and its subsidiaries’ activities.

Revenue is recognized to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services

The Company applied the judgments that significantly affect the determined amount and the recognition timing of the revenue from a contract with a customer, taking into account the five-step recognition model: (i) identify the contract; (ii) identify the separate performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations; and (v) recognition da revenue when (or as) the entity satisfies a performance obligation.

Service revenue is recognized when services are provided. Local and long distance calls are charged based on time measurement according to the legislation in effect. The services charged based on monthly fixed amounts are calculated and recorded on a straight-line basis. Prepaid services are recognized as unearned revenues and recognized in revenue as services are used by customers.

Revenue from sales of handsets and accessories is recognized when these items are delivered and accepted by the customers. Discounts on services provided and sales of cell phones and accessories are taken into consideration in the recognition of the related revenue. Revenues involving transactions with multiple elements are identified in relation to each one of their components and the recognition criteria are applied on an individual basis.

Revenue arising from the receipt of trade receivables that had already been written off as losses but were subsequently recovered and received in the collection process, are recognized in profit or loss, in line item ‘Other operating income’.

Revenue is not recognized when there is significant uncertainty as to its realization (Notes 4 and 5).

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Expense recognition

Expenses are recognized on the accrual basis, considering their relation with revenue realization. Prepaid expenses attributable to future years are deferred over the related periods. The incremental costs to obtain a contract with a customer (contract compliance costs), consisting basically of sales, are recognized in profit or loss on a systematic basis, consistent with the transfer of goods and services to the customers.

Financial income and expenses

Financial income is recognized on an accrual basis and comprises interest on receivables settled after the due date, gains on short-term investments and gains on derivative instruments. Financial expenses consist primarily of interest effectively incurred, adjustments to present value, and other charges on borrowings, financing, and financial derivative contracts. They also include banking fees and costs, financial intermediation costs on the collection of trade receivables, and other financial transactions (Notes 5 and 6).

Current and deferred income tax and social contribution

Income tax and social contribution are recorded on an accrual basis. Taxes attributed to temporary differences and tax loss carryforwards are recorded in assets or liabilities, as applicable, only under the assumption of future realization or payment. The Company prepares technical studies that consider the future generation of taxable income, based on management expectations, considering the continuity of the companies as going concerns. The Company writes down the carrying amount of deferred tax assets to the extent it is no longer probable that sufficient taxable income will be available to allow the utilization of all or part of the deferred tax assets.

Any write-down of deferred tax assets is reversed when it is probable that sufficient taxable income will be available. The technical studies are updated annually, approved by the Board of Directors and reviewed by the Supervisory Board, and the tax credits are adjusted based on the results of these reviews. Deferred tax assets and liabilities are measured using the tax rates applicable for the period in which the liability is expected to be settled or the asset is expected to be realized, based on the tax rates set forth in the tax law prevailing at the end of each reporting period, or when new legislation has been substantially enacted. The measurement of deferred tax assets and liabilities reflects the tax consequences that would follow from the manner in which the Company expects, at the end of each reporting period, to recover or settle the carrying amount of these assets and liabilities (Note 7).

Earnings per share

Basic earnings per share are calculated through profit or loss for the year attributable to the owners of the Company, divided by the weighted average number of common and preferred shares outstanding in the year. Diluted earnings per share are calculated using said weighted average number of outstanding shares adjusted by potentially dilutive instruments convertible into shares in the reporting years, pursuant to CPC 41 (IAS 33). (Note 26 (f).)

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(c)            Estimates and critical accounting judgments

The Company’s management uses estimates and assumptions based on historical experience and other factors, including expected future events, which are considered reasonable and relevant, and also requires judgments related to these matters. Actual results of operations and the financial position may differ from these estimates. The estimates that represent a significant risk of causing material adjustments to the carrying amounts of assets and liabilities are as follows:

Revenue recognition and accounts receivables

The Company’s revenue recognition policy is significant as it is a material component of operating results. Determining the amount and the timing of revenue recognition by Management, collection ability, and the rights to receive certain network usage revenue is based on judgment related to the nature of the tariff collected for the services provided, the price of certain products, and the right to collect this revenue. If changes in conditions cause management to conclude that such criteria are not met in certain operations, the amount of trade receivables might be affected. In addition, the Company depends on guidelines to measure certain revenue set by ANATEL (Brazilian telecommunications industry regulator).

Expected credit losses on trade receivables

The expected credit losses on trade receivables are determined to recognize probable losses on accounts receivable taking into account the measures implemented to restrict the provision of services to and collect late payments from defaulting customers. The estimate of expected credit loss on trade receivables is recognized in an amount considered sufficient to cover possible losses on the realization of these receivables and is prepared based on historical default rates and projections of future conditions that impact collections.

There are cases of agreements with certain customers to collect past-due receivables, including agreements that allow customers to settle their debts in installments. The actual amounts not received may be different from the allowance recognized, and additional accruals might be required.

Depreciation and amortization of assets with finite useful lives

Property, plant and equipment items and intangible assets with finite useful lives are depreciated and amortized, respectively, on a straight-line basis, over the useful lives of the related asset. The depreciation and amortization rates of the most significant assets are shown in Notes 16 and 17, respectively.

The useful lives of certain assets may vary as they are used in the fixed-line or mobile telephony segments. The Company reviews the useful lives of assets annually.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Impairment of long-lived assets

The recoverable amounts of long-lived assets are determined by comparing the calculations of their value in use and their sales prices. These calculations required the use of judgments and assumptions that may be influenced by different external and internal factors, such as economic trends, industry trends and interest rates, changes in business strategies, and changes in the type of services and products sold by the Company to the market. The use of different assumptions may significantly change our financial statements.

For impairment assessment purposes of the Cash-generating Unit (CGU), the Company defined the value in use of its assets.

In measuring the value in use, the Company based its cash flow projections according to the aforementioned Strategic Plan, approved by Management and already disclosed to the market in a material fact notice. These forecasts cover a ten-year period, taking into account the useful lives of the assets and are consistent with prior years’ cash flows. The discount rate used on the cash flows corresponds to a weighted average cost of capital of 10.94% (11.55% in 2018), which is reviewed by the Company at least annually.

Pursuant to CPC 01 R1 (IAS 36), an impairment loss is allocated to reduce the carrying amount of the assets of a cash-generating unit, firstly to reduce the carrying amount of any goodwill based on expected future profitability and, subsequently, the other assets of the cash-generating unit proportionately to the carrying amount of asset of the cash-generating units. The impairment loss was fully allocated to the appreciation of regulatory licenses (Notes 5 and 17).

Leases

The assumptions related to the appropriated discount rates used in the fair value calculation of the present value of the lease payments are subject to significant fluctuations due to different external and internal factors, including economic trends and the Company’s financial performance. The use of different assumptions to measure the present value of our leases may have a material impact on the estimated present value of the right-of-use asset and the lease liability in the balance sheet.

Fair value of financial liabilities

The assumptions on the discount rates used in the fair value calculation of our financial liabilities are subject to significant fluctuations due to different external and internal factors, including economic trends and the Company’s financial performance. The use of different assumptions to measure the fair value of the financial liabilities can have a material impact on the estimated fair value of these financial liabilities and the amounts recognized as borrowings and financing in the balance sheet, as well as the amounts recognized in profit or loss.

Provisions

Pursuant CPC 25 (IAS 37), the Company recognized provisions for contingencies basically originated at the juridical and administrative levels, with labor, tax, and civil nature, as detailed in Note 24.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Depending on the nature of the contingency, the Company’s management uses the statistical measurement or the individual measurement methodology to calculate provisions for contingencies. In any of these methodologies, the Company uses a set of assumptions, information, an internal and external risk assessment, and statistical models that management considers to be appropriate, including the successful implementation of the Judicial Reorganization Plan; however, it is possible that these change in the future, which could result in change in the future provisions for losses.

Deferred income tax and social contribution

The Company recognizes and settles taxes on income based on the results of operations determined in accordance with the Brazilian corporate law, taking into consideration the provisions of the tax law, which are materially different from the amounts calculated for CPC and IFRS purposes. Pursuant to CPC 32 (IAS 12), the Company recognizes deferred tax assets and liabilities based on the differences between the carrying amounts and the taxable bases of the assets and liabilities.

The Company regularly tests deferred tax assets for impairment and recognizes an allowance for impairment losses when it is probable that these assets may not be realized, based on the history of taxable income, the projection of future taxable income, and the time estimated for the reversal of existing temporary differences. These calculations require the use of estimates and assumptions. The use of different estimates and assumptions could result in the recognition of an allowance for impairment losses for the entire or a significant portion of the deferred tax assets.

Employee benefits

The actuarial valuation is based on assumptions and estimates related to interest rates, return on investments, inflation rates for future periods, mortality indices, and an employment level projection related the pension fund benefit liabilities.  The accuracy of these assumptions and estimates will determine the creation of sufficient reserves for the costs of accumulated pensions and healthcare plans, and the amount to be disbursed annually on pension benefits.

These assumptions and estimates are subject to significant fluctuations due to different internal and external factors, such as economic trends, social indicators, and our capacity to create new jobs and retain our employees. All assumptions are reviewed at the end of the reporting period.  If these assumptions and estimates are not accurate, there may be the need to revise the reserves for pension benefits, which could significantly impact Company results.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Reclassifications of the comparative period’s accounting balances

The Company made some reclassifications in the statement of profit or loss for the year ended December 31, 2018 for better comparability and understanding of the transactions and balances in the Individual and Consolidated Financial Statements for the period ended December 31, 2019. These reclassifications do not affect the Company’s or equity as at December 31, 2019 and profit or loss for the year then ended. We highlight below the stated reclassifications:

	COMPANY		CONSOLIDATED
	Currently stated 2018	Originally stated 2018	Currently stated 2018	Originally stated 2018
Cost of sales and/or services	(3,279,569)	(3,222,241)	(16,179,100)	(15,584,650)
Selling expenses			(3,853,002)	(4,134,030)
Other operating expenses	(1,813,616)	(1,870,944)	(6,748,094)	(7,061,516)

(d)           New and revised standards and interpretations

(d.1)     New standards adopted as at January 1, 2019

New and revised standards		Effective beginning on or after:
Annual improvements to IFRSs	2015-2017 Cycle	January 1, 2019
IFRS 16	Leases	January 1, 2019
IFRIC 23	Uncertainty over Income Tax Treatments	January 1, 2019
Amendment to IAS 19	Change, reduction, or settlement of defined benefit plans	January 1, 2019
Amendment to IFRS 9	Prepayment Features with Negative Compensation	January 1, 2019
Amendment to IAS 28	Long-term Interests in Associates and Joint Ventures	January 1, 2019

Among the standards, changes, and interpretations referred to above, on IFRS 16/CPC 06 (R2) had an impact on the Company and subsidiaries' financial position as from January 1, 2018, as detailed below.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

IFRS 16/CPC 06 (R2) Leases

IFRS 16/CPC 06 (R2) Leases establishes the principles for the recognition, measurement, presentation, and disclosures, and requires that lessees account for all the leases under a single model in the balance sheet. The standard includes two recognition exemptions for lessees: leases of low value assets (for example, personal computers) and short-term leases (i.e., with a lease tem of twelve months or less). At the lease commencement date, the lessee recognizes a liability related to the lease payments (i.e., a lease liability) and a lease asset that represents the right to use the underlying asset during the lease term (i.e., a right-of-use asset). The lessees are required to separately recognize an interest expense on the lease liability and a depreciation expense on the right-of-use asset. The lessees shall also revalue the lease liability should certain events occur (for example, any change in the lease term, a change in the future lease payments as a result of a change in the index or rate used to determine such payments). As a rule, the lessee recognizes the revised amount of the lease liability as an adjustment to the right-of-use asset.

Transition

The Company adopted IFRS 16 pursuant to the modified retrospective approach (i.e., beginning January 1, 2019, taking into account the right-of-use equal to the lease liability upon the first-time adoption), without any restatement of comparative information. The Company elected to apply the standard to agreements that were identified as leases pursuant to the previous standard. As a result, the Company did not apply the standard to agreements that have not previously been identified as containing a lease by applying IAS 17 and IFRIC 4, and excluded lease agreements maturing in the next twelve months, without probable renewal intention, in addition to applying a single discount rate to leases with similar characteristics and excluding to direct initial costs in the measurement of the right-of-use.

Exemptions

The Company elected to use the exemptions proposed by the standard on short-term agreements (i.e., that will be end within 12 months from the commencement date), lease agreements for which there is an underlying low value asset.

Impacts

The impacts refer basically to the lease agreements of towers, properties, stores, vehicles, and sites (physical spaces) and as described in Notes 16 and 22.

Upon the initial adoption of IFRS 16/CPC 06 (R2), the Company recognized a right-of-use asset and a lease liability in balance sheet. The right-of-use asset is measured at cost, which consists of the initial amount of the lease liability measurement, any initial direct costs incurred by the Company, an estimate of any costs to disassemble and remove the asset at the end of the lease, and any lease payments made before the lease commencement date (net of any incentives received), calculated at present value.

The Company depreciates the right-of-use assets on a straight-line basis from the commencement of the lease to the termination of the lease.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The Company also assesses impairment when such indicators exist, taking into account the concept of forming asset groups for impairment purposes.

At the commencement date, the Company measured the lease liability at the present value of the consideration paid or payable, discounted using the Company’s incremental lending rate.

The lease payments included in the lease liability measurement consist of fixed payments and variable payments based on either an index or a rate.

After the initial measurement, the liability will be written down by the payments made and increased by the interest incurred. If necessary, the liability is recalculated to reflect any remeasurement or change, or if there are changes in the substance of the fixed payments.

When there is a significant contractual change, a lease liability is remeasured and the corresponding adjustment is reflected in the right-of-use asset, or in profit or loss, if the right-of-use asset is already written down to nil.

The Company elected to use the exemptions proposed by the standard for lease agreements, for short-term and low value contracts. Accordingly, instead of recognizing a right-of-use asset and a lease liability, these are recognized as an expense in profit or loss over the lease period.

The Company individually measured any new agreement entered into after January 1, 2019 if such agreement contained a lease. A lease is defined as an “a contract, or part of a contract, that conveys the right to use an asset (the underlying asset) for a period of time in exchange for consideration.”

To apply this definition the Company assessed whether a contract meets the three key characteristics:

•       The agreement contains an identified asset, which is explicitly identified in the agreement or implicitly specified to be identified at the time that the asset is made available to the Company;

•       The Company has the right to obtain substantially all of the economic benefits from use of the asset throughout the period of use, considering its rights within the scope set out in the agreement; and

•       The Company has the right to direct the use of the identified asset throughout the period of use the and right to direct “how and for what purpose” the asset is used throughout the period of use.

The Company recognizes the impacts of temporary differences in deferred income tax and social contribution arising from the new standard IFRS 16/CPC 06 (R2).

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The Company adopted IFRS 16, taking into account the modified retrospective application permitted by the respective standards. Accordingly, we present below the consolidated results for the years period ended December 31, 2019 and 2018, less the effects recognized as a result of this application.

	Balance in 2019 (with IFRS 16)	IFRS 16 adjustments	Balance in 2019 (w/o IFRS 16)	Balance in 2018

Net operating revenue	20,136,183		20,136,183	22,060,014

Cost of sales and/or services	(15,314,814)	(589,861)	(15,904,675)	(16,179,100)

Gross profit (loss)	4,821,369	(589,861)	4,231,508	5,880,914

Operating income (expenses)
Share of results of investees	(5,174)		(5,174)	(13,492)
Selling expenses	(3,547,684)	(7,516)	(3,555,200)	(3,853,002)
General and administrative expenses	(2,782,300)	(5,810)	(2,788,110)	(2,738,718)
Other operating income	4,527,710		4,527,710	2,204,134
Other operating expenses	(5,991,291)		(5,991,291)	(6,748,094)

	(7,798,739)	(13,326)	(7,812,065)	(11,149,172)

Profit (loss) before financial income (expenses) and taxes	(2,977,370)	(603,187)	(3,580,557)	(5,268,258)

Financial income	2,662,463		2,662,463	30,950,461
Financial expenses	(8,772,181)	948,973	(7,823,208)	(4,341,595)

Financial income (expenses)	(6,109,718)	948,973	(5,160,745)	26,608,866

Pre-tax profit (loss)	(9,087,088)	345,786	(8,741,302)	21,340,608

Income tax and social contribution
Current	(77,060)		(77,060)	115,706
Deferred	69,041		69,041	3,159,241

Profit (loss) for the year	(9,095,107)	345,786	(8,749,321)	24,615,555

ICPC 22/IFRIC 23 Uncertainty over Income Tax Treatments

Applies to taxes within the scope of CPC 32/IAS 12, which governs situations when there is uncertainty over the tax treatment adopted by the Company with respect to: (i) whether an entity should assess uncertain tax treatments separately; (ii) what estimates an entity should make about the examination of tax treatments by tax authorities, (iii) how an entity determines taxable income or tax loss, tax bases, unutilized tax loss carryforwards, and untimely tax credits; and (iv) how an entity considers changes in facts and circumstances.

The Company, together with its legal advisors, reviewed this matter and concluded that there is no significant impact to the Company's financial statements.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(d.2)     New standards and interpretations not yet adopted

The new and revised standards and interpretations issued by the IASB that are effective in future reporting periods and that the Company decided not to early adopt are the following, effective for periods beginning on or after January 1, 2020:

New and revised standards		Effective beginning on or after:
IAS 1	Presentation of Financial Statements	January 1, 2020
IAS 8	Accounting Policies, Changes in Accounting Estimates and Errors (Amendment - Definition of material)	January 1, 2020
IFRS 3	Business Combinations (Revised - definition of business) Conceptual framework revised for financial reports	January 1, 2020

The Company is assessing the impact of these changes on the accounting standards.

3.              FINANCIAL INSTRUMENTS AND RISK ANALYSIS

3.1.          Fair value measurement

CPC 46/IFRS 13 defines fair value as the price for which an asset could be exchanged, or a liability settled, between knowledgeable, willing parties, in an arm’s length transaction on measurement date. The standard clarifies that the fair value must be based on the assumptions that market participants would consider in pricing an asset or a liability, and establishes a hierarchy that prioritizes the information used to build such assumptions. The fair value measurement hierarchy attaches more importance to available market inputs (i.e., observable data) and a less weight to inputs based on data without transparency (i.e., unobservable data). Additionally, the standard requires that an entity consider all nonperformance risk aspects, including the entity’s credit, when measuring the fair value of a liability.

CPC 40/IFRS 7 establishes a three-level hierarchy to measure and disclose fair value. The classification of an instrument in the fair value measurement hierarchy is based on the lowest level of input significant for its measurement. We present below a description of the three-level hierarchy:

Level 1—inputs consist of prices quoted (unadjusted) in active markets for identical assets or liabilities to which the entity has access on measurement date;

Level 2—inputs are different from prices quoted in active markets used in Level 1 and consist of directly or indirectly observable inputs for the asset or liability. Level 2 inputs include quoted prices for similar assets or liabilities in active markets, quoted prices for identical assets or liabilities in markets that are not active; or inputs that are observable for the asset or liability or that can support the observed market inputs by correlation or otherwise for substantially the entire asset or liability.

Level 3—inputs used to measure an asset or liability are not based on observable market variables. These inputs represent management’s best estimates and are generally measured using pricing models, discounted cash flows, or similar methodologies that require significant judgment or estimate.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The Company and its subsidiaries have measured their financial assets and financial liabilities at their market or actual realizable values (fair value) using available market inputs and valuation techniques appropriate for each situation. The interpretation of market inputs for the selection of such techniques requires considerable judgment and the preparation of estimates to obtain an amount considered appropriate for each situation. Accordingly, the estimates presented may not necessarily be indicative of the amounts that could be obtained in an active market. The use of different assumptions for the calculation of the fair value may have a material impact on the amounts obtained.

As a result of the implementation of the measures approved on the Plan ratified on January 8, 2018 and the related accounting recognition in calendar year 2018, some financial liabilities classified at amortized cost were remeasured at their fair values as at the date of the novation of these financial liabilities and recognized at amortized cost in the subsequent measurement, pursuant to the accounting guidance of IFRS 9/CPC 48.

The carrying amounts and the estimated fair values of our main financial assets and financial liabilities as at December 31, 2019 and 2018 are summarized as follows:

	Accounting measurement	COMPANY		CONSOLIDATED
		2019
		Carrying amount	Fair value	Carrying amount	Fair value
Assets
Cash and banks	Fair value	152,465	152,465	575,863	575,863
Cash equivalents	Fair value	797,502	797,502	1,506,082	1,506,082
Cash investments	Fair value	182,696	182,696	217,792	217,792
Due from related parties	Amortized cost	5,583,816	5,583,816
Accounts receivable (i)	Amortized cost	1,383,264	1,383,264	6,334,526	6,334,526
Dividends and interest on capital	Amortized cost	3,499	3,499	426	426
Financial asset at fair value	Fair value			40,689	40,689
Held-for-sale assets
Held-for-sale financial asset (Note 31)	Fair value	1,474,699	1,474,699	1,474,699	1,474,699
Dividends receivable (Note 31)	Amortized cost	2,435,014	2,435,014	2,435,014	2,435,014

Liabilities
Trade payables (i)	Amortized cost	1,960,453	1,960,453	8,887,367	8,887,367
Derivative financial instruments	Fair value	1,152	1,152	1,152	1,152
Borrowings and financing (ii)
Borrowings and financing	Amortized cost	2,060,582	2,060,582	8,354,777	8,354,777
Due to related parties	Amortized cost	783,404	783,404
Public debentures	Amortized cost	2,344,962	2,344,962	3,652,353	3,652,353
Senior Notes	Amortized cost	6,219,619	6,565,782	6,219,619	6,565,782
Dividends and interest on capital	Amortized cost	4,761	4,761	5,731	5,731
Licenses and concessions payable (iii)	Amortized cost			58,582	58,582
Tax refinancing program (iii)	Amortized cost	263,684	263,684	417,503	417,503
Leases payable (iv)	Amortized cost	656,359	656,359	8,150,026	8,150,026

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

	Accounting measurement	COMPANY		CONSOLIDATED
		2018
		Carrying amount	Fair value	Carrying amount	Fair value
Assets
Cash and banks	Fair value	152,454	152,454	287,491	287,491
Cash equivalents	Fair value	1,516,605	1,516,605	4,097,838	4,097,838
Cash investments	Fair value	195,639	195,639	238,962	238,962
Due from related parties	Amortized cost	11,960,680	11,960,680
Accounts receivable (i)	Amortized cost	1,193,687	1,193,687	6,516,555	6,516,555
Held-for-sale assets
Held-for-sale financial asset (Note 31)	Fair value	1,843,778	1,843,778	1,843,778	1,843,778
Dividends receivable (Note 31)	Amortized cost	2,566,935	2,566,935	2,566,935	2,566,935

Liabilities
Trade payables (i)	Amortized cost	2,244,382	2,244,382	8,818,870	8,818,870
Borrowings and financing (ii)
Borrowings and financing	Amortized cost	1,759,635	1,759,635	7,140,960	7,140,960
Due to related parties	Amortized cost	377,184	377,184
Public debentures	Amortized cost	1,992,339	1,992,339	3,103,106	3,103,106
Senior Notes	Amortized cost	6,205,840	6,937,764	6,205,840	6,937,764
Dividends and interest on capital	Amortized cost	5,075	5,075	6,168	6,168
Licenses and concessions payable (iii)	Amortized cost	22,925	22,925	85,619	85,619
Tax refinancing program (iii)	Amortized cost	353,496	353,496	553,206	553,206

For the closing of the year ended December 31, 2019:

(i) The balances of accounts receivables have near terms and, therefore, they are not adjusted to fair value. The balances of trade receivables, subject to the judicial reorganization, were adjusted to their fair value, at the date of the novation of the liabilities and are represented by the amounts that are expected that the obligations are discharged (Note 18).

(ii) The balance of the borrowings and financing with the BNDES, Local Banks, and ECAs correspond to exclusive markets, and the fair value of these instruments is similar to their carrying amounts. The balances of borrowings and financing refers to the bonds issued in the international market, for which is there is a secondary market, and their fair values differ from their carrying amounts.

(iii) The licenses and concessions payable and the tax refinancing program are stated at the amounts that these obligations are expected to be discharged and are not adjusted to fair value.

(iv) The leases payable are represented by the amounts that the obligations are expected to be settled, adjusted at present value.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The levels of the financial assets, cash and cash equivalents and cash investments, held-for-sale assets, and derivative financial instruments at fair value as at December 31, 2019 and 2018 are as follows:

	Fair value measurement hierarchy	COMPANY		CONSOLIDATED
		Fair value	Fair value	Fair value	Fair value
		2019	2018	2019	2018
Assets
Cash and banks	Level 1	152,465	152,454	575,863	287,491
Cash equivalents	Level 2	797,502	1,516,605	1,506,082	4,097,838
Cash investments	Level 2	182,696	195,639	217,792	238,962
Held-for-sale financial asset	Level 3	1,474,699	1,843,778	1,474,699	1,843,778
Liabilities
Derivative financial instruments	Level 2	1,152		1,152

There were no transfers between levels in the years ended December 31, 2019 and 2018.

The Company and its subsidiaries have measured their financial assets and financial liabilities at their market or actual realizable values (fair value) using available market inputs and valuation techniques appropriate for each situation, as follows:

(a)            Cash, cash equivalents and cash investments

Foreign currency-denominated cash equivalents and cash investments are basically kept in checking deposits denominated in euro and US dollars and, to a lesser extent, in euros.

The fair value of securities traded in active markets is equivalent to the amount of the last closing quotation available at the end of the year, multiplied by the number of outstanding securities.

For the remaining contracts, the Company carries out an analysis comparing the current contractual terms and conditions with the terms and conditions effective for the contract when they were originated. When terms and conditions are dissimilar, fair value is calculated by discounting future cash flows at the market rates prevailing at the end of the year, and when similar, fair value is similar to the carrying amount on the reporting date.

(b)            Held-for-sale assets

Represents the indirect interest held by PT Ventures in the dividends receivable and the fair value of the financial investment in Unitel, both classified as held for sale. The assets from the investment held in PT Ventures are measure substantially at the fair value of the investment for sale, which occurred on January 23, 2020.  See Notes 31 and 33 for further information.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(c)            Derivative financial instruments

The Company conducts derivative transactions to manage certain market risks, mainly the foreign exchange risk. At the closing date of for the year ended December 31, 2019, these instruments include Non-deliverable Forward (NDF) contracts. The Company does not use derivatives for any purposes other than hedging against these risks.

The method used to calculate the fair value of the derivative instruments contracted throughout the year was the future cash flows method associated to each contracted instrument, discounted using the market rates prevailing at the reporting date.

3.2.          Financial risk management

The Company’s and its subsidiaries’ activities expose them to several financial risks, such as: market risk (including currency fluctuation risk, interest rate risk on fair value, interest rate risk on cash flows), credit risk, and liquidity risk. According to their nature, financial instruments may involve known or unknown risks, and it is important to assess to the best judgment the potential of these risks. The Company and its subsidiaries may use derivative financial instruments to mitigate certain exposures to these risks.

The Company’s risk management process is a three-step process, taking into account its consolidated structure: strategic, tactical, and operational. At the strategic level, the Company’s executive committee agrees with the Board of Directors the risk guidelines to be followed. A Financial Risk Management Committee is responsible for overseeing and ensuring that Oi comply with the existing policies. At the operating level, risk management is carried out by the Company's treasury officer, in accordance with the policies approved by the Board of Directors.

The Financial Risk Management Committee meets on a monthly basis and currently consists of the Chief Finance Officer, the Regulation, Wholesale and International Affairs Officer, the Legal Tax Officer, the Chief Controller, the Investor Relations Officer, and the Treasury Officer.

The Hedging and Cash Investments Policies, approved by the Board of Directors, document the management of exposures to market risk factors generated by the financial transactions of the Oi Group companies.

In the aftermath of the approval of the JRP, based on the measured new risk factors, the Company approved with the Board of Directors a new strategy to the Board of Directors to mitigate the risks arising on the foreign exchange exposure of its financial liabilities, as is ready to implement it as from this point in time. In line with the Hedging Policy pillars, the strategy is focused on the preservation of the Company’s cash flows, maintaining its liquidity, and complying with the financial covenants.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

3.2.1.      Market risk

(a)            Foreign exchange risk

Financial assets

The Company is not exposed to any material foreign exchange risk involving foreign currency-denominated financial assets as at December 31, 2019, except with regard to the assets held for sale, for which the Company does not enter into any currency hedging transaction.

Financial liabilities

The Company and its subsidiaries have foreign currency-denominated or foreign currency-indexed borrowings and financing. The risk associated with these liabilities is related to the possibility of fluctuations in foreign exchange rates that could increase the balance of such liabilities. The Company’s and its subsidiaries’ borrowings and financing exposed to this risk represent approximately 52.3% of total liabilities from borrowings and financing (2018 – 53.6%), less the contracted currency hedging transactions. To minimize this type of risk, the Company entered into currency hedges with financial institutions for part of the foreign currency-denominated interest payments made in 2019. The Company hedged 67% of its total dollar-denominated debt service in 2019 through hedging transactions in the form of currency forwards and foreign currency-denominated cash investments. At the end of December 2019, approximately 32% of the US dollar-denominated debt for 2020 was hedged by cash in US dollars (natural hedge). Additionally, the Company hedged part of the Company’s US dollar-denominated operating expenses.

The currency hedging percentage for purposes of covenant compliance and the financial expenses of the existing borrowings and financing, including the impacts of changes in foreign exchange rates on the fair value adjustment gain, is 50.1%.

Foreign currency-denominated financial assets and financial liabilities are presented in the balance sheet as follows (includes intragroup balances transferred to Company amounts):

	COMPANY
	2019		2018
	Carrying amount	Fair value	Carrying amount	Fair value
Financial assets
Cash and banks	108,160	108,160	39,779	39,779
Cash equivalents			153,428	153,428
Due from related parties	5,583,816	5,583,816	11,960,680	11,960,680
Held-for-sale assets
Held-for-sale financial asset	1,474,699	1,474,699	1,843,778	1,843,778
Dividends receivable	2,435,014	2,435,014	2,566,935	2,566,935
Financial liabilities
Borrowings and financing (Note 20)	7,683,578	7,683,578	7,131,350	7,863,274
Derivative financial instruments	1,152	1,152

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

	CONSOLIDATED
	2019		2018
	Carrying amount	Fair value	Carrying amount	Fair value
Financial assets
Cash and banks	400,874	400,874	70,116	70,116
Cash equivalents	1,096	1,096	154,514	154,514
Held-for-sale assets
Held-for-sale financial asset	1,474,699	1,474,699	1,843,778	1,843,778
Dividends receivable	2,435,014	2,435,014	2,566,935	2,566,935
Financial liabilities
Borrowings and financing (Note 20)	9,521,291	9,521,291	8,816,766	9,548,690
Derivative financial instruments	1,152	1,152

The amounts of the derivative financial instruments are summarized as follows:

	Derivatives designated for hedge accounting
			COMPANY		CONSOLIDATED
	Notional (US$)	Maturity (years)	Fair value		Fair value
			Amounts (payable)/receivable		Amounts (payable)/receivable
			2019	2018	2019	2018
USD/R$ Non-deliverable forwards (NDF)	17,000.00	< 1 year	(1,152)		(1,152)

At yearend, the main hedging transactions conducted with financial institutions with the objective minimizing the foreign exchange risk co cambial are as follows:

Non-deliverable Forward (NDF) contracts

US$/R$: Refer to future dollar purchase transactions using NDFs to hedge against the depreciation of the Brazilian real against the US dollar. The key strategy for these contracts is to eliminate foreign exchange differences during the contract period, mitigating unfavorable changes in foreign exchange rates on dollar-denominated debts or operating expenses.

As at December 31, 2019 and 2018, the Company recognized as result of derivative transactions the amounts shown below:

	COMPANY		CONSOLIDATED
	2019	2018	2019	2018
Forward currency transaction – financial results	55,025		55,025
Forward currency transaction – operating results	17,088		17,088
Total	72,113		72,113

And the movements in foreign exchange hedges designated for hedge accounting were recognized in other comprehensive income.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Table of movements in hedge accounting effects in other comprehensive income
	COMPANY	CONSOLIDATED
Balance in 2018
Results of designated hedges	11,901	11,901
Amortization of hedges to profit or loss	(13,053)	(13,053)
Balance in 2019	(1,152)	(1,152)

Foreign exchange risk sensitivity analysis

As established by CVM Instruction 475, as at December 31, 2019, management estimated the depreciation scenarios of the Brazilian real in relation to other currencies, at the end of the reporting period.

For purposes of this Instruction, however, the rates used for the probable scenario were the rates prevailing at the end of December 2019. The probable rates were then depreciated by 25% and 50% and used as benchmark for the possible and remote scenarios, respectively.

	Rate
Description	2019	Depreciation
Probable scenario
U.S. dollar	4.0307	0%
Euro	4.5305	0%
Possible scenario
U.S. dollar	5.0384	25%
Euro	5.6631	25%
Remote scenario
U.S. dollar	6.0461	50%
Euro	6.7958	50%

The impacts of foreign exchange exposure on the foreign currency-denominated debt, considering offshore derivatives and cash, in the sensitivity scenarios estimated by the Company, are shown in the table below (excludes intragroup balances):

		2019
		COMPANY			CONSOLIDATED
Description	Individual risk	Probable scenario	Possible scenario	Remote scenario	Probable scenario	Possible scenario	Remote scenario
US dollar debts	Dollar appreciation	9,200,284	11,500,355	13,800,426	15,594,278	19,492,848	23,391,418
US dollar cash	Dollar depreciation	(68,124)	(85,155)	(102,186)	(283,409)	(354,261)	(425,113)
Euro debt	Euro appreciation	185,237	231,547	277,856	2,711,459	3,389,323	4,067,188
Euro cash	Euro depreciation	(40,036)	(50,045)	(60,054)	(112,796)	(140,995)	(169,194)
Fair value adjustment	Dollar/euro depreciation	(2,434,118)	(3,042,647)	(3,651,176)	(8,772,305)	(10,965,381)	(13,158,458)
Total assets/liabilities indexed to exchange fluctuation		6,843,243	8,554,055	10,264,866	9,137,227	11,421,534	13,705,841
Total (gain) loss			1,710,812	3,421,623		2,284,307	4,568,614

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(b)           Interest rate risk

Financial assets

Cash equivalents and cash investments in local currency are substantially maintained in financial investment funds exclusively managed for the Company and its subsidiaries, and investments in private securities issued by prime financial institutions.

The interest rate risk linked to these assets arises from the possibility of decreases in these rates and consequent decrease in the return on these assets.

Financial liabilities

The Company and its subsidiaries have borrowings and financing subject to floating interest rates, based on the Long-term Interest Rate (TJLP), the CDI, or the Benchmark Rate in the case of real-denominated debt as at December 31, 2019. After the approval of the JRP, the Company does not have borrowings and financing subject to foreign currency-denominated floating interest rate.

As at December 31, 2019, approximately 47.5% (46.0% at December 31, 2018) of the incurred debt was subject to floating interest rates. The most material exposure of Company’s and its subsidiaries’ debt after is to CDI.  Therefore, a continued increase in this interest rate would have an adverse impact on future interest payments.

These assets and liabilities are presented in the balance sheet as follows:

	COMPANY
	2019		2018
	Carrying amount	Market value	Carrying amount	Market value
Financial assets
Cash equivalents	797,502	797,502	1,363,177	1,363,177
Cash investments	182,696	182,696	195,639	195,639
Financial liabilities
Borrowings and financing (Note 20)	3,724,989	3,724,989	3,203,648	3,203,648

	CONSOLIDATED
	2019		2018
	Carrying amount	Market value	Carrying amount	Market value
Financial assets
Cash equivalents	1,504,986	1,504,986	3,943,324	3,943,324
Cash investments	217,792	217,792	238,962	238,962
Financial liabilities
Borrowings and financing (Note 20)	8,705,458	8,705,458	7,633,140	7,633,140

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Interest rate fluctuation risk sensitivity analysis

Management believes that the most material risk related to interest rate fluctuations arises from its liabilities pegged to the CDI and TJLP. This risk is associated to an increase in those rates. The TJLP rate remained stable at 7.0% p.a. from April 1, 2017 to December 31, 2017. Beginning January 1, 2018, the TJLP was being successively reduced: 6.75% per year up to March 2018, 6.6% per year from April to June 2018, and 6.56% from July to September 2018. In turn, from October to December 2018 this rate was increased to 6.98% per year, it was increased to 7.03%, from January to March 2019, to 7.03%, and reduced again from April to June to 6.26%, from July to September to 5.95%, and from October to December to 5.57%. At the end of the quarter the National Monetary Council decided to reduce this rate again to 5.09% per year, effective for January-March 2020.

As required by CVM Instruction 475, Management estimated the fluctuation scenarios of the rates CDI and TJLP as at December 31, 2019. The rates used for the probable scenario were the rates prevailing at the end of the reporting year.

For purposes of this Instruction, however, these rates have been stressed by 25% and 50%, and used as benchmark for the possible and remote scenarios.

2019
Interest rate scenarios
Probable scenario		Possible scenario		Remote scenario
CDI	TJLP	CDI	TJLP	CDI	TJLP
4.59%	5.57%	5.74%	6.96%	6.89%	8.36%

Such sensitivity analysis considers payment outflows in future dates. Thus, the aggregate of the amounts for each scenario is not equivalent to the fair values, or even the present values of these liabilities.

The impacts of exposure to interest rates, in the sensitivity scenarios estimated by the Company, are shown in the table below:

		2019
		COMPANY			CONSOLIDATED
Description	Individual risk	Probable scenario	Possible scenario	Remote scenario	Probable scenario	Possible scenario	Remote scenario
Debt pegged to CDI	CDI increase	2,592,351	3,326,581	4,095,263	4,601,044	5,330,277	6,583,653
Debt pegged to TJLP	TJLP increase	863,312	1,029,691	1,203,081	3,221,576	4,232,356	4,972,246
Total assets/liabilities pegged to the interest rate		3,455,663	4,356,272	5,298,344	7,822,620	9,562,633	11,555,899
Total (gain) loss			900,609	1,842,681		1,740,013	3,733,279

3.2.2.      Credit risk

The concentration of credit risk associated to trade receivables is immaterial due to the diversification of the portfolio. Doubtful receivables are adequately covered by an allowance for doubtful accounts.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Transactions with financial institutions (cash investments and borrowings and financing) are made with prime entities, avoiding the concentration risk. The credit risk of financial investments is assessed by setting caps for investment in the counterparts, taking into consideration the ratings released by the main international risk rating agencies for each one of such counterparts. As at December 31, 2019, approximately 80.92% of the consolidated cash investments were made with counterparties with an AAA, AA, A, and sovereign risk rating.

3.2.3.      Liquidity risk

The liquidity risk also arises from the possibility of the Company being unable to discharge its liabilities on maturity dates and obtain cash due to market liquidity restrictions. Management uses its resources mainly to fund capital expenditures incurred on the expansion and upgrading of the network, invest in new businesses.

The Company’s management monitors the continual forecasts of the liquidity requirements to ensure that the company has sufficient cash to meet its operating needs and fund capital expenditure to modernize and expand its network.

At the beginning of 2019, Oi completed the capital increase provided for in the JRP. With this increase, the Company received R$4.0 billion, which were allocated to the incremental CAPEX Plan, directed to the expansion of the mobile and fixed infrastructure, while focused primarily on the fiber optics project. In addition to the capital increase, to finance the incremental CAPEX associated to the Strategic Plan, the Company plans to divest unessential and release cash through non-operating event such as, for example, tax credits. Added to this debt is the issue of up to R$2.5 billion in simple, nonconvertible debentures by Oi Móvel, a prepetition financing line, in the form of DIP Financing, in line with the provisions of Clause 5.3 of the Company’s PRJ.

Capital management

The Company seeks to manage its equity structure according to best market practices.

The objective of the Company’s capital management strategy is to ensure that liquidity levels and financial leverage allow the sustained growth of the Group, the compliance with the strategic investment plan, and generation of returns to our shareholders.

We may change our capital structure, according to existing economic and financial conditions, to optimize our financial leverage and debt management.

The indicators used to measure capital structure management are: gross debt to accumulated twelve-month EBITDA (earnings before interest (financial income and expenses), taxes, depreciation, and amortization), and the interest coverage ratio, as shown below:

Goss debt-to-EBITDA	between 2x and 4.0x
Interest coverage ratio (*)	higher than 1.75

(*) Measure the Company’s capacity to cover its future interest obligations.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

3.2.4.      Risk of accelerated maturity of borrowings and financing

Any default event in some debt instruments of the Company and its subsidiaries might result in accelerated maturity of other borrowings and financing. Currently, the Company does not anticipate any risk of default on any of its regular cash obligations.

The risk of accelerated maturity arising from noncompliance of financial covenants associated to the debt is detailed in Note 20, in the section ‘Covenants’.

4.              NET OPERATING REVENUE

	COMPANY		CONSOLIDATED
	2019	2018	2019	2018

Gross operating revenue	4,919,559	6,018,117	27,218,787	30,426,548

Deductions from gross revenue	(1,192,859)	(1,487,366)	(7,082,604)	(8,366,534)
Taxes	(1,188,127)	(1,480,121)	(5,641,876)	(6,725,356)
Other deductions	(4,732)	(7,245)	(1,440,728)	(1,641,178)

Net operating revenue	3,726,700	4,530,751	20,136,183	22,060,014

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

5.              REVENUE AND EXPENSES BY NATURE

	COMPANY		CONSOLIDATED
	2019	2018	2019	2018
Net operating revenue	3,726,700	4,530,751	20,136,183	22,060,014
Operating income (expenses):
Interconnection	(93,123)	(155,689)	(487,413)	(658,068)
Personnel (i)	(436,163)	(447,970)	(2,528,823)	(2,594,464)
Third-party services	(1,130,455)	(1,175,096)	(6,030,542)	(5,924,556)
Grid maintenance service	(635,591)	(685,633)	(1,014,432)	(1,104,015)
Handset and other costs			(170,860)	(196,347)
Advertising and publicity	(91,187)	(87,107)	(497,278)	(382,091)
Rentals and insurance (ii)	(440,359)	(556,500)	(2,575,862)	(4,200,212)
(Provisions)/reversals	322,692	(131,630)	(216,438)	(202,268)
Expected losses on trade receivables	(116,676)	(99,622)	(489,396)	(697,324)
Impairment losses (iii)	(2,111,022)	(291,758)	(2,111,022)	(291,758)
Taxes and other income (expenses) (iv)	(5,445,549)	(2,611,724)	(110,568)	(249,688)
Other operating income (expenses), net (v)	572,047	(1,194,783)	(6,974)	(5,016,358)
Operating expenses excluding depreciation and amortization	(9,605,386)	(7,437,512)	(16,239,608)	(21,517,149)
Depreciation and amortization (ii)	(1,736,318)	(1,707,298)	(6,873,945)	(5,811,123)
Total operating expenses	(11,341,704)	(9,144,810)	(23,113,553)	(27,328,272)
Loss before financial income (expenses) and taxes	(7,615,004)	(4,614,059)	(2,977,370)	(5,268,258)
Financial income (expenses):
Financial income	2,653,026	30,118,209	2,662,463	30,950,461
Financial expenses (ii)	(4,027,168)	(3,498,805)	(8,772,181)	(4,341,595)
Total financial income (expenses)	(1,374,142)	26,619,404	(6,109,718)	26,608,866
Pre-tax profit (loss)	(8,989,146)	22,005,345	(9,087,088)	21,340,608
Income tax and social contribution	(11,288)	2,585,795	(8,019)	3,274,947
Profit (loss) for the year	(9,000,434)	24,591,140	(9,095,107)	24,615,555
Profit (loss) attributable to the Company’s owners	(9,000,434)	24,591,140	(9,000,434)	24,591,140
Profit (loss) attributable to non-controlling interests			(94,673)	24,415

Operating expenses by function:

Cost of sales and/or services	(3,063,156)	(3,279,569)	(15,314,814)	(16,179,100)
Selling expenses	(826,647)	(834,002)	(3,547,684)	(3,853,002)
General and administrative expenses	(860,290)	(889,557)	(2,782,300)	(2,738,718)
Other operating income	1,747,031	705,998	4,527,710	2,204,134
Other operating expenses	(2,168,841)	(1,813,616)	(5,991,291)	(6,748,094)
Share of results of investees	(6,169,801)	(3,034,064)	(5,174)	(13,492)
Total operating expenses	(11,341,704)	(9,144,810)	(23,113,553)	(27,328,272)

(i)          Takes into consideration employee training expenses amounting to R$34,551 (R$9,478 in 2018) on a consolidated basis.

(ii)        The semiannual comparison was impacted by the adoption of IFRS 16/CPC 06 (R2) Leases beginning January 1, 2019 (Note 2(d)).

(iii)       As required by CPC 01/IAS 36, the Company conducts annually an impairment test of its assets with finite useful lives and recognizes an impairment loss related to the expected future profitability of such assets. The Company took into consideration in its assumptions for the 2019 impairment test, among other aspects, the Strategic Plan disclosed in July 2019. The plan rests on transformation actions, focused on improving operational and financial performance (see Note 17).

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(iv)       Includes the share of profit (loss) of investees.

(v)        In 2019, refers primarily to: (a) the recognition of other income from PIS and COFINS credits arising on the deduction of ICMS from PIS and COFINS tax base, as well as the recovery of unduly paid amounts on that tax base, as ruled in the final and unappealable court decision issued in March and September 2019, amounting to R$592,770 in the Company and R$1,517,919 on a consolidated basis (Note 11) and (b) the recognition of expenses on the provision related to an onerous contract for the supply of satellite capacity, amounting to R$1,230,820 on a consolidated basis (Note 25), and (c) recognition of expenses related to the derecognition arising from the reconciliation of prior periods’ tax credits and incentives, which are not expected to be realized, amounting to R$167,395 on a consolidated basis. In 2018 refers basically to: (a) expenses on the provision related to the recognition of the onerous contract for the provision of submarine cable capacity, amounting to R$1,333,228 in the Company and R$4,883,620 on a consolidated basis; and (b) recognition of income from the reversal of the provision for the contingency, amounting to R$151,085 in the Company and R$109,242 on a consolidated basis, arising from the reprocessing of the provision estimation model taking into account the new profile and history of discontinuation of lawsuits in the context of the approval and ratification of the JRP.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

6.              FINANCIAL INCOME (EXPENSES)

	COMPANY		CONSOLIDATED
	2019	2018	2019	2018
Financial income
Fair value adjustment (i)	15,567	5,256,401	48,756	13,290,262
Inflation adjustment and foreign exchange differences on the fair value adjustment	107,295	441,963	334,269	1,398,594
Gain on the restructuring of third-party borrowings (ii)		3,269,609		11,054,800
Interest on and inflation adjustment to other assets (iii)	945,770	474,278	1,922,176	808,764
Income from cash investments	161,772	126,740	238,828	316,880
Interest and foreign exchange differences on intragroup loans (iv)	1,344,267	20,026,653
Exchange differences on translating foreign cash investments	(51,542)	(8,033)	(52,013)	1,329
Reversal of interest and other income (v)	129,897	530,598	170,447	4,079,832
Total	2,653,026	30,118,209	2,662,463	30,950,461

Financial expenses and other charges
a) Borrowing and financing costs
Recognition of fair value adjustment	(408,633)	(338,221)	(910,491)	(760,197)
Inflation adjustment to and exchange losses on third-party borrowings (vi)	(345,931)	(1,294,236)	(640,068)	(2,493,618)
Interest on borrowings from third parties (vii)	(891,140)	622,237	(1,295,545)	1,299,094
Interest on debentures (vii)	(206,870)	596,279	(322,218)	493,833
Interest and foreign exchange differences on intragroup loans (viii)	(930,426)	(1,857,517)
Subtotal:	(2,783,000)	(2,271,458)	(3,168,322)	(1,460,888)
b) Other charges
Interest on leases	(74,479)		(948,973)
Gain (loss) on cash investments classified as held for sale	145,325	292,079	(237,593)	292,700
Tax on transactions and bank fees	(123,512)	(422,319)	(456,579)	(870,488)
Interest on, inflation adjustment to, and foreign exchange differences on other liabilities (ix)	(556,332)	(417,944)	(1,854,304)	(1,251,215)
Inflation adjustment to (provisions)/reversals (x)	(420,770)	52,901	(1,620,378)	(226,870)
Interest on taxes in installments - tax financing program	(9,331)	(20,667)	(16,159)	(28,079)
Derivative transactions	55,025		55,025
Other expenses (x)	(260,094)	(711,397)	(524,898)	(796,755)
Subtotal:	(1,244,168)	(1,227,347)	(5,603,859)	(2,880,707)
Total	(4,027,168)	(3,498,805)	(8,772,181)	(4,341,595)
Financial income (expenses)	(1,374,142)	26,619,404	(6,109,718)	26,608,866

(i)          In 2018, refers to the recognition of the fair value of third-party borrowings and financing arising from the impacts of the ratification of the JRP.

(ii)        In 2018, refers basically to the positive impact of the novation of the debt represented by the qualified Senior Notes, calculated pursuant to the JRP.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(iii)       In 2019, refers to the accounting recognition amounting to R$894 million in the Company and R$2,100 million on a consolidated basis related to the inflation adjustment to PIS and COFINS credits arising from the deduction of ICMS from the tax base of PIS and COFINS, as well as the recovery of unduly paid amounts as PIS and COFINS, under a final and unappealable court decision reached in March and September 2019, as described in Note 11.

(iv)       In 2018, in the Company includes R$18,672 million in fair value adjustment to intragroup loans.

(v)        In 2018, represented mainly by the reversal of the interest expenses on debt included in the JRP, adjusted in the period prior to the ratification of the Plan amounting to R$3,013 million and adjustment of trade payables and default payment to fair value amounting to R$877 million, on a consolidated basis.

(vi)       In 2018, in the Company and on a consolidated basis, includes R$555 million related to the capital gain associated to the novation of debts arising on the Senior Notes.

(vii)      In 2018, on a consolidated basis, represented mainly by the reversal of interest on the debt included in the JRP amounting to R$3,115 million and interest expenses on novated debt and debentures totaling R$167 million.

(viii)    In 2018, in the Company includes R$1,157 million in fair value adjustment to intragroup loans.

(ix)       This line item includes interest related to the present value adjustment associated with the liabilities of onerous contracts and trade payables subject to the Judicial Reorganization.

(x)        In 2019, includes the impact arising on the review of the provision estimate calculation methodology of the labor and civil contingencies, supported by the loss risk assessment made by the Company’s legal advisors.

(xi)       Represented mainly by financial banking fees and commissions.

7.              INCOME TAX AND SOCIAL CONTRIBUTION

Income taxes encompass the income tax and the social contribution. The income tax rate is 25% and the social contribution rate is 9%, generating aggregate nominal tax rate of 34%.

The provision for income tax and social contribution is broken down as follows:

	COMPANY		CONSOLIDATED
	2019	2018	2019	2018
Income tax and social contribution
Current taxes	797	(24,557)	(77,060)	115,706
Deferred taxes (Note 10)	(12,085)	2,610,352	69,041	3,159,241
Total	(11,288)	2,585,795	(8,019)	3,274,947

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

	COMPANY		CONSOLIDATED
	2019	2018	2019	2018
Pre-tax profit (loss)	(8,989,146)	22,005,345	(9,087,088)	21,340,608
Income tax and social contribution
Income tax and social contribution on taxed income	3,056,310	(7,481,817)	3,089,610	(7,255,807)
Equity in investees	(2,097,732)	(1,031,582)	(1,759)	(4,587)
Tax effect of interest on capital	(22)
Tax incentives (basically, operating profit) (i)	37	62	1,263	3,068
Permanent deductions (add-backs) (ii)	(38,419)	8,351,671	(312,512)	13,285,260
Reversal of (Allowance for) impairment losses on deferred tax assets (iii)	(931,462)	2,747,461	(2,474,232)	(2,757,044)
Tax effects of deferred tax assets of foreign subsidiaries (iv)			(310,389)	4,057
Income tax and social contribution effect on profit or loss	(11,288)	2,585,795	(8,019)	3,274,947

(i)          Refers basically to the exploration profit recognized in the profit or loss of subsidiary Oi Móvel pursuant to Law 11638/2007.

(ii)        In 2019, the tax effects from permanent add-backs are represented mainly by the recognition of the fair value adjustment to the restructured liabilities included in the JRP. In 2018 the main tax effects from permanent deductions arising from the recognition of the restructuring of the liabilities included in the JRP.

(iii)       Refers to the reversal (recognition) of the allowance for the realizable value (impairment) of deferred tax assets (Note 10).

(iv)       Refers to the effects of unrecognized deferred tax assets held by foreign subsidiaries that do not have a history of profitability and/or an expectation to generate taxable income.

8.              CASH, CASH EQUIVALENTS AND CASH INVESTMENTS

Cash investments made by the Company and its subsidiaries in the years ended December 31, 2019 and 2018 are measured at their fair values.

(a)            Cash and cash equivalents

	COMPANY		CONSOLIDATED
	2019	2018	2019	2018
Cash and banks	152,465	152,454	575,863	287,491
Cash equivalents	797,502	1,516,605	1,506,082	4,097,838
Total	949,967	1,669,059	2,081,945	4,385,329

	COMPANY		CONSOLIDATED
	2019	2018	2019	2018
Repurchase agreements	619,892	868,834	1,192,708	2,742,731
Certificated of Bank Deposit (CDB)	90,427	127,685	173,854	301,632
Private securities	84,467	364,014	134,818	895,073
Time deposits		153,428	1,096	154,514
Other	2,716	2,644	3,606	3,888
Cash equivalents	797,502	1,516,605	1,506,082	4,097,838

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(b)           Cash investments

	COMPANY		CONSOLIDATED
	2019	2018	2019	2018
Private securities	167,084	180,159	196,203	213,653
Government securities	15,612	15,480	21,589	25,309
Total	182,696	195,639	217,792	238,962
Current	177,869	190,779	183,850	201,975
Non-current	4,827	4,860	33,942	36,987

The Company and its subsidiaries hold cash investments in Brazil and abroad for the purpose of earning interest on cash, benchmarked to CDI in Brazil, LIBOR for the US dollar-denominated portion, and EURIBOR for the euro-denominated portion.

The amounts of cash equivalents and short-term investments are basically invested through exclusive investment funds, and most of the portfolio consists of Government Securities with yield pegged to the SELIC rate. The portfolio is preferably allocated to highly liquid spot market instruments for all investments.

9.              ACCOUNTS RECEIVABLE

	COMPANY[1]		CONSOLIDATED
	2019	2018	2019	2018
Billed services	1,348,859	1,014,798	5,910,643	5,699,817
Unbilled services	401,008	453,985	842,726	984,062
Handheld devices, accessories, and other assets	95,354	115,632	354,928	619,821
Subtotal	1,845,221	1,584,415	7,108,297	7,303,700
Expected losses on trade receivables	(461,957)	(390,728)	(773,771)	(787,145)
Total	1,383,264	1,193,687	6,334,526	6,516,555

1 This amount includes the related-party balances, as shown in Note 29.

The aging list of trade receivables is as follows:

	COMPANY		CONSOLIDATED
	2019	2018	2019	2018
Current	1,617,990	1,259,070	5,118,874	5,167,408
Past-due up to 60 days	114,255	177,222	527,459	672,673
Past-due from 61 to 90 days	17,282	29,906	104,694	131,798
Past-due from 91 to 120 days	12,066	26,078	99,299	132,562
Past-due from 121 to 150 days	12,004	19,840	83,083	104,628
Over 150 days past-due	71,624	72,299	1,174,888	1,094,631
Total	1,845,221	1,584,415	7,108,297	7,303,700

The movements in expected credit losses on trade receivables are as follows:

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

	COMPANY	CONSOLIDATED
Balance at Jan 1, 2018	(330,845)	(547,485)
Expected losses on trade receivables	(99,629)	(843,681)
Trade receivables written off as uncollectible	162,221	976,998
CPC 48/IFRS 9 adoption (*)	(122,475)	(372,977)
Balance in 2018	(390,728)	(787,145)
Expected losses on trade receivables	(116,676)	(488,269)
Trade receivables written off as uncollectible	45,447	501,643
Balance in 2019	(461,957)	(773,771)

(*) Impact of the first-time recognition, at January 1, 2018, of CPC 48/IFRS 9 as a contra entry to Accumulated losses in Shareholders’ equity.

10.           CURRENT AND DEFERRED INCOME TAXES

	ASSETS
	COMPANY		CONSOLIDATED
	2019	2018	2019	2018
Current recoverable taxes
Recoverable income tax (IRPJ) (i)	13,215	72,936	209,513	287,472
Recoverable social contribution (CSLL) (i)	3	4,349	81,215	91,996
IRRF/CSLL - withholding income taxes (ii)	61,506	69,141	251,998	241,778
Total current	74,724	146,426	542,726	621,246

Deferred recoverable taxes
Income tax and social contribution on temporary differences1			99,175	23,050
Total non-current			99,175	23,050

	LIABILITIES
	COMPANY		CONSOLIDATED
	2019	2018	2019	2018
Current taxes payable
Income tax payable		705	54,358	21,628
Social contribution payable		258	12,296	5,398
Total current		963	66,654	27,026

Deferred taxes payable
Income tax and social contribution on temporary differences[1]	12,085
Total non-current	12,085

1 See movements table below

(i)             Refer mainly to prepaid income tax and social contribution that will be offset against federal taxes payable in the future.

(ii)            Refer to withholding income tax (IRRF) credits on cash investments, derivatives, intragroup loans, government entities, and other amounts that are used as deductions from income tax payable for the years, and social contribution withheld at source on services provided to government agencies.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Movements in deferred income tax and social contribution

	COMPANY
	Balance in 2018	Recognized in deferred tax benefit/ expenses	Recognized directly in equity	Balance in 2019
Deferred tax assets arising on:
Temporary differences
Provisions	736,907	(396,466)		340,441
Provisions for suspended taxes	20,369	101,436		121,805
Provisions for pension funds and impacts of CPC 33 (R1) (IAS 19 R)	(14,762)	(3,341)	4,846	(13,257)
Expected losses on trade receivables	173,766	545		174,311
Profit sharing	18,115	(962)		17,153
Foreign exchange differences	732,978	210,077		943,055
Merged goodwill (i)	1,690,507	(278,759)		1,411,748
Other temporary add-backs and deductions	212,929	14,841	2,557	230,327
Onerous obligation	417,123	13,641		430,764
Deferred taxes on temporary differences	3,987,932	(338,988)	7,403	3,656,347
CSLL tax loss carryforwards	4,125,910	286,241	25,095	4,437,246
Total deferred tax assets	8,113,842	(52,747)	32,498	8,093,593
Deferred tax liabilities
Temporary differences and income tax and social contribution of goodwill (ii)	(2,150,343)	972,125		(1,178,218)
Allowance for impairment loss (iii)	(5,963,499)	(931,463)	(32,498)	(6,927,460)
Total deferred tax assets (liabilities)		(12,085)		(12,085)

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

	CONSOLIDATED
	Balance in 2018	Recognized in deferred tax benefit/ expenses	Recognized directly in equity	Add-backs/ Offsets	Balance in 2019
Deferred tax assets arising on:
Temporary differences
Provisions	1,244,246	(68,999)			1,175,247
Provisions for suspended taxes	29,555	134,999			164,554
Provisions for pension funds and impacts of CPC 33 (R1) (IAS 19 R)	(14,095)	(3,341)	3,331		(14,105)
Expected losses on trade receivables	478,827	(46,407)			432,420
Profit sharing	94,504	(13,185)			81,319
Foreign exchange differences	1,403,193	333,740			1,736,933
Merged goodwill (i)	1,690,508	(278,759)			1,411,749
Other temporary add-backs and deductions	177,085	773,610	2,557		953,252
Onerous obligation	1,527,924	449,900			1,977,824
Deferred taxes on temporary differences	6,631,747	1,281,558	5,888		7,919,193
CSLL tax loss carryforwards	13,703,529	1,033,425	25,095	38	14,762,087
Total deferred tax assets	20,335,276	2,314,983	30,983	38	22,681,280
Deferred tax liabilities
Temporary differences and income tax and social contribution of goodwill (ii)	(2,532,682)	235,338			(2,297,344)
Allowance for impairment loss (iii)	(17,779,544)	(2,474,234)	(30,983)		(20,284,761)
Total deferred tax assets (liabilities)	23,050	76,087 [2]		38	99,175

2   The expenses on deferred taxes disclosed in Note 6 include R$7,046 in deferred taxes of foreign operations classified as held-for-sale assets.

(i)             Refer to: (i) deferred income tax and social contribution assets calculated as tax benefit originating from the goodwill paid on acquisition of the Company and recognized by the merged companies in the course of 2009. The realization of the tax credit arises from the amortization of the goodwill balance based on the STFC license and in the appreciation of property, plant and equipment, the utilization of which is estimated to occur through 2025, and (ii) deferred income tax and social contribution assets originating from the goodwill paid on the acquisition of interests in the Company in 2008-2011, recognized by the companies merged with and into Telemar Participações S.A. (“TmarPart”) and by TmarPart merged with and into the Company on September 1, 2015, which was based on the Company’s expected future profitability and the amortization of which is estimated to occur through 2025.

(ii)            Refers basically to the tax effects on the appreciation of property, plant and equipment and intangible assets, merged from TmarPart.

(iii)          The Company, based on the schedule of expected generation of future taxable income, supported by a technical feasibility study and the comparison with the estimate of the annual realization amount of asset and liability temporary differences, revised its deferred taxes recovery estimate and identified and recognized an allowance at recoverable amount.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The stock of tax loss carryforwards in Brazil and foreign subsidiaries is approximately R$32,805,092 and R$14,433,424, and corresponds to R$11,153,731 and R$3,608,356 in deferred tax assets, respectively, which can be carried forward indefinitely and offset against taxes payable in the future.

11.           OTHER TAXES

	ASSETS
	COMPANY		CONSOLIDATED
	2019	2018	2019	2018
Recoverable State VAT (ICMS) (i)	254,684	280,166	1,301,684	1,240,353
PIS and COFINS (ii)	1,463,569	100,181	2,736,009	215,860
Other	54	23	47,257	63,015
Total	1,718,307	380,370	4,084,950	1,519,228
Current	485,428	232,961	1,089,391	803,252
Non-current	1,232,879	147,409	2,995,559	715,976

	LIABILITIES
	COMPANY		CONSOLIDATED
	2019	2018	2019	2018
State VAT (ICMS)	141,147	197,606	526,618	556,693
ICMS Convention No. 69/1998	46,681	23,602	220,467	34,113
PIS and COFINS (iii)	311,597	23,731	574,063	235,319
FUST/FUNTTEL/broadcasting fees (iv)	204,219	199,528	669,193	655,022
Other (v)	7,338	12,242	120,460	181,437
Total	710,982	456,709	2,110,801	1,662,584
Current	172,674	233,714	886,763	1,033,868
Non-current	538,308	222,995	1,224,038	628,716

(i)      Recoverable ICMS arises mostly from prepaid taxes and credits claimed on purchases of property, plant and equipment, which can be offset against ICMS payable within 48 months, pursuant to Supplementary Law 102/2000.

(ii)     The Company and its subsidiaries filed legal proceedings to claim the right to deduct ICMS from the PIS and COFINS tax bases and the recovery of past unduly paid amounts, within the relevant statute of limitations.

In 2019, the 1st and 2nd Region Federal Courts (Brasília and Rio de Janeiro) issued final and unappealable decisions favorable to the Company on two of the three main lawsuits of the Company relating to the discussion about the non-levy of PIS and COFINS on ICMS.

These credits were cleared for offset by the Federal Revenue Service between May and October 2019 so that the Company has been using them to pay federal taxes due since June 2019. The total amount of the credit was approximately R$3 billion, added to the three lawsuits.

(iii)   Refers basically to the Social Integration Program Tax on Revenue (PIS) and Social Security Funding Tax on Revenue (COFINS) on revenue, financial income, and other income.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(iv)   The Company and its subsidiaries Telemar and Oi Móvel filed lawsuits to discuss the correct calculation of the contribution to the FUST and in the course of the lawsuits made escrow deposits to suspend its collection. These discussions are also being judged by higher courts and a possible transformation of the deposited amounts into definitive payments should not occur within two (2) years.

(v)     Consisting primarily of inflation adjustment to suspended taxes and withholding tax on intragroup loans and interest on capital.

12.           JUDICIAL DEPOSITS

In some situations the Company makes, as ordered by courts or even at its own discretion to provide guarantees, judicial deposits to ensure the continuity of ongoing lawsuits. These judicial deposits can be required for lawsuits with a likelihood of loss, as assessed by the Company based on the opinion of its legal counselors, as probable, possible, or remote.

As set forth by relevant legislation, judicial deposits are adjusted for inflation.

	COMPANY		CONSOLIDATED
	2019	2018	2019	2018
Civil	3,201,414	3,746,025	5,027,848	5,849,978
Tax	771,995	801,340	2,301,986	2,337,508
Labor	337,741	583,723	883,125	1,197,144
Subtotal:	4,311,150	5,131,088	8,212,959	9,384,630
Estimated loss (i)	(20,920)	(444,407)	(47,112)	(649,910)
Total	4,290,230	4,686,681	8,165,847	8,734,720
Current	1,198,219	1,348,700	1,514,464	1,715,934
Non-current	3,092,011	3,337,981	6,651,383	7,018,786

(i) This amount represents the estimated loss of balances of judicial deposits, which are in the process of reconciliation with the obtained statements.

13.           PREPAID EXPENSES

	COMPANY		CONSOLIDATED
	2019	2018	2019	2018
Costs incurred on the performance of a contract (IFRS 15)	236,319	238,648	1,016,337	912,538
Advertising and publicity	814	580	55,695	135,049
Bank guarantee	6,888	15,840	31,297	40,690
Insurance	10,868	22,458	25,807	48,865
Contractual prepaid expenses		16,195		47,771
Other	6,437	10,873	124,944	81,590
Total	261,326	304,594	1,254,080	1,266,503
Current	155,513	191,087	670,344	743,953
Non-current	105,813	113,507	583,736	522,550

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

14.           OTHER ASSETS

	COMPANY		CONSOLIDATED
	2019	2018	2019	2018
Sureties from related parties	56,754	67,621
Advances to and amounts recoverable from suppliers	124,760	382,783	767,900	621,376
Amounts receivable from the sale of property, plant and equipment items	81,998	85,684	302,947	305,155
Amounts receivable	9,589	211,786	53,406	202,834
Advances to employees	17,178	15,948	79,830	69,635
Other	45,895	43,234	85,739	131,532
Total	336,174	807,056	1,289,822	1,330,532
Current	303,509	787,119	852,155	1,079,670
Non-current	32,665	19,937	437,667	250,862

15.           INVESTMENTS

	COMPANY		CONSOLIDATED
	2019	2018	2019	2018
Investment in subsidiaries	14,483,150	16,917,150
Joint arrangements			28,632	31,488
Investments in associates			48,578	44,124
Tax incentives, net of allowances for losses	10,273	10,273	31,876	31,876
Other investments	3,799	3,799	24,679	10,352
Total	14,497,222	16,931,222	133,765	117,840

Summary of the movements in investment balances

	COMPANY	CONSOLIDATED
Balance at Jan 1, 2018	5,706,817	136,510
Share of results of investees (Note 5)	(3,034,064)	(13,492)
Share of subsidiaries’ and associates’ equity in investees	251,682	(2,270)
Reclassification of equity in investees to held-for-sale assets	89,802	5,491
Reclassification of equity in investees to the provision for equity deficiency	10,864,056
Capital increase in subsidiary (*)	3,000,000
Dividends and interest on capital	(23,899)
Other	76,828	(8,399)
Balance in 2018	16,931,222	117,840
Share of results of investees (Note 5)	(6,169,801)	(5,174)
Subsidiaries’ and associates’ share of other comprehensive income	6,926	2,469
Reclassification of equity in investees to held-for-sale assets	429,635	3,514
Reclassification of equity in investees to the provision for equity deficiency	462,676
Advance for future capital increase in subsidiary (**)	2,720,368
Dividends and interest on capital	(3,509)
Other	119,705	15,116
Balance in 2019	14,497,222	133,765

(*) Refers to the capital increase in subsidiary Telemar with the capitalization of receivables amounting to R$1,035,958 and R$1,964,042 in cash. Said capital increase used preapproved by ANATEL.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(**) Refers to the advance for capital increase held by subsidiary Telemar to discharge its universal service and quality maintenance obligations, totaling an approved R$2,900,000, which were included in January 2020. The actual capital increase will depend on a preapproval from ANATEL.

The main data related to direct equity interests in subsidiaries, for equity accounting purposes, are as follows:

			COMPANY
			2019
			In thousands of shares		Equity interests - %
Subsidiaries	Shareholders’ equity	Profit (loss) for the year	Common	Preferred	Total capital	Voting capital
Telemar	14,521,304	(5,277,122)	154,032,213	189,400,783	100	100
Rio Alto	4,004	176	215,538,129	215,538,129	100	100
Oi Holanda	(1,493,529)	(129,937)	100		100	100
Oi Serviços Financeiros	3,287	4,394	799		100	100
PTIF	(2,919,419)	(300,105)	0.042		100	100
CVTEL	(1,325)	(394)	18		100	100
Carrigans	107		0.100		100	100
PT Participações	3,421,062	(429,634)	1,000,000		100	100
Serede	(316,820)	(184,123)	24,431,651		17.51	17.51

	COMPANY
	2019
Subsidiaries	Equity in investees	Investment value	Provision for negative shareholders’ equity
Telemar	(5,277,122)	14,521,304
Rio Alto	176	4,004
Oi Holanda	(129,937)		1,493,529
Oi Serviços Financeiros	4,394	3,287
PTIF	(300,105)		2,919,419
CVTEL	(394)		1,325
Carrigans		107
Serede	(32,240)		55,476
Unrealized profits or losses with investees	(4,938)	(45,552)
Subtotal:	(5,740,166)	14,483,150	4,469,749
PT Participações (i)	(429,635)	3,421,062
Total	(6,169,801)	17,904,212	4,469,749

,

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

			COMPANY
			2018
			In thousands of shares		Equity interests - %
Subsidiaries	Shareholders’ equity	Profit (loss) for the year	Common	Preferred	Total capital	Voting capital
Telemar	16,951,431	7,993,697	154,032,213	189,400,783	100	100
Rio Alto	5,179	1,290	215,538,129	215,538,129	100	100
Oi Holanda	(4,154,419)	(3,184,592)	100		100	100
Oi Serviços Financeiros	1,050	6,749	799		100	100
PTIF	(7,232,738)	(7,772,366)	0.042		100	100
CVTEL	(902)	(343)	18		100	100
Carrigans	105		0.100		100	100
PT Participações (i)	3,721,549	(89,802)	1,000,000		100	100
Serede	(132,696)	103,164	24,431,651		17.51	17.51

	COMPANY
	2018
Subsidiaries	Equity in investees	Investment value	Provision for negative shareholders’ equity
Telemar	7,993,697	16,951,431
Rio Alto	1,290	5,179
Oi Holanda	(3,184,592)		4,154,419
Oi Serviços Financeiros	6,749	1,050
PTIF	(7,772,366)		7,255,948
CVTEL	(343)		902
Carrigans		105
Serede	18,962		23,235
Unrealized profits or losses with investees	(7,659)	(40,615)
Subtotal:	(2,944,262)	16,917,150	11,434,504
PT Participações (i)	(89,802)	3,721,549
Total	(3,034,064)	20,638,699	11,434,504

(i)          Refers to the share of profit (loss) of investees and the amount of the investments held in the operations in Africa and Asia, classified as held-for-sale assets.

(ii)        With the approval of the JRP, the Oi companies’ debts, represented by the bonds, were consolidated at Oi. To document these transactions it was necessary to enter into loan agreements between Oi and Oi Holanda, as well as between Oi and PTIF. These agreements provided for the possibility of paying and settling he total amount due through a capital increase, which was the approach effectively applied by Oi on January 31, 2019, amounting to €665,639,602.32 at Oi Holanda and €1,100,259.843.00 at PTIF.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Summarized financial information

	2019
Subsidiaries	Assets	Liabilities	Revenue
Telemar (1)	34,884,055	20,362,751	5,953,040
Oi Holanda (1)	1,090,870	2,584,399
PTIF (1)	832,548	3,751,967
Rio Alto	5,332	1,328
Oi Serviços Financeiros	21,372	18,085	643
CVTEL	9	1,334
Serede	1,362,990	1,679,809	2,610,353

(i) Amounts adjusted for consolidation and equity accounting purposes.

	2018
Subsidiaries	Assets	Liabilities	Revenue
Telemar (1)	33,718,348	16,766,917	6,818,068
Oi Holanda (1)	549,905	4,704,324
PTIF (1)	686,409	7,919,147
Rio Alto	5,269	90
Oi Serviços Financeiros	22,853	21,803	966
CVTEL	95	997
Serede	1,049,482	1,182,178	1,782,086

 (1) Amounts adjusted for consolidation and equity accounting purposes.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

16.           PROPERTY, PLANT AND EQUIPMENT

		COMPANY
	Works in progress	Automatic switching equipment	Transmission and other equipment (1)	Infrastructure	Buildings	Right of use - leases	Other assets	Total
Cost of PP&E (gross amount)
Balance at Jan 1, 2018	647,305	6,301,222	23,868,268	5,515,961	1,956,268		2,170,474	40,459,498
Additions	1,054,261		94,134	171,948	2,694		3,467	1,326,504
Write-offs	(4,458)		(3,553)	(87,616)	(3,344)		(1,559)	(100,530)
Transfers	(1,236,973)	3,882	476,311	729,435	7,057		20,288
Balance in 2018	460,135	6,305,104	24,435,160	6,329,728	1,962,675		2,192,670	41,685,472
Initial adoption of IFRS 16						624,232		624,232
Contractual changes						60,503		60,503
Additions	1,043,428		77,364	116,892		41,242	10,395	1,289,321
Write-offs	(20,089)		(38,925)	(95,302)		(16,237)	(72)	(170,625)
Transfers	(1,391,233)	3,315	787,364	492,602	13,039		94,913
Transfer to held-for-sale assets				(332)	(178,729)			(179,061)
Balance in 2019	92,241	6,308,419	25,260,963	6,843,588	1,796,985	709,740	2,297,906	43,309,842
Accumulated depreciation
Balance at Jan 1, 2018		(6,186,986)	(20,949,781)	(4,069,039)	(1,578,494)		(1,694,086)	(34,478,386)
Depreciation expenses		(19,310)	(438,858)	(381,076)	(37,005)		(40,001)	(916,250)
Write-offs			3,433	27,295	215		1,055	31,998
Balance in 2018		(6,206,296)	(21,385,206)	(4,422,820)	(1,615,284)		(1,733,032)	(35,362,638)
Depreciation expenses		(18,311)	(486,768)	(445,440)	(33,148)	(54,590)	(37,986)	(1,076,243)
Write-offs			35,409	82,114		3,981	(7,599)	113,905
Transfers			492	(546)	112		(58)
Transfer to held-for-sale assets				325	135,320			135,645
Balance in 2019		(6,224,607)	(21,836,073)	(4,786,367)	(1,513,000)	(50,609)	(1,778,675)	(36,189,331)
PP&E, net
Balance in 2018	460,135	98,808	3,049,954	1,906,908	347,391		459,638	6,322,834
Balance in 2019	92,241	83,812	3,424,890	2,057,221	283,985	659,131	519,231	7,120,511
Annual depreciation rate (average)		10%	12%	10%	9%	8%	15%

(1)     Transmission and other equipment include transmission and data communication equipment.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

		CONSOLIDATED
	Works in progress	Automatic switching equipment	Transmission and other equipment (1)	Infrastructure	Buildings	Right of use - leases	Other assets	Total
Cost of PP&E (gross amount)
Balance at Jan 1, 2018	3,434,113	20,008,955	59,082,061	28,341,491	4,471,481		6,217,467	121,555,568
Additions	5,117,872	487	383,088	388,988	10,721		39,471	5,940,627
Write-offs	(47,465)		(45,211)	(601,087)	(3,344)		(3,403)	(700,510)
Transfers	(5,152,907)	68,518	2,672,783	2,214,139	(15,168)		212,635
Balance in 2018	3,351,613	20,077,960	62,092,721	30,343,531	4,463,690		6,466,170	126,795,685
Initial adoption of IFRS 16						8,167,932		8,167,932
Contractual changes						520,809		520,809
Additions	6,870,257		226,022	295,795	5,054	283,494	96,435	7,777,057
Write-offs	(104,781)		(61,464)	(1,059,118)		(136,734)	(421)	(1,362,518)
Transfers	(7,958,762)	135,576	5,076,356	2,463,974	39,025		243,831
Transfer to held-for-sale assets				(50,854)	(271,292)			(322,146)
Reclassified from held-for-sale assets							781	781
Balance in 2019	2,158,327	20,213,536	67,333,635	31,993,328	4,236,477	8,835,501	6,806,796	141,577,600
Accumulated depreciation
Balance at Jan 1, 2018		(18,648,010)	(45,677,425)	(22,230,047)	(2,758,012)		(5,253,427)	(94,566,921)
Depreciation expenses		(292,524)	(2,251,574)	(1,246,471)	(90,348)		(407,396)	(4,288,313)
Write-offs			40,387	442,589	215		1,921	485,112
Transfers		(36)	(151)	(353)	33,570		(33,030)
Balance in 2018		(18,940,570)	(47,888,763)	(23,034,282)	(2,814,575)		(5,691,932)	(98,370,122)
Depreciation expenses		(271,449)	(2,519,706)	(1,456,608)	(101,432)	(952,225)	(247,836)	(5,549,256)
Write-offs			53,452	979,614		22,315	(7,514)	1,047,867
Transfers		85	(565)	(787)	776		491
Transfer to held-for-sale assets				16,267	189,198			205,465
Reclassified from held-for-sale assets							(720)	(720)
Balance in 2019		(19,211,934)	(50,355,582)	(23,495,796)	(2,726,033)	(929,910)	(5,947,511)	(102,666,766)
PP&E, net
Balance in 2018	3,351,613	1,137,390	14,203,958	7,309,249	1,649,115		774,238	28,425,563
Balance in 2019	2,158,327	1,001,602	16,978,053	8,497,532	1,510,444	7,905,591	859,285	38,910,834
Annual depreciation rate (average)		10%	12%	10%	9%	11%	15%

(1)  Transmission and other equipment include transmission and data communication equipment.

Additional disclosures

Pursuant to ANATEL’s concession agreements, the property, plant and equipment items of the Concessionaires that are indispensable for the provision of the Switched Fixed-line Telephony Services (“STFC”) provided for in said agreements are considered returnable assets.

As at December 31, 2019, the residual balance of the Company’s returnable assets is R$3,040,263 (R$2,900,922 in 2018 and consists of assets and installations in progress, switching and transmission equipment, payphones, outside network equipment, power equipment, and systems and operation support equipment. On a consolidated basis, this balance amounts to R$9,048,877 (R$8,218,006 in 2018).

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

In the year ended December 31, 2019, financial charges and transaction costs incurred on works in progress were capitalized at the average rate of 7% per year.

Movements in the rights of use - leases

		COMPANY
	Towers	Physical space	Vehicles	Real estate	Total
Balance in 2018
Initial adoption of IFRS 16	577,340	45,342		1,550	624,232
Contractual changes	59,944	559			60,503
Additions	14,342	1,816	25,084		41,242
Write-offs	(7,544)	(8,415)	(278)		(16,237)
Balance in 2019	644,082	39,302	24,806	1,550	709,740
Accumulated depreciation
Balance in 2018
Depreciation expenses	(45,096)	(6,108)	(3,175)	(211)	(54,590)
Write-offs	3,655	294	32		3,981
Balance in 2019	(41,441)	(5,814)	(3,143)	(211)	(50,609)
Right of use, net
Balance in 2018
Balance in 2019	602,641	33,488	21,663	1,339	659,131

	CONSOLIDATED
	Towers	Physical space	Stores	Vehicles	Real estate	Total
Balance in 2018
Initial adoption of IFRS 16	7,353,507	521,523	117,480	93,615	81,807	8,167,932
Contractual changes	500,690	6,614	6,680		6,825	520,809
Additions	65,559	29,008	13,555	174,455	917	283,494
Write-offs	(35,836)	(82,091)	(8,701)	(8,804)	(1,302)	(136,734)
Balance in 2019	7,883,920	475,054	129,014	259,266	88,247	8,835,501
Accumulated depreciation
Balance in 2018
Depreciation expenses	(737,439)	(92,896)	(31,456)	(70,787)	(19,647)	(952,225)
Write-offs	13,176	3,967	1,580	3,028	564	22,315
Balance in 2019	(724,263)	(88,929)	(29,876)	(67,759)	(19,083)	(929,910)
Right of use, net
Balance in 2018
Balance in 2019	7,159,657	386,125	99,138	191,507	69,164	7,905,591

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

17.           INTANGIBLE ASSETS

	COMPANY
	Intangibles in progress	Data processing systems	Regulatory licenses	Other	Total
Cost of intangible assets (gross amount)
Balance at Jan 1, 2018	12,773	2,524,469	14,477,394	527,620	17,542,256
Additions	2,270			11,655	13,925
Transfers	(2,387)	2,001		386
Balance in 2018	12,656	2,526,470	14,477,394	539,661	17,556,181
Additions	5,392			36	5,428
Transfers	(5,559)	70,294		(64,735)
Balance in 2019	12,489	2,596,764	14,477,394	474,962	17,561,609
Accumulated amortization
Balance at Jan 1, 2018		(2,472,465)	(8,473,474)	(457,396)	(11,403,335)
Amortization expenses		(38,320)	(750,737)	(1,991)	(791,048)
Impairment loss expenses (see Note 5 (iii))			(291,758)		(291,758)
Balance in 2018		(2,510,785)	(9,515,969)	(459,387)	(12,486,141)
Amortization expenses		(33,412)	(624,616)	(2,047)	(660,075)
Impairment loss expenses (see Note 5 (iii))			(2,111,022)		(2,111,022)
Balance in 2019		(2,544,197)	(12,251,607)	(461,434)	(15,257,238)
Intangible assets, net
Balance in 2018	12,656	15,685	4,961,425	80,274	5,070,040
Balance in 2019	12,489	52,567	2,225,787	13,528	2,304,371
Annual amortization rate (average)		20%	20%	23%

                                                                                  69

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

	CONSOLIDATED
	Intangibles in progress	Data processing systems	Regulatory licenses	Other	Total
Cost of intangible assets (gross amount)
Balance at Jan 1, 2018	17,047	8,743,013	18,602,742	1,812,090	29,174,892
Additions	263,305	4,524		73,471	341,300
Write-offs	(14)				(14)
Transfers	(253,143)	234,157		18,986
Balance in 2018	27,195	8,981,694	18,602,742	1,904,547	29,516,178
Additions	369,695	8,402		44,248	422,345
Transfers	(384,526)	410,487		(25,961)
Balance in 2019	12,364	9,400,583	18,602,742	1,922,834	29,938,523
Accumulated amortization
Balance at Jan 1, 2018		(7,673,193)	(11,559,717)	(1,591,297)	(20,824,207)
Amortization expenses		(443,268)	(900,360)	(108,139)	(1,451,767)
Impairment loss expenses (see Note 5 (iii))			(291,758)		(291,758)
Balance in 2018		(8,116,461)	(12,751,835)	(1,699,436)	(22,567,732)
Amortization expenses		(381,874)	(772,179)	(107,851)	(1,261,904)
Transfers		8		(8)
Impairment loss expenses (see Note 5 (iii))			(2,111,022)		(2,111,022)
Balance in 2019		(8,498,327)	(15,635,036)	(1,807,295)	(25,940,658)
Intangible assets, net
Balance in 2018	27,195	865,233	5,850,907	205,111	6,948,446
Balance in 2019	12,364	902,256	2,967,706	115,539	3,997,865
Annual amortization rate (average)		20%	20%	23%

18.           TRADE PAYABLES

	COMPANY		CONSOLIDATED
	2019	2018	2019	2018
ANATEL (*)	2,340,556	2,209,199	7,572,101	7,147,137
Services	734,669	1,030,308	3,423,011	3,397,413
Infrastructure, network and plant maintenance materials	500,272	685,303	2,607,888	2,861,712
Rental of polls and rights-of-way	79,102	83,553	118,966	191,723
Other	24,656	50,106	289,508	647,856
Fair present adjustment	(1,718,802)	(1,814,087)	(5,124,107)	(5,426,971)
Total	1,960,453	2,244,382	8,887,367	8,818,870
Current	1,025,052	1,301,537	5,593,940	5,225,862
Non-current	935,401	942,845	3,293,427	3,593,008

Trade payables subject to the Judicial Reorganization	1,172,006	1,013,342	4,093,058	3,794,610
Trade payables not subject to the Judicial Reorganization	788,447	1,231,040	4,794,309	5,024,260
Total	1,960,453	2,244,382	8,887,367	8,818,870

(*) Refers for prepetition claims of the Management Regulatory Agency of the Federal Attorney General’s Office (AGU) to be settle pursuant to the JRP (see Note 24).

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

19.           DERIVATIVE FINANCIAL INSTRUMENTS

	COMPANY		CONSOLIDATED
	2019	2018	2019	2018
Liabilities
Non-deliverable Forward (NDF) contracts	1,152		1,152
Total	1,152		1,152
Current	1,152		1,152

20.           BORROWINGS AND FINANCING

Borrowings and financing by type

	COMPANY		CONSOLIDATED
	2019	2018	2019	2018	Contractual maturity
					Principal	Interest
Foreign currency Senior Notes	6,980,817	7,068,263	6,980,817	7,068,263	Jul 2025	Semiannual
Public debentures	4,565,236	4,358,366	7,110,737	6,788,519	Aug 2023 to Feb 2035	Semiannual
Financial institutions
Local currency
BNDES	1,009,982	925,271	3,947,137	3,616,074	Mar 2024 to Feb 2033	Monthly
Other	599,115	545,485	2,071,209	1,905,786	Jan 2020 to Feb 2035	Monthly and semiannual
Foreign currency	957,642	904,553	6,725,591	6,353,322	Aug 2023 to Feb 2035	Semiannual
Foreign currency multilateral financing	360,161	326,376	360,161	326,376	Aug 2024 to Feb 2030	Semiannual
Default payment
Local currency	151,989	151,989	207,035	207,035	Feb 2038 to Feb 2042	Single installment
Foreign currency	1,086,900	1,048,285	4,239,168	4,125,317	Feb 2038 to Feb 2042
Loan and debentures from subsidiaries (Note 29)	19,088,767	18,610,408
Subtotal	34,800,609	33,938,996	31,641,855	30,390,692
Incurred debt issuance cost	(12,307)	(10,629)	(13,911)	(12,126)
Fair value adjustment (*)	(23,379,735)	(23,593,369)	(13,401,195)	(13,928,660)
Total	11,408,567	10,334,998	18,226,749	16,449,906
Current	319,569	660,172	326,388	672,894
Non-current	11,088,998	9,674,826	17,900,361	15,777,012

(*) The calculation takes into consideration the contractual flows provided for in the JRP, discounted using rates that range from 12.6% per year to 16.4% per year, depending on the maturities and currency of each instrument.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Debt issuance costs by type

	COMPANY		CONSOLIDATED
	2019	2018	2019	2018
Financial institutions	11,996	10,298	13,306	11,481
Public debentures	311	331	605	645
Total	12,307	10,629	13,911	12,126
Current	1,404	1,290	1,404	1,290
Non-current	10,903	9,339	12,507	10,836

Debt breakdown by currency

	COMPANY		CONSOLIDATED
	2019	2018	2019	2018
Euro	514,837	252,659	311,309	198,931
US dollar	7,168,741	6,878,691	9,209,982	8,617,835
Brazilian reais	3,724,989	3,203,648	8,705,458	7,633,140
Total	11,408,567	10,334,998	18,226,749	16,449,906

Debt breakdown by index

	Index/rate	COMPANY		CONSOLIDATED
		2019	2018	2019	2018
Fixed rate	1.75% p.a. – 10.00% p.a.	6,830,365	6,708,094	9,078,998	8,562,117
CDI	80% CDI	2,645,959	2,235,675	4,694,687	3,949,639
TJLP	2.95% p.a. + TJLP	1,009,691	924,957	3,945,972	3,614,820
TR	0% p.a.	16,637	10,593	22,662	14,430
Other	0% p.a.	905,915	455,679	484,430	308,900
Total		11,408,567	10,334,998	18,226,749	16,449,906

Maturity schedule of the long-term debt and debt issuance costs allocation schedule

	Long-term debt		Debt issuance costs
	COMPANY	CONSOLIDATED	COMPANY	CONSOLIDATED
	2019
2021	2,029	3,953	1,697	1,811
2022	219	970	1,697	1,811
2023	118,266	313,181	1,697	1,811
2024	289,936	773,745	1,697	1,811
2025 and thereafter	34,069,185	30,222,214	4,114	5,263
Total	34,479,635	31,314,063	10,902	12,507

Guarantees

BNDES financing facilities are originally collateralized by receivables of the Company and its subsidiaries Telemar and Oi Móvel. The Company provides guarantees to its subsidiaries Telemar and Oi Móvel for such financing facilities, totaling R$2,937 million.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Covenants

The Company and its subsidiaries are subject to some covenants existing in certain loan and financing agreements, based on financial ratios, including the Gross debt-to-EBITDA ratio. The Company monitors on a quarterly basis these terms and conditions and for the year ended December 31, 2019, the Company and its subsidiaries were compliant with all relevant covenants of the agreements.

Failure to comply with these financial ratios might result in the accelerated maturity of the debt balance due. As a result of the COVID-19 pandemic and the high foreign exchange volatility, the Company preventively initiated talks with its creditors to obtain a waiver in the event it fails to comply with certain covenants throughout 2020, and thus avoid the contractually provided for consequences.

Changes in borrowings and financing

	2018	Interest, inflation adjustment, and exchange differences	Fair value allocation	Principal and interest payment	Tax and other payments	Transfers and other	2019
Borrowings and financing	16,449,906	2,252,008	527,465	(935,243)	(171,962)	104,575	18,226,749

The Company made the interest payments of the Qualified Bonds, which do not have a grace period for the interest, in August 2019.

21.           LICENSES AND CONCESSIONS PAYABLE

	COMPANY		CONSOLIDATED
	2019	2018	2019	2018
Personal Mobile Services (SMP)			58,582	29,530
STFC concessions		22,925		56,089
Total		22,925	58,582	85,619
Current		22,925	58,582	85,619

Correspond to the amounts payable to ANATEL for the radiofrequency concessions and the licenses to provide the SMP services, obtained at public auctions, and STFC service concessions.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

22.           LEASES PAYABLE

	COMPANY		CONSOLIDATED
	2019	2018	2019	2018
Towers	597,963		7,373,373
Physical space	34,968		403,485
Stores			103,792
Real estate	1,403		72,719
Vehicles	22,025		196,657
Total	656,359		8,150,026
Current	114,652		1,510,097
Non-current	541,707		6,639,929

Movements in leases payable

	COMPANY	CONSOLIDATED
Balance in 2018
Initial adoption of IFRS 16	624,232	8,167,932
New contracts	26,899	237,575
Cancellations	(15,900)	(127,699)
Interest	76,852	958,573
Payments	(117,500)	(1,611,273)
Contractual changes	61,776	524,918
Balance in 2019	656,359	8,150,026

Aging list of long-term lease payments

	COMPANY	CONSOLIDATED
2021	125,101	1,501,799
2022	116,633	1,414,630
2023	109,418	1,307,923
2024	107,542	1,253,069
2025 to 2029	356,087	4,882,027
2030 and thereafter	334,319	3,613,174
Total	1,149,100	13,972,622
Interest	(607,393)	(7,332,693)
Non-current	541,707	6,639,929

The present value of leases payable was calculated, based on a projection of future fixed payments, which do not take into consideration the projected inflation, discounted using discount rates that range from 10.79% to 12.75% p.a.

Contracts not recognized as leases payable

The Company elected not to recognize a leased not to recognize a lease liability for short-term leases (leases with expected period of 12 months or less) or leases of low value assets. As at December 31, 2019, the payments made under such leases were recognized in profit or loss and amounted to R$1,200, in the Company and R$78,134, on a consolidated basis. Additionally, the Company also recognized in profit or loss the amount R$257, in the Company and R$7,966, on a consolidated basis, related to variable lease payments.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Supplemental information

In compliance with Circular/CVM/SNC/SEP/No. 02/2019, of December 18, 2019 and Circular SNC/SEP01/20, of February 5, 2020, the table below shows required supplemental information:

COMPANY
Maturity	Average discount rate	2021	2022	2023	2024	2025 to 2029	After 2029
Up to 2023	10.79%	16,617	8,149	934
2024 to 2030	12.27%	8,165	8,165	8,165	7,223	9,870	162
2031 to 2034	12.58%	91,619	91,619	91,619	91,619	302,718	176,005
2035 onwards	12.75%	8,700	8,700	8,700	8,700	43,499	158,152
Total		125,101	116,633	109,418	107,542	356,087	334,319
Projected inflation¹		4.72%	4.45%	4.51%	4.73%	5.27%	5.46%

CONSOLIDATED
Maturity	Average discount rate	2021	2022	2023	2024	2025 to 2029	After 2029
Up to 2023	10.79%	235,621	148,452	41,745
2024 to 2030	12.27%	665,412	665,412	665,412	652,303	2,375,643	10,257
2031 to 2034	12.58%	371,319	371,319	371,319	371,319	1,359,149	772,065
2035 onwards	12.75%	229,447	229,447	229,447	229,447	1,147,235	2,830,852
Total		1,501,799	1,414,630	1,307,923	1,253,069	4,882,027	3,613,174
Projected inflation¹		4.72%	4.45%	4.51%	4.73%	5.27%	5.46%

¹Source: Anbima

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

23.           TAX REFINANCING PROGRAM

The outstanding balance of the Tax Debt Refinancing Program is broken down as follows:

	COMPANY		CONSOLIDATED
	2019	2018	2019	2018
Law 11941/09 and Law 12865/2013 tax financing program
	263,257	322,654	417,076	496,240
PRT (MP 766/2017) (i)
		28,404		54,528
PERT (Law 13496/2017) (ii)	427	2,438	427	2,438
Total	263,684	353,496	417,503	553,206
Current	54,894	86,154	86,721	142,036
Non-current	208,790	267,342	330,782	411,170

The amounts of the tax refinancing program created under Law 11941/2009, Provisional Act (MP) 766/2017, and Law 13469/2017, divided into principal, fine and interest, which include the debt declared at the time the deadline to join the program (Law 11941/2009 installment plan) was reopened as provided for by Law 12865/2013 and Law 12996/2014, are broken down as follows:

	CONSOLIDATED
	2019				2018
	Principal	Fines	Interest	Total	Total
Tax on revenue (COFINS)	2,718		151,072	153,790	199,595
Income tax
	1,317		36,678	37,995	44,967
Tax on revenue (PIS)	36,785		35,242	72,027	79,885
Social security (INSS – SAT)
	650	371	2,018	3,039	4,774
Social contribution
	580	22	10,713	11,315	12,503
Tax on banking transactions (CPMF)
	18,950	2,137	29,486	50,573	50,132
PRT – Other debts - RFB					54,528
PERT – Other debts - RFB	240		187	427	2,438
Other	12,137	4,314	71,886	88,337	104,384
Total
	73,377	6,844	337,282	417,503	553,206

The payment schedule is as follows:

	COMPANY	CONSOLIDATED
2020	54,894	86,718
2021	54,467	86,292
2022	54,467	86,292
2023	54,467	86,292
2024	45,389	71,909
Total	263,684	417,503

The tax debts, as is the case of the debts included in tax refinancing programs, are not subject to the terms of the judicial reorganization terms.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(i)             Tax Compliance Program (PRT)

The Company elected to include and settle under said tax refinancing program, created by the Federal Government, under Provisional Act 766/2017 (PRT), the administrative proceedings with a probable likelihood of an unfavorable outcome and those where, while attributed a possible likelihood of an unfavorable outcome, the cost effectiveness of including them provided to be highly advantageous in light of the benefits offered by the program.

The Company elected the payment method that allows settling 76% of the consolidated debt utilizing tax credits arising on tax loss carryforwards amounting to R$1,035 million, and paid the remaining 24% in 24 monthly installments totaling R$327 million plus SELIC interest charged as from the adherence month. All the procedures necessary for the Company to join the PRT were completed within the statutory deadline, while MP 766/2017 was still in effect.

Subsequently, on June 1, 2017 the effective period of said Provisional Act ended because it was not passed into law within the relevant constitutional deadline. However, as established by the Federal Constitution, the legal relationships established and arising from actions taken while a provisional act not passed into law was effective, as in the case of the Company’s joining the PRT, continue to be governed by the former provisional act, except where the National Congress provides for otherwise, by means of a legislative decree.

Note that the PRT, governed by MP 766/2017, is not equivalent to the tax installment plan established by MP 783/2017 (PERT), of May 31, 2017, because of differences in payment terms and conditions, plan scope, and access requirements.

(ii)            Special Tax Compliance Program (PERT)

The Company elected to include in and settle through PERT only tax debts that in aggregate do not exceed the fifteen million Brazilian reais (R$15,000,000.00) ceiling set by Article 3 of Law 13496/2017.

The tax debts included in said program were those being disputed at the administrative level in proceedings classified with a low likelihood of the Company winning and which, in the event of an unfavorable outcome, would result in a lawsuit—and entail all the associated costs—, the reason why the cost effectiveness of joining the program was quite positive, because of the benefits offered by PERT (especially the payment of just 5% of the debt in cash).

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

24.           PROVISIONS

Balance breakdown

	Type	COMPANY		CONSOLIDATED
		2019	2018	2019	2018
	Labor
(i)	Overtime	288,819	193,343	855,722	602,673
(ii)	Indemnities	65,378	46,513	299,096	187,499
(iii)	Sundry premiums	47,617	35,720	221,743	166,963
(iv)	Stability/reintegration	76,508	52,144	215,449	160,442
(v)	Additional post-retirement benefits	61,053	44,683	108,827	94,691
(vi)	Salary differences and related effects	40,328	24,473	101,573	61,674
(vii)	Lawyer/expert fees	28,287	18,492	51,193	30,898
(viii)	Severance pay	8,647	6,700	38,261	31,521
(ix)	Labor fines	4,624	3,535	30,399	25,921
(x)	Employment relationship	197	275	18,758	15,952
(xi)	Severance Pay Fund (FGTS)	5,115	3,843	13,306	10,804
(xii)	Joint liability	182	135	3,100	889
(xiii)	Other claims	37,616	28,656	93,605	67,254
	Total	664,371	458,512	2,051,032	1,457,181

	Tax
(i)	State VAT (ICMS)	72,286	67,786	746,481	503,332
(ii)	Tax on services (ISS)	7	1,269	69,208	76,389
(iii)	INSS (joint liability, fees, and severance pay)	453	442	23,847	23,100
(iv)	Real Estate Tax (IPTU)	58,541		150,223
(v)	Other claims	14,906	14,373	61,189	47,262
	Total	146,193	83,870	1,050,948	650,083

	Civil
(i)	ANATEL	123,625	152,445	570,283	580,182
(ii)	Corporate	397,946	1,124,037	397,946	1,124,037
(iii)	Small claims courts	47,444	108,503	118,910	191,839
(iv)	Other claims[1]	312,448	604,100	1,062,561	1,035,398
	Total	881,463	1,989,085	2,149,700	2,931,456

	Total provisions	1,692,027	2,531,467	5,251,680	5,038,720
	Current	286,604	429,075	547,996	680,542
	Non-current	1,405,423	2,102,392	4,703,684	4,358,178

[1] In 2018, includes R$157,809 related to the agreement entered into with Pharol, as described in Note 1 – Litigation Termination Settlement between the Company and Pharol, settled in the first quarter of 2019.

In compliance with the relevant Law, the provisions are adjusted for inflation on a monthly basis.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Breakdown of contingent liabilities, per nature

The breakdown of contingent liabilities with a possible unfavorable outcome and, therefore, not recognized in accounting, is as follows:

	COMPANY		CONSOLIDATED
	2019	2018	2019	2018
Labor	190,969	232,854	797,927	770,982
Tax	5,468,097	5,481,243	28,416,097	27,586,094
Civil	612,833	693,149	1,667,900	1,723,110
Total	6,271,899	6,407,246	30,881,924	30,080,186

Summary of movements in provision balances

	COMPANY
	Labor	Tax	Civil	Total
Balance at Jan 1, 2018	531,629	127,934	2,893,805	3,553,368
Inflation adjustment	24,056	(13,469)	(63,488)	(52,901)
Additions/(reversals)	49,198	(20,936)	(47,717)	(19,455)
Write-offs for payment/terminations (i)	(146,371)	(9,659)	(793,515)	(949,545)
Balance in 2018	458,512	83,870	1,989,085	2,531,467
Inflation adjustment (ii)	193,914	(2,787)	229,643	420,770
Additions/(reversals) (ii)	(1,913)	397,952	(718,731)	(322,692)
Write-offs for payment/terminations	13,858	(332,842)	(618,534)	(937,518)
Balance in 2019	664,371	146,193	881,463	1,692,027

	CONSOLIDATED
	Labor	Tax	Civil	Total
Balance at Jan 1, 2018	1,596,418	660,302	5,526,414	7,783,134
Inflation adjustment (i)	184,112	77,697	(34,939)	226,870
Additions/(reversals) (i)	99,805	(49,659)	42,734	92,880
Write-offs for payment/terminations (i)	(423,154)	(38,257)	(2,602,753)	(3,064,164)
Balance in 2018	1,457,181	650,083	2,931,456	5,038,720
Inflation adjustment (ii)	485,049	60,688	1,074,641	1,620,378
Additions/(reversals) (ii)	316,182	1,002,827	(1,102,571)	216,438
Write-offs for payment/terminations	(207,380)	(666,563)	(753,826)	(1,627,769)
Reclassified from held-for-sale assets		3,913		3,913
Balance in 2019	2,051,032	1,050,948	2,149,700	5,251,680

(i)          This line item basically includes the amounts related to proceedings terminated and included in the list of the Company’s judicial reorganization creditors, which were transferred to the line item trade payables and will be paid according to the terms of the JRP.

(ii)        The Company continuously monitors its proceedings and revised the calculation methodology of provision estimates, taking into consideration the new profile and history of legal proceeding terminations, in the context of the JRP, as well as in the assessment of the risk of loss carried out by Management supported by its legal advisors.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Summary of the main matters related to the recognized provisions and contingent liabilities

Provisions

Labor

The Company is a party to a large number of labor lawsuits and calculates the related provision based on a statistical methodology that takes into consideration, but not limited to, the total number of existing lawsuits, the claims make in each lawsuit, the amount claimed in each lawsuit, the history of payments made, and the technical opinion of the legal counsel.

(i)             Overtime - refers to the claim for payment of salary and premiums by alleged overtime hours;

(ii)            Indemnities - refers to amounts allegedly due for occupational accidents, leased vehicles, occupational diseases, pain and suffering, and tenure;

(iii)          Sundry premiums - refer to claims of hazardous duty premium, based on Article 193 of the Brazilian Labor Code (CLT), due to the alleged risk from employees’ contact with the electric power grid, health hazard premium, pager pay, and transfer premium.

(iv)          Stability/reintegration - claim due to alleged noncompliance with an employee’s special condition which prohibited termination of the employment contract without cause;

(v)            Supplementary retirement benefits - differences allegedly due on the benefit salary referring to payroll amounts;

(vi)          Salary differences and related effects - refer mainly to claims for salary increases due to alleged noncompliance with trade union agreements. As for the effects, these refer to the impact of the salary increase allegedly due on the other amounts calculated based on the employee’s salary;

(vii)         Lawyers/expert fees - installments payable to the plaintiffs’ lawyers and court appointed experts, when necessary for the case investigation, to obtain expert evidence;

(viii)        Severance pay - claims of amounts which were allegedly unpaid or underpaid upon severance;

(ix)          Labor fines - amounts arising from delays or nonpayment of certain amounts provided for in the employment contract, within the deadlines set out in prevailing legislation and collective bargaining agreements;

(x)           Employment relationship - lawsuits filed by outsourced companies’ former employees claiming the recognition of an employment relationship with the Company or its subsidiaries by alleging an illegal outsourcing and/or the existence of elements that evidence such relationship, such as direct subordination;

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(xi)          Supplement to FGTS fine - arising from understated inflation, refers to claims to increase the FGTS severance fine as a result of the adjustment of accounts of this fund due to inflation effects. The Company filed a lawsuit against Caixa Econômica Federal to assure the reimbursement of all amounts paid for this purpose;

(xii)         Joint liability - refers to the claim to assign liability to the Company, filed by outsourced personnel, due to alleged noncompliance with the latter’s labor rights by their direct employers;

(xiii)        Other claims - refer to different litigation including rehiring, profit sharing, qualification of certain allowances as compensation, etc.

Tax

The provisions for tax lawsuits are calculated individually taking into consideration Management and the legal counsel’s risk assessment. These contingencies are not included in the Judicial Reorganization Plan.

(i)             ICMS - Refers to the provision considered sufficient by management to cover the various tax assessments related to: (a) levy of ICMS and not ISS on certain revenue; (b) claim and offset of credits on the purchase of goods and other inputs, including those necessary for network maintenance; and (c) tax assessments related to alleged noncompliance with accessory obligations.

(ii)            ISS - the Company and TMAR have provisions for tax assessment notices challenged because of the levy of ISS on several value added, technical, and administrative services, and equipment leases.

(iii)          INSS - Provision related basically to probable losses on lawsuits discussing joint liability and indemnities.

(iv)          IPTU – Provision related to entries that refer to the collection of IPTU (municipal property tax) levied by several different municipalities where the Company owns properties.

(v)            Other claims - Refer basically to provisions to cover several tax assessments related to the collection of income tax and social contribution collection.

Civil

(i)             ANATEL – On June 30, 2016 the Company was a party to noncompliance administrative proceedings and lawsuits filed by ANATEL and the Federal Attorney General’s Office (AGU) totaling an estimate R$14.5 billion, which were included in the JRP as electable for payment as provided for in this Plan. On this date, R$8.4 billion in liquid proceedings and R$6.1 billion in illiquid proceedings.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

With regard to the proceedings included in the JRP and taking into consideration the decision that granted the judicial reorganization on February 5, 2018, the Company revised the criteria used to calculate the provision for these regulatory contingencies to start considering the estimate of discounted future cash flows associated to each one of the payment methods provided for in the JRP for this type of claims. As at December 31, 2019, this provision totals R$570 million.

For the contingencies not subject to the judicial reorganization, the takes into consideration the individual management of each noncompliance event, based on opinions of outside attorneys.

The Company disagrees and is challenging some of the alleged noncompliance events, and is also challenging the unfairness and unreasonableness of the amount of imposed fines in light of the pinpointed noncompliance event and has kept in balance sheet the amount it deems a probable loss.

The JRP prescribes in a specific clause how regulatory agencies’ claims should be addressed. It is worth mentioning that part of the amount recognized in December 2017, related to ANATEL was transferred to Trade Payables (see Note 18) as part of the recognitions resulting from the JRP. Note also that ANATEL filed bill of review No. 001068-32.2018.8.19.0000 against the decision that ratifies the JRP alleging that Clause 4.3.4, which prescribes the payment method of this agency’s claims, is null and void. This bill of review was denied by the 8th Civil Chamber of the Rio de Janeiro State Court of Justice, which have been sent to the 3rd Vice President of the Court to decide on whether the Special and Extraordinary Appeals filed by ANATEL against the said decision are admissible.  In addition the 7th Corporate Court of the Rio de Janeiro State Court of Justice issued a decision establishing that withdrawal of the judicial deposit made by Telemar to settle the first twelve (12) installments to repay ANATEL’s claim, as provided for in the JRP and, on June 28, 2019, Oi filed a new request, under the same standards of the precisions requests, to repay the 13th and 18th installments of the ANATEL’s claim.

(ii)            Corporate – Financial Participation Agreements: these agreements were governed by Administrative Rules 415/1972, 1181/1974, 1361/1976, 881/1990, 86/1991, and 1028/1996. When they entered into a financial participation agreement to acquire a telephone line, subscribers became holders of a financial interest in the concessionaire after paying in a certain amount, initially recorded as capitalizable funds and subsequently recorded in the concessionaire’s equity, after a capital increase was approved by the shareholders’ meeting, thus generating the issuance of shares. The lawsuits filed against the former CRT - Companhia Riograndense de Telecomunicações, a company merged by the Company, and other local carriers members of the Telebrás system, challenge the way shares were granted to subscribers based on said financial participation agreements.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The Company used to recognize a provision for the risk of unfavorable outcome in these lawsuits based on certain legal doctrine. In 2009 the Superior Court of Justice issued an Abstract—ruling that summarizes the majority understanding of a court on given matter—that led the Company to revise its assessment of the amount and the level of risk attributed to the lawsuits that discuss the matter. The Company, considering obviously the peculiarities of each decision and based on the assessment made by its legal department and outside legal counsel, changed its estimate on the likelihood of an unfavorable outcome from possible to probable. In 2009, the Company’s management, based on the opinions of its legal department and outside legal counsel, revised the measurement criteria of the provision for contingencies related to the financial interest agreements. Said revision contemplated additional considerations regarding the dates and the arguments of the final and unappealable decisions on ongoing lawsuits, as well as the use of statistical criteria to estimate the amount of the provision for those lawsuits. Based on a methodology prepared with the support of its in-house and outside consultants, currently the Company provides for the lawsuits discussing this matter taking into consideration primarily, for purposes of calculating the amounts involved in the lawsuits within or the lawsuits out of the statute of limitations period, the following variables: (i) the number of lawsuits without payment; (ii) the average amount of historic losses; (iii) the average number of court settlements; and (iv) the effects of paying these contingencies under the judicial reorganization ratified on January 8, 2018. Specifically for the lawsuits for which settlements were reached in the mediation of illiquid amounts, the amount is considered settled.

At the end of 2010, the Superior Court of Justice set compensation criteria to be followed by the Company to the benefit of the shareholders of the former CRT for those cases new shares, possibly due, could not be issued because of the sentence issued. The criteria must be based on (i) the definition of the number of shares that each claimant would be entitled, measuring the capital invested at the book value of the share reported in CRT’s monthly trial balance on the date it was paid-in, (ii) after said number of shares is determined, it must be multiplied by its quotation on the stock exchange at the closing of the trading day the final and unappealable decision is issued, when the claimant becomes entitled to sell or disposed of the shares, and (iii) the result obtain must be adjusted for inflation (IPC/INPC) from the trading day of the date of the final and unappealable decision, plus legal interest since notification. In the case of succession, the benchmark amount will be the stock market price of the successor company.

Based on the new profile and history of the termination of the judicial processes, in the context of the JRP, and, using the loss risk assessment, Management adjusted the estimate of the provisioning made in 2019. In addition, there may be significant changes in the items above, mainly regarding the market price of Company shares.

(iii)          Small claims courts - claims filed by customers for whom the individual indemnification compensation amounts do not exceed the equivalent of forty (40) minimum wages; and

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The Company is a party to a large number of lawsuits filed in small claims courts and calculates the related provision based on a statistical methodology that takes into consideration, but not limited to, the total number of existing lawsuits, the claims make in each lawsuit, the amount claimed in each lawsuit, the history of payments made, and the technical opinion of the legal counsel and the impacts of the Judicial Reorganization Plan ratified on January 8, 2018.

(iv)          Other claims - refer to several of ongoing lawsuits discussing contract terminations, certain agencies requesting the reopening of customer service centers, compensation claimed by former suppliers and building contractors, in lawsuits filed by equipment vendors against Company subsidiaries, revision of contractual terms and conditions due to changes introduced by a plan to stabilize the economy, and litigation mainly involving discussions on the breach of contracts.

The provisions for these contingencies are calculated individually taking into consideration Management and the legal counsel’s risk assessment.

Contingent liabilities

The Company and its subsidiaries are also parties to several lawsuits in which the likelihood of an unfavorable outcome is classified as possible, in the opinion of their legal counsel, and for which no provision for contingent liabilities has been recognized.

The main contingencies classified with possible likelihood of an unfavorable outcome, according to the Company´s management’s opinion, based on its legal counsel’s assessment, are summarized below:

Labor

Refer to several lawsuits claiming, but not limited to, the payment of salary differences, overtime, hazardous duty and health hazard premium, and joint liability, which total approximately R$797,927 (R$770,982 in 2018).

Tax

The main ongoing lawsuits have the following matters:

(i)          ICMS - it refers to discussions concerning the levy of this tax on certain activities and/or the provision of certain services, such as, for example, the levy of ICMS on noncore activities, supplemental services, services provided to tax-exempt customers, subscriptions minimum contract period, or even the disallowance of tax credits because some States qualify them as undue, including, but not limited to, tax credits of capital assets, different calculation of the tax credit ratio (CIAP), totaling approximately R$13,470,008 (R$12,523,402 in 2018);

(ii)         ISS – alleged levy of this tax on subsidiary telecommunications services and discussion regarding the classification of the services taxed by the cities listed in Supplementary Law 116/2003, amounting approximately to R$3,286,248 (R$3,505,366 in 2018);

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(iii)        INSS – tax assessments to add amounts to the contribution salary allegedly due by the Company, amounting approximately to R$649,803 (R$695,249 in 2018); and

(iv)        Federal taxes - several tax assessment notifications regarding basically the disallowances made on the calculation of taxes, errors in the completion of tax returns, transfer of PIS and COFINS and FUST related to changes in the interpretation of these taxes tax bases by ANATEL. These lawsuits amount approximately to R$11,010,038 (R$10,862,077 in 2018).

Civil

The main ongoing lawsuits do not have any court decision which has been issued, and are mainly related, but not limited to, challenging of network expansion plans, compensation for pain and suffering and material damages, collection lawsuits, and bidding processes. These lawsuits total approximately R$1,667,900 (R$1,723,110 in 2018).

Fenapas civil actions filed with the 5th Corporate Court of Rio de Janeiro, against, in addition to SISTEL, the Company and other operators, aiming at the annulment of the spin-off of the PBS pension plan, alleging, in brief “the breakdown of the Fundação Sistel supplementary pension fund scheme”, which resulted in several specific PBS mirror plans, and the corresponding allocations of funds from the technical surplus and the tax contingency existing at the time of the spin-off. The amount involved cannot be estimated and it is not possible to settle the claims because they are unenforceable since this would require handing back the spun off net assets of SISTEL related to telecommunications operators belonging to the former Telebrás system.

Guarantees

The Company has bank guarantee letters and guarantee insurance granted by several financial institutions and insurers to guarantee commitments arising from lawsuits, contractual obligations, and biddings with ANATEL. The adjusted amount of contracted bonds and guarantee insurances, effective at December 31, 2019 corresponds to R$4,541,051 (R$5,312,744 in 2018) in the Company and R$11,909,901 (R$13,750,739 in 2018) on a consolidated basis. The commission charges on these contracts are based on market rates.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

25.           OTHER PAYABLES

	COMPANY		CONSOLIDATED
	2019	2018	2019	2018
Onerous obligation (i)	1,266,954	1,226,833	5,817,130	4,493,894
Unearned revenues (ii)	478,284	542,798	1,704,420	1,916,570
Provisions for indemnities payable	640,661	676,984	640,661	676,984
Advances from customers	49,763	15,778	313,163	215,228
Consignment to third parties	12,037	17,528	41,249	56,302
Provision for asset decommissioning	7,124	6,846	18,101	17,395
Other	194,382	255,876	404,455	510,867
Total	2,649,205	2,742,643	8,939,179	7,887,240
Current	438,613	505,784	1,405,013	1,381,919
Non-current	2,210,592	2,236,859	7,534,166	6,505,321

(i)             The Company and its subsidiaries are parties to a telecommunications signals transmission capacity supply agreement using submarine cables that connect North America and South America, and also hires the supply of capacity of the space segment for the provision of the DTH TV service. Since (a) the agreement obligations exceed the economic benefits that are expected to be received throughout the agreement; and (b) the costs are unavoidable, the Company and its subsidiaries recognized, pursuant to CPC 25/IAS 37, an onerous obligation measured at the lowest of net output cost of the agreement brought to present value, in 2019, amounting to R$1.2 billion of the satellite transmission contract (DTH TV) and in 2018, amounting to R$4.5 billion of the transmission contract via submarine cables.

(ii)            Refers to the amounts received a prepayment for the assignment of the commercial operation and the use of infrastructure assets that are recognized in revenue for the agreements’ effective period. Include also certification/installation rates of the service that are recognized in the revenue pursuant to the period that the services are used by the customers.

26.           SHAREHOLDERS’ EQUITY

(a)            Issued capital

The Capital Increase – Claim Capitalization amounting to R$10,600,097 with the issue of 1,514,299 new book-entry, registered common shares without par value was approved at the Company’s Extraordinary Shareholders’ Meeting held on September 17, 2018. The fair value of the shares issued was R$11,613,980.

On October 28, 2018, the Company commenced the issuance and delivery of warrants and ADWs exercised by their holders and issued 115,914 common shares. The process was completed on January 4, 2019. The Subscription Warrants that had not been exercised by January 2, 2019 were cancelled.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

On January 25, 2019, the Company completed the capital increase provided for by the JRP (Capital Increase - New Funds), with the issue of 3,225,806,451 new common shares, and the issue of 272,148,705 new common shares for private placement aimed at the Backstop Investors, and the issue of 275,985 new common shares related to the Subscription Warrants, all registered, book-entry, and without par value. The capital increase attributed to the capital and the capital reserves was R$500,466 and R$3,837,009, respectively (Note 1).

Subscribed and paid-in capital is R$32,538,937 (R$32,038,471 in 2018), represented by the following shares, without par value:

	Number of shares (in thousands)
	2019	2018
Total capital in shares
Common shares	5,796,478	2,298,247
Preferred shares	157,727	157,727
Total	5,954,205	2,455,974
Treasury shares
Common shares	30	32,030
Preferred shares	1,812	1,812
Total	1,842	33,842
Outstanding shares
Common shares	5,796,448	2,266,217
Preferred shares	155,915	155,915
Total outstanding shares	5,952,363	2,422,132

As at December 31, 2019, the Company reported a loss for the year amounting to R$9,000,434. Pursuant to the Company’s management proposal, subject to the Annual Shareholders’ Meeting’s approval, loss for the year was fully absorbed by capital reserves.

The Company is authorized to increase capital, through a Board of Directors’ decision, either in common or preferred shares, until its share capital totals R$38,038,701,741.49, within the 2/3 legal cap of nonvoting shares in the case of issue of new nonvoting preferred shares.

By decision of the Shareholders’ Meeting or the Board of Directors, the Company’s share capital can be increased by capitalizing either retained earnings or prior reserves, allocated to this purpose by the Shareholders’ Meeting. Under these terms, a capitalization can be made without changing the number of shares.

Issued capital is represented by common and preferred shares, without par value, and in case of capital increases there is not constraint to keep the current ratio between these two types of shares.

By decision of the Shareholders’ Meeting or the Board of Directors, preemptive rights over the issue of shares, subscription warrants, or convertible debentures can be suspended in the cases provided for by Article 172 of the Brazilian Corporate Law.

At the Company’s Annual Shareholders’ Meeting held on April 26, 2019, it was approved the allocation of the profit for the year 2018, amounting to R$24,591,140 to offset prior years’ accumulated losses.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(b)           Treasury shares

On July 27, 2018, the Company delivered 116,251,405 common shares, previously held by PTIF, to the Qualified Bondholders, as part of the restructuring of the qualified bonds. The fair value related to the conversion of the Senior Notes settled with the delivery of treasury shares of R$773,072. The treasury shares delivered were written off as a contra entry to capital reserves, amounting to R$2,727,842.

In February 2019, the Company bought back 1,800,000 preferred shares, in trades in the stock market, at a total cost of R$2,572 to ensure the compliance of the obligation assumed by the Company to transfer own shares held in treasury to shareholder Bratel, wholly-owned subsidiary da Pharol, in the context of the settlement entered into by both companies (Note 1).

In April 2019, due to confirmation of the settlement entered into by Oi and Pharol, 32,000,000 common shares and 1,800,000 preferred shares were delivered to Bratel, totaling 33,800,000 shares as provided for by the settlement entered into by the parties (Note 1).

As at December 31, 2019, the Company keeps all its treasury preferred shares pledged as collateral in lawsuits.

	Common shares (*)	Preferred shares (*)
Balance at Jan 1, 2018	148,282	1,812
Delivery of treasury shares	(116,252)
Balance in 2018	32,030	1,812
Share buyback		1,800
Delivery of treasury shares	(32,000)	(1,800)
Balance in 2019	30	1,812

(*) Number of shares in thousands

Fair value of treasury shares

The fair value of treasury shares at the end of the reporting period was as follows:

	2019		2018
	Preferred	Common	Preferred	Common
Number of treasury shares in thousands	1,812	31	1,812	32,030
Quotation per share on BOVESPA (R$)	1.23	0.86	1.26	1.25
Market value	2,229	27	2,283	40,039

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The table below shows the deduction of the amount of treasury shares from the reserve balances that resulted in the repurchase:

	2019	2018
Carrying amount of capital reserves	3,906,771	11,532,995
Treasury shares	(33,315)	(2,803,250)
Balance, net of treasury shares	3,873,456	8,729,745

(c)            Capital reserves

The capital reserves consist mainly of the reserves described below and according to the following practices:

Special merger goodwill reserve: represents the net amount of the balancing item to goodwill recorded in assets, as provided for by CVM Instruction 319/1999.

Special merger reserve - net assets: represented by: (i) the net assets merged by the Company under the Corporate Reorganization approved on February 27, 2012; and (ii) the net assets merged with and into the Company upon the merger of TmarPart approved on September 1, 2015, pursuant to the provisions of CVM Instruction 319/1999.

Other capital reserves:

Other capital reserves: represented mainly by: (i) R$1,933,200 arising from the capitalization of the earnings reserves in February 2015; (ii) R$3,837,009 related to the capital increase with new funds, as mentioned in this Note, item (a); and (iii) R$2,462,799 related to the absorption of capital reserves, due to the delivery of treasury shares to Bratel, pursuant to the agreement entered into, as mentioned in this Note, item (b).

(d)           Other comprehensive income

For purposes presentation of CVM’s Empresas.Net form, were included in other comprehensive income and are stated below:

	Other comprehensive income	Share issue costs	Valuation adjustments to equity	Total
Balance at Jan 1, 2018	(100,411)	(377,429)	(141,871)	(619,711)
Actuarial gain, net of taxes	69,640			69,640
Exchange losses on investment abroad	(35,717)			(35,717)
Balance in 2018	(66,488)	(377,429)	(141,871)	(585,788)
Share issue costs		(423,644)		(423,644)
Hedge accounting loss	(1,152)			(1,152)
Actuarial loss, net of taxes	(9,795)			(9,795)
Exchange losses on investment abroad	(13,734)			(13,734)
Balance in 2019	(91,169)	(801,073)	(141,871)	(1,034,113)

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(e)            Share issue costs

As mentioned in item (a) of this Note, under the commitment agreement entered into with the backstoppers, the Company issued 272,148,705 new common shares, as compensation for the commitments assumed in said agreement, at a cost of R$337,464, recognized in share issuance cost as a contra entry to the capital increase, plus R$86,180 related to expenses incurred in the issue process.

(f)            Basic and diluted earnings per share

On January 16, 2019, the Company issued 1,530,457,356 common shares to the holders of subscription warrants. On January 21, 2019, the Company issued 91,080,933 common shares to the holders of subscription rights that requested subscriptions of the excess common shares. On January 25, 2019, 1,604,268,162 New Common Shares were subscribed and paid in. The end of the capital increase process, through the subscription and payment of all 3,225,806,451 New Common Shares issued as part of the Capital Increase - New Funds, represented a contribution of new funds to the Company totaling R$4,000,000,000.00. This transaction had an impact on earnings per share, since the shareholders were diluted.

The common and preferred shareholders have different rights in terms of dividends, voting rights, and liquidation, as prescribed by the Company’s bylaws. Accordingly, basic and diluted earnings (losses) per share were calculated based on profit (loss) for the year available to the common and preferred shareholders.

Basic

Basic earnings (losses) per share are calculated by dividing the profit attributable to the owners of the Company, available to common and preferred shareholders, by the weighted average number of common and preferred shares outstanding during the year.

Diluted

Diluted earnings (loss) per share are calculated by adjusting the weighted average number of outstanding common and preferred shares, to estimate the dilutive effect of all convertible securities. Currently the Company does not have any potentially dilutive shares.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The table below shows the calculations of basic and diluted earnings per share:

	2019	2018
Profit (loss) attributable to owners of the Company	(9,000,434)	24,591,140

Profit (loss) allocated to common shares - basic and diluted	(8,764,803)	22,036,074
Profit (loss) allocated to preferred shares – basic and diluted	(235,631)	2,555,066

Weighted average number of outstanding shares (in thousands of shares)
Common shares - basic and diluted	5,788,447	1,344,686
Preferred shares - basic and diluted	155,615	155,915

Profit (loss) per share (in reais):
Common shares - basic and diluted	(1.51)	16.39
Preferred shares - basic and diluted	(1.51)	16.39

Preferred shares will become voting shares if the Company does not pay minimum dividends to which preferred shares are entitled under the Company’s Bylaws during three consecutive years.

27.           EMPLOYEE BENEFITS

(a)            Pension plans

The Company and its subsidiaries sponsor retirement benefit plans (“Pension Funds”) for their employees, provided that they elect to be part of such plan, and current beneficiaries. The table below shows the benefit plans existing at December 31, 2019.

Benefit plans	Sponsors	Manager
TCSPREV	Oi, Oi Móvel and BrT Multimídia	FATL
TelemarPrev	Oi, Telemar and Oi Móvel	FATL
PAMEC	Oi	Oi
PBS-A	Telemar e Oi	SISTEL
PBS-Telemar	Telemar	FATL
PBS-TNC	Oi Móvel	FATL
CELPREV	Oi Móvel	FATL
PAMA	Oi and Telemar	SISTEL

SISTEL – Fundação Sistel de Seguridade Social

FATL – Fundação Atlântico de Seguridade Social

Whenever mentioned in this Note, for purposes of the pension plans, the Company may also be referred to as the “Sponsor”.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The sponsored plans are valued by independent actuaries at the end of the annual reporting period. For the year ended December 31, 2019, the actuarial valuations were performed by PREVUE Consultoria. The Bylaws provide for the approval of the supplementary pension plan policy, and the joint liability attributed to the defined benefit plans is ruled by the agreements entered into with the pension fund entities, with the agreement of the National Pension Plan Authority (PREVIC), as regards the specific plans. PREVIC is the official agency that approves and oversees said plans.

The sponsored defined benefit plans are closed to new entrants because they are close-end pension funds. Participants’ and the sponsors’ contributions are defined in the funding plan.

Actuarial liabilities are recognized for the sponsored defined benefit plans that report an actuarial deficit. For the plans that report an actuarial surplus, assets are recorded when there is an express authorization for offsetting them against future employer contributions.

Provisions for pension plans

Refer to the recognition of the actuarial deficit of the defined benefit plans, as shown below:

	COMPANY		CONSOLIDATED
	2019	2018	2019	2018
Actuarial liabilities
Financial obligations - BrTPREV plan (i)	626,748	574,725	626,748	574,725
PAMEC Plan	6,264	4,397	6,264	4,397
Total	633,012	579,122	633,012	579,122
Non-current	633,012	579,122	633,012	579,122

(i)    The Company had a financial obligations agreement entered into with Fundação Atlântico intended for the payment of the mathematical provision without coverage by the plan’s assets. With the approval and ratification of the JRP, the related claim of Fundação Atlântico against Oi is subject to the new terms and conditions of the JRP.

Assets recognized to be offset against future employer contributions

The Company recognized TCSPREV Plan assets related to: (i) sponsor contributions which participants that left the Plan are not entitled to redeem; and (ii) part of the Plan’s surplus attributed to the sponsor.

The assets recognized are used to offset future employer contributions. These assets are broken down as follows:

	COMPANY		CONSOLIDATED
	2019	2018	2019	2018
Actuarial assets
TCSPREV Plan	55,854	68,619	56,559	68,934
CELPREV Plan			222	199
PBS-TNC Plan			3,264
Total	55,854	68,619	60,045	69,133
Current	5,174	4,366	5,430	4,880
Non-current	50,680	64,253	54,615	64,253

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Characteristics of the sponsored pension plans

1)             FATL

FATL, close-end, multiple sponsor, multiple plan pension fund, is a nonprofit, private pension-related entity, with financial and administrative independence, headquartered in Rio de Janeiro, State of Rio de Janeiro, engaged in the management and administration of pension benefit plans for the employees of its sponsors.

Plans

(i)             PBS-Telemar

Defined contribution pension Benefit Plan, closed to new entrants, enrolled with the CNPB under No. 2000.0015-56.

The contributions from Active Participants of the PBS-Telemar Benefit Plan correspond to the sum of: (i) 0.5% to 1.5% of the Contribution Salary (according to the participant’s age on enrollment date); (ii) 1% of Contribution Salary that exceeds half of one Standard Unit; and (iii) 11% of the Contribution Salary that exceeds one Standard Unit. The Sponsors’ contributions are equivalent to 8% of the payroll of active participants of the plan. The plan is funded under the capital formation approach.

(ii)            TelemarPrev

Variable contribution pension Benefit Plan, enrolled with the CNPB under No. 2000.0065-74.

A participant’s regular contribution is comprised of two portions: (i) basic - equivalent to 2% of the contribution salary; and (ii) standard - equivalent to 3% of the positive difference between the total contribution salary and the social security contribution. The additional extraordinary contributions from participants are optional and can be made in multiples of 0.5% of the Contribution Salary, for a period of not less than six (6) months. Nonrecurring extraordinary contributions from a participant are also optional and cannot be lower than 5% of the Contribution Salary ceiling.

The Plan’s Charter requires the parity between participants’ and sponsors’ contributions, up to the limit of 8% of the Contribution Salary, even though a sponsor is not required to match Extraordinary Contributions made by participants. The plan is funded under the capital formation approach.

(iii)          TCSPREV

Variable contribution pension Benefit Plan, closed to new entrants, enrolled with the CNPB under No. 2000.0028-38

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

On November 30, 2018, date of the actual merger, TCSPREV Benefits Plan merged the BrTPREV Benefits Plan (CNPB No. 2002.0017-74) to become the full successor of this Plan’s rights and obligations, assuming all its assets and liabilities. This merger was approved by PREVIC Administrative Rule 995, of October 24, 2018, published on Federal Official Gazette No. 208 of October 29, 2018.

With the recognition and registration of the merger, the Participants and Beneficiaries linked to BrTPREV automatically became Participants and Beneficiaries TCSPREV, in accordance with the categories of Beneficiaries existing on the day prior to the merger date.

The monthly, mandatory Basic Contribution of the Active Participants of the TCSPREV and BrTPREV corresponds to the outcome obtained by applying a percentage that may range from 3% to 8% on the Contribution Salary, pursuant to the age and option of each Participant. The Plan’s Charter provides for contribution parity by the Participants and the Sponsors.

The monthly Contribution of the Fundador/Alternativo Plan Participants, previously merged with and into BrTPREV, corresponds to the sum of: (i) 3% charged on the Contribution Salary; (ii) 2% charged on the Contribution Salary that exceeds half of the highest Official Pension Scheme Contribution Salary, and (iii) 6.3% charged on the Contribution Salary that that exceeds the highest Official Pension Scheme Contribution Salary. The Plan’s Charter provides for contribution parity by the Participants and the Sponsors.

In accordance with regulatory criteria, the Sponsors’ contributions, related to TCSPREV and BrTPREV Participants are automatically cancelled on the month subsequent to the month when the same Participant reaches the age of 60 years old, 10 years of Credited Services, and 10 years of Plan membership.

For participants who migrated from the PBS-TCS Plan to the TCSPREV Plan, the Sponsors’ contributions are cancelled on the month subsequent to the month when a Participant reaches the age of 57 years old, 10 years of uninterrupted membership of PBS-TCS and the TCSPREV Plan, 10 years of Credited Services at the Sponsor, and 35 years of registration with the official Social Security scheme.

The TCSPREV and BrTPREV Participant’s Voluntary Contribution corresponds to the product obtained, in whole numbers, by applying a percentage of up 22%, elected by the Participant, to the Participation Salary.

The Sporadic Contribution is optional and both its amount and frequency are freely chosen by the Participant, as defined by the TCSPREV or BrTPREV Plan, provided it is not lower than one (1) UPTCS (TCSPREV Pension Unit) or one (1) UPBrT (BrT’s Pension Unit), respectively. The Sponsor does not make any counterpart contribution to the Participant’s Voluntary or Sporadic contribution.

The plan is funded under the capital formation approach.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(iv)          PBS-TNC

Defined contribution pension Benefit Plan, closed to new entrants, enrolled with the CNPB under No. 2000.0013-19.

The contributions from Active Participants of the PBS-TNC Benefit Plan correspond to the sum of: (i) 0.28% to 0.85% of the Contribution Salary (according to the participant’s age on enrollment date); (ii) 0.57% of Contribution Salary that exceeds half of one Standard Unit; and (iii) 6.25% of the Contribution Salary that exceeds one Standard Unit. The Sponsors’ contributions are equivalent to a percentage of the payroll of the employees who are Active Plan Participants, as set on an annual basis in the Costing Plan.

The contribution of the Current Beneficiaries (only those who receive a retirement allowance) is equivalent to a percentage to be set on an annual basis in the Costing Plan, applied on the overall benefit, limited to the amount of the allowance.

The plan is funded under the capital formation approach.

(v)            CELPREV

Defined Contribution Pension Benefit Plan, enrolled with the CNPB under No. 2004.0009-29.

On January 12, 2018, pursuant to Administrative Rule 22, published on the Federal Official Gazette of January 16, 2018, PREVIC approved the new text of the Plan’s Charter, which closes the number of CELPREV participants and prevents new entrants.

The Participant’s Basic Regular Contribution corresponds to the product obtained by applying a percentage, 0%, 0.5%, 1%, 1.5% or 2%, depending on each participant’s option, to his or her Contribution Salary (SP). The Sponsors contribute with an amount equivalent to such contribution, less the monthly, mandatory contribution of each Sponsor required to fund risk costs (Sick Pay Benefit).

The Additional Regular Contribution corresponds The Participant’s Basic Regular Contribution corresponds to the product obtained by applying a percentage ranging from 0% to 6%, in multiples of 0.5%, as elected by each participant, on the Contribution Salary exceeding 10 Plan Benchmark Units (URPs). The Sponsors contribute with an equivalent amount.

The Participant’s Voluntary Contribution corresponds to a whole number percentage, freely elected by each participant, applied on the Contribution Salary. The Sponsor does not make any counterpart contribution to this contribution.

The Sponsor’s Nonrecurring Contribution is voluntarily and corresponds to applying a percentage ranging from 50% to 150% of the aggregate Basic Regular and Additional Regular Contributions of the Sponsor, pursuant to consistent, non-discriminatory criteria, made with the frequency set by the Sponsor.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The Sponsor’s Special Contribution is specific for new Plan members who have joined the plan within 90 days starting March 18, 2004.

The Sponsor’s monthly, mandatory Risk Contribution, required to fund the Sick Pay Benefit, corresponds to percentage of Non-migrating Participants’ Contribution Salary payroll.

The plan is funded under the capital formation approach.

2)             SISTEL

SISTEL is a nonprofit, private welfare and pension entity, established in November 1977, which is engaged in creating and operating private plans to grant benefits in the form of lump sums or annuities, supplementary or similar to the government retirement pensions, to the employees and their families who are linked to SISTEL’s sponsors.

Plans

(i)             PBS-A

Defined benefit plan jointly sponsored with other sponsors associated to the provision of telecommunications services and offered to participants who held the status of beneficiaries on January 1, 2000.

Contributions to the PBS-A are contingent on the determination of an accumulated deficit. As at December 31, 2019, date of the last actuarial valuation, the plan presented a surplus.

In December 2019, the National Pension Plan Authority (PREVIC) approved the allocation of a special reserve of the PBS-A Benefit Plan, with the reversal of amounts to sponsors and improvement of benefits, in the form of temporary income, to the beneficiaries. The total amount of the Company’s share of the PBS-A’s surplus corresponds to R$669,054 (R$140,274 in the Company), to be received in 36 monthly installments, adjusted by the Plan's profitability, the accounting recognition of which as the installments are received, with an impact on other comprehensive income, as required by IAS 19/CPC 33.

(ii)            PAMA

PAMA is a healthcare plan for retired employees aimed at providing medical care coverage to beneficiaries, with copayments by and contributions from the latter, provided that linked to the Defined Benefit pension plans managed by SISTEL.

Up to 2014, the Company did not consider the assets and liabilities of the PAMA plan because it is multi-sponsored and similar to defined contribution plans (benefits paid are limited to the amount of the contributions received by the plan), and there are no other obligations in addition to the existing balances.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

However, as from the issue of National Supplementary Healthcare Agency’s position that SISTEL is a sponsor of the healthcare plan as defined by Law 9656/1998 and as a result does not qualify as a Healthcare plan operator, SISTEL is liable for some plan obligations, even though it is not make entitled to revenue from the corresponding contributions. Thus, it is no longer possible to qualify this plan as a defined contribution plan.

In October 2015, in compliance with a court order, SISTEL transferred the surpluses of the PBS-A benefits plan, amounting to R$3,042 million, to ensure the solvency of the plan PAMA. Of the total amount transferred, R$2,127 million is related to the plans sponsored by the Company, prorated to the portions of the defined benefit obligations. The amount was established based on actuarial studies prepared by an outside consulting firm using assumptions consistent with the population of PAMA users and the projection of medical expenses increase inherent to this population. Beginning on the issue of said court order, the Company started to calculate and disclose information on the PAMA actuarial obligations, pursuant to CPC 33 (CVM 695) criteria.

3)             PAMEC-BrT - Assistance plan managed by the Company

Healthcare plan intended to provide medical care to the retirees and survivor pensioners linked to the TCSPREV Benefit Plan. Benefit Plan managed by FATL.

The contributions for PAMEC-BrT were fully paid in July 1998, through a single appropriation. However, as this plan is now administrated by the Company, after the transfer of management by Fundação 14 in November 2007, there are no assets recognized to cover current expenses, and the actuarial obligation is fully recognized in the Company’s liabilities.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Statuses of the sponsored plans, revalued at the end of the reporting period

Changes in the actuarial obligations, fair value of assets and amounts recognized in the balance sheet

	COMPANY
	2019
	PENSION PLANS				MEDICAL CARE PLANS
	TCSPREV	PBS-Telemar	TelemarPrev	PBS-A	PAMEC	PAMA
Present value of actuarial obligation at beginning of year	3,251,918	8,415	176,941	1,013,364	4,397	610,928
Interest on actuarial liabilities	283,139	713	15,797	87,684	414	55,290
Current service cost	206		103			206
Participant contributions made in the year	15
Benefits paid, net	(262,147)	(719)	(11,274)	(90,943)	(484)	(41,162)
Increase/(decrease) of assets due to changes in the Plan				38,839
Benefit obligation result allocated to other comprehensive income	500,001	282	39,181	144,674	1,937	123,890
Asset increase/(decrease) as a result of the Plan’s merger
Present value of actuarial obligation at the end of the year	3,773,132	8,691	220,748	1,193,618	6,264	749,152
Fair value of assets at the beginning of the year	3,615,956	9,719	191,524	1,540,980		610,469
Return on plan assets	312,912	833	16,957	137,116		55,543
Amortizing contributions received from sponsor	28				484
Benefits payment	(262,146)	(719)	(11,274)	(90,943)	(484)	(41,162)
Benefit obligation result allocated to other comprehensive income	342,180	469	37,281	162,093		168,980
Asset increase/(decrease) as a result of the Plan’s merger
Fair value of plan assets at the end of the year	4,008,930	10,302	234,488	1,749,246		793,830
(=) Net actuarial liability/(asset) amount	(235,798)	(1,611)	(13,740)	(555,628)	6,264	(44,678)
Effect of the asset/onerous liability recognition ceiling	179,944	1,611	13,740	555,628		44,678
(=) Recognized net actuarial liability/(asset)	(55,854)				6,264

	COMPANY
	2018
	PENSION PLANS					MEDICAL CARE PLANS
	BrTPREV (*)	TCSPREV	PBS-Telemar	TelemarPrev	PBS-A	PAMEC	PAMA
Present value of actuarial obligation at beginning of year	2,523,181	622,688	7,450	159,771	985,337	3,300	557,799
Interest on actuarial liabilities	217,971	77,967	700	15,179	92,665	317	53,759
Current service cost	58	166		118			170
Participant contributions made in the year	12	2
Benefits paid, net	(177,138)	(61,505)	(690)	(10,758)	(88,947)	(688)	(42,143)
Benefit obligation result allocated to other comprehensive income	60,969	(12,453)	955	12,631	24,309	1,468	41,343
Asset increase/(decrease) as a result of the Plan’s merger	(2,625,053)	2,625,053
Present value of actuarial obligation at the end of the year		3,251,918	8,415	176,941	1,013,364	4,397	610,928
Fair value of assets at the beginning of the year	1,894,446	1,945,911	8,735	173,034	1,572,791		577,278
Return on plan assets	161,317	199,717	826	16,483	150,411		55,673
Amortizing contributions received from sponsor	22	4				688
Benefits payment	(177,138)	(61,505)	(690)	(10,758)	(88,947)	(688)	(42,143)
Benefit obligation result allocated to other comprehensive income	36,601	(383,419)	848	12,765	(93,275)		19,661
Asset increase/(decrease) as a result of the Plan’s merger	(1,915,248)	1,915,248
Fair value of plan assets at the end of the year		3,615,956	9,719	191,524	1,540,980		610,469
(=) Net actuarial liability/(asset) amount		(364,038)	(1,304)	(14,583)	(527,616)	4,397	459
Effect of the asset/onerous liability recognition ceiling		295,419	1,304	14,583	527,616		(459)
(=) Recognized net actuarial liability/(asset)		(68,619)				4,397

(*) Plan merged with into TCSPREV on November 30, 2018.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

	CONSOLIDATED
	2019
	PENSION PLANS						MEDICAL CARE PLANS
	TCSPREV	PBS-Telemar	TelemarPrev	PBS-A	PBS-TNC	CELPREV	PAMEC	PAMA
Present value of actuarial obligation at beginning of year	3,256,516	328,130	4,165,284	4,811,332	35,043	26	4,397	3,422,402
Interest on actuarial liabilities	283,542	28,419	367,633	415,476	3,066	2	414	308,512
Current service cost	250	34	1,613		82	2		322
Participant contributions made in the year	15	28
Benefits paid, net	(262,369)	(23,683)	(285,160)	(429,813)	(2,460)		(484)	(229,329)
Increase/(decrease) of assets due to changes in the Plan				183,195
Benefit obligation result allocated to other comprehensive income	500,731	32,358	729,147	660,695	4,984	1	1,937	641,713
Asset increase/(decrease) as a result of the Plan’s merger
Present value of actuarial obligation at the end of the year	3,778,685	365,286	4,978,517	5,640,885	40,715	31	6,264	4,143,620
Fair value of assets at the beginning of the year	3,621,068	379,000	4,508,570	7,316,395	60,062	3,340		3,443,944
Return on plan assets	313,409	33,149	394,800	649,891	5,255	293		312,145
Amortizing contributions received from sponsor							484
Sponsor	13	65
Participants	15	28
Benefits payment	(262,369)	(23,683)	(285,160)	(429,813)	(2,460)		(484)	(229,329)
Benefit obligation result allocated to other comprehensive income	345,124	42,087	680,478	730,389	1,980	558		895,983
Asset increase/(decrease) as a result of the Plan’s merger
Fair value of plan assets at the end of the year	4,017,260	430,646	5,298,688	8,266,862	64,837	4,191		4,422,743
(=) Net actuarial liability/(asset) amount	(238,575)	(65,360)	(320,171)	(2,625,977)	(24,122)	(4,160)	6,264	(279,123)
Effect of the asset/onerous liability recognition ceiling	182,016	65,360	320,171	2,625,977	20,858	3,938		279,123
(=) Recognized net actuarial liability/(asset)	(56,559)				(3,264)	(222)	6,264

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

	CONSOLIDATED
	2018
	PENSION PLANS							MEDICAL CARE PLANS
	BrTPREV (*)	TCSPREV	PBS-Telemar	TelemarPrev	PBS-A	PBS-TNC	CELPREV	PAMEC	PAMA
Present value of actuarial obligation at beginning of year	2,524,728	625,266	307,658	3,825,053	4,675,447	31,938	41	3,300	3,113,772
Interest on actuarial liabilities	218,105	78,223	29,113	362,886	439,285	3,027	4	317	299,881
Current service cost	74	196	41	1,870		55	3		273
Participant contributions made in the year	12	2	34			1
Benefits paid, net	(177,215)	(61,605)	(23,441)	(272,271)	(422,312)	2,527		(688)	(237,744)
Benefit obligation result allocated to other comprehensive income	60,942	(12,212)	14,725	247,746	118,912	(2,505)	(22)	1,468	246,220
Asset increase/(decrease) as a result of the Plan’s merger	(2,626,646)	2,626,646
Present value of actuarial obligation at the end of the year		3,256,516	328,130	4,165,284	4,811,332	35,043	26	4,397	3,422,402
Fair value of assets at the beginning of the year	1,895,608	1,953,967	360,700	4,142,553	7,462,931	59,723	3,030		3,243,093
Return on plan assets	161,415	200,469	34,332	394,097	713,294	5,759	298		312,593
Amortizing contributions received from sponsor	11
Regular contributions received by plan	12	4	100			3	1	688
Sponsor		2	66			2
Participants	12	2	34			1
Benefits payment	(177,215)	(61,605)	(23,441)	(272,271)	(422,312)	(2,505)		(688)	(237,744)
Benefit obligation result allocated to other comprehensive income	36,579	(388,177)	7,309	244,191	(437,518)	(2,918)	11		126,002
Asset increase/(decrease) as a result of the Plan’s merger	(1,916,410)	1,916,410
Fair value of plan assets at the end of the year		3,621,068	379,000	4,508,570	7,316,395	60,062	3,340		3,443,944
(=) Net actuarial liability/(asset) amount		(364,552)	(50,870)	(343,286)	(2,505,063)	(25,019)	(3,314)	4,397	(21,542)
Effect of the asset/onerous liability recognition ceiling		295,618	50,870	343,286	2,505,063	25,019	3,115		21,542
(=) Recognized net actuarial liability/(asset)		(68,934)					(199)	4,397

(*) Plan merged with into TCSPREV on November 30, 2018.

The Company determines the amount available to deduct from future contributions according to the applicable legal provisions and the benefit plan charter. The amount of the asset linked to the TCSPREV, PBS-TNC and CELPREV Plans recognized in the Company’s financial statements does not exceed the present value of future contributions.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Expenses (revenue) components of the benefits

	COMPANY
	2019
	PENSION PLANS				MEDICAL CARE PLANS
	TCSPREV	PBS-Telemar	TelemarPrev	PBS-A	PAMEC	PAMA
Current service cost	206		103			206
Interest on actuarial liabilities	283,139	713	15,797	87,684	414	55,290
Return on plan assets	(312,912)	(832)	(16,957)	(137,115)		(55,543)
Interest on onerous liability	23,941	119	1,160	49,431		285
Effect of the unrecognized net actuarial asset						(238)
Expenses (income) recognized in statement of profit or loss	(5,626)		103		414
Expenses (income) recognized in other comprehensive income	18,404		(103)		1,937
Total expense (income) recognized	12,778				2,351

	COMPANY
	2018
	PENSION PLANS					MEDICAL CARE PLANS
	BrTPREV	TCSPREV	PBS-Telemar	TelemarPrev	PBS-A	PAMEC	PAMA
Current service cost	58	166		118			170
Interest on actuarial liabilities	217,971	77,967	700	15,179	92,664	317	53,759
Return on plan assets	(161,317)	(199,717)	(826)	(16,483)	(150,411)		(55,674)
Interest on onerous liability		112,417	126	1,304	57,747		1,915
Effect of the unrecognized net actuarial asset							(170)
Expenses (income) recognized in statement of profit or loss	56,712	(9,167)		118		317
Expenses (income) recognized in other comprehensive income	24,369	38.364		(118)		1.469
Total expense (income) recognized	81,081	29.197				1.786

	CONSOLIDATED
	2019
	PENSION PLANS						MEDICAL CARE PLANS
	TCSPREV	PBS-Telemar	TelemarPrev	PBS-A	PBS-TNC	CELPREV	PAMEC	PAMA
Current service cost	250	34	1,613		82	2		322
Interest on actuarial liabilities	283,541	28,419	367,633	415,476	3,066	2	414	308,512
Return on plan assets	(313,409)	(33,149)	(394,800)	(649,891)	(5,255)	(293)		(312,146)
Interest on onerous liability	24,000	4,725	27,167	234,415	2,065	273		3,634
Effect of the unrecognized net actuarial asset
Expenses (income) recognized in statement of profit or loss	(5,618)	29	1,613		(42)	(16)	414	322
Expenses (income) recognized in other comprehensive income	18,005	36	(1,613)		(2,382)	(7)	1,937	(322)
Total expense (income) recognized	12,387	65			(2,424)	(23)	2,351

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

	CONSOLIDATED
	2018
	PENSION PLANS							MEDICAL CARE PLANS
	BrTPREV	TCSPREV	PBS-Telemar	TelemarPrev	PBS-A	PBS-TNC	CELPREV	PAMEC	PAMA
Current service cost	74	196	41	1,870		55	3		274
Interest on actuarial liabilities	218,103	78,222	29,114	362,887	439,285	3,027	4	317	299,881
Return on plan assets	(161,415)	(200,469)	(34,332)	(394,097)	(713,295)	(5,759)	(298)		(312,593)
Interest on onerous liability		112,564	5,214	31,210	274,010	2,731	294		12,712
Effect of the unrecognized net actuarial asset									(274)
Expenses (income) recognized in statement of profit or loss	56,762	(9,487)	37	1,870		54	3	317
Expenses (income) recognized in other comprehensive income	24,364	42,233	30	(1,870)		(891)	(201)	1,469
Total expense (income) recognized	81,126	32,746	67			(837)	(198)	1,786

Main actuarial assumptions adopted

	CONSOLIDATED
	PENSION PLANS						MEDICAL CARE PLANS
	TCSPREV	PBS-Telemar	TelemarPrev	PBS-A	PBS-TNC	CELPREV	PAMEC	PAMA
Nominal discount rate of actuarial liability	7.43%	7.43%	7.43%	7.43%	7.43%	7.43%	7.64%	7.64%
Estimated inflation rate	3.80%	3.80%	3.80%	3.80%	3.80%	3.80%	3.80%	3.80%
Estimated nominal salary increase index	4.00%	4.00%	Per sponsor	N.A.	8.82%	7.53%	N.A.	N.A.
Estimated nominal benefit growth rate	3.80%	3.80%	3.80%	3.80%	3.80%	3.80%	N.A.	N.A.
Total expected rate of return on plan assets	7.43%	7.43%	7.43%	7.43%	7.43%	7.43%	7.64%	7.64%
General mortality biometric table	AT-2000 Basic eased by 15%, segregated by gender	AT-2000 Basic eased by 20%, segregated by gender	AT-2000 Basic eased by 20%, segregated by gender	AT-2000 Basic eased by 15%, segregated by gender	AT-2000 Basic eased by 15%, segregated by gender	N.A.	AT-2000 Basic eased by 15%, segregated by gender	AT-2000 Basic eased by 15%, segregated by gender
Biometric disability table	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%	N.A.	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%
Biometric disabled mortality table	AT-49, segregated by gender	AT-49, segregated by gender	AT-49, segregated by gender	AT-49, segregated by gender	AT-49, segregated by gender	N.A.	AT-49, segregated by gender	AT-49, segregated by gender
Turnover rate	4.80%	Nil	Per sponsor, null starting at 50 years old and null for Settled Benefit	Nil	Nil	2%	Nil	Nil
Starting age of the benefits	57 years old	57 years old	55 years old	N.A.	57 years old	55 years old	N.A.	N.A.
Nominal medical costs growth rate	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	6.91%	6.91%

N.A. = Not applicable.

ADDITIONAL DISCLOSURES - 2019
(a) Plans’ assets and liabilities correspond to the amounts as at December 31, 2019.
(b) Master file data used for the plans managed by FATL and for the PAMEC plan are as at July 31, 2019, and for SISTEL are as at June 30, 2019, both projected for December 31, 2019.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Investment policy of the plans

The investment strategy of the Benefits Plans is described in their investment policy, which is annually approved by the governing board of the sponsored funds. This policy establishes that investment decision-making must take into consideration: (i) the preservation of capital; (ii) the diversification of investments; (iii) the risk appetite according to conservative assumptions; (iv) the expected return rate based on actuarial requirements; (v) the compatibility of investment liquidity with the plans’ cash flows, and (vi) reasonable management costs. The policy also defines the volume interval for different types of investment allowed for the pension funds, as follows: fixed income, variable income, structured investments, investments abroad, loans to participants, and real estate investments.

The average ceilings set for the different types of investment permitted for pension funds are as follows:

ASSET SEGMENT	TCSPREV	PBS-Telemar	TelemarPrev	PBS-A	PBS-TNC	CELPREV	PAMA
Fixed income	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Variable income	70.00%	70.00%	70.00%	70.00%	70.00%	70.00%	0.00%
Structured investments	20.00%	20.00%	20.00%	20.00%	20.00%	20.00%	0.00%
Investments abroad	10.00%	10.00%	10.00%	0.00%	10.00%	10.00%	0.00%
Real estate	20.00%	20.00%	20.00%	20.00%	20.00%	20.00%	0.00%
Loans to participants	15.00%	15.00%	15.00%	3.00%	15.00%	15.00%	0.00%

The allocation of plan assets as at December 31, 2019 is as follows:

ASSET SEGMENT	TCSPREV	PBS- Telemar	TelemarPrev	PBS-A	PBS-TNC	CELPREV	PAMA
Fixed income	86.06%	90.57%	92.46%	95.10%	85.61%	88.20%	100.00%
Variable income	1.63%	0.34%	0.96%	0.00%	0.48%	3.17%	0.00%
Structured investments	10.85%	7.84%	5.04%	0.00%	13.71%	7.25%	0.00%
Investments abroad	0.21%	0.00%	0.11%	0.00%	0.00%	0.50%	0.00%
Real estate	0.83%	0.90%	0.76%	4.10%	0.00%	0.00%	0.00%
Loans to participants	0.42%	0.35%	0.67%	0.80%	0.20%	0.88%	0.00%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

(b)           Employee profit sharing

In the year ended December 31, 2019, the Company and its subsidiaries recognized provisions for employee profit sharing based on individual and corporate goal attainment estimates totaling R$59,989 (R$64,021 in 2018) in the Company and R$247,178 (R$265,753 in 2018) on a consolidated basis.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(c)            Share-based compensation

A long-term incentives plan based on shares granted the Executives and the Board of Directors (Executive Committee’s Stock Option Plan and the Board of Directors’ Stock Option Plan) was submitted to and approved at the Extraordinary Shareholders’ Meeting held on April 26, 2019.

However, in light of the opinion issued by the Federal Public Prosecution Office and the decision issued by the Judicial Reorganization Court on April 24, 2019 on the new long-term incentives plans, the Oi’s Board of Directors decided and communicated to the Extraordinary Shareholders’ Meeting that such plans would only be implemented after a new decision of said Court, authorizing its implementation, is issued.

Beginning December 17, 2019, with the Ruling awarded by the 8th Civil Chamber of the Rio de Janeiro State Court on Bill of Review No. 0035453-90.2019.8.19.0000, filed by the Public Prosecution Office, the decision that the Stock Option Plan for the members of the Board of Directors should not be implemented until the end of the judicial reorganization was maintained and the implementation of Stock Action Plan for said Company Executives was authorized.

In compliance with the decision referred to above, in December 2019 the Company implemented the New Stock Option Plan for the Executive Committee, according to all the rules and conditions approved at the Extraordinary Shareholders’ Meeting held on April 26, 2019.

Executives’ Stock Action Plan

The purpose of this plan is to allow granting shares to Company Executives, aiming at promoting their high engagement and commitment to ensure the achievement of the strategic goals consistently with the Company’s and its shareholders’ medium- and long-term interests.

The plan provides for granting annual shares over a three-year period that shall not exceed 1.5% of the Company's share capital.

The number of shares per grant is calculated individually for the purpose of maintaining the competitiveness of the executives with regard to the performance of their duties and shall be delivered to them provided that the plan's performance condition is met.

The information used in the executives’ stock option plan’s assessment is as follows:

Grant date	Stock dilution percentage	Number of shares granted	Vesting portions	Vesting dates	Average share value at the grant date	Estimated fair value at the vesting date
12/30/2019	0.57%	33,704,937	1/3	12/30/2020	0.95	34,406
			1/3	12/30/2021
			1/3	12/30/2022

The fair value of the granted stock options will be determined based on the vesting period and recognized as the services are provided. The estimated fair value at the acquisition date was measured taking into account the price of the shares granted on December 30, 2019, adjusted by the weighted average cost of capital of 10.98%, estimated for the three-year period of the program,

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

brought to present value at the period’s opportunity cost of 14.67%, which corresponds to the fair value of the share.

28.           SEGMENT REPORTING

The Company’s management uses operating segment information for decision-making. The Company identified only one operating segment that corresponds to the telecommunications business in Brazil.

In addition to the telecommunications business in Brazil, the Company conducts other businesses that individually or in aggregate do not meet any of the quantitative indicators that would require their disclosure as reportable business segments. These businesses refer basically to the following companies: Companhia Santomense de Telecomunicações, Listas Telefónicas de Moçambique, ELTA – Empresa de Listas Telefónicas de Angola, and Timor Telecom, which provide fixed and mobile telecommunications services and publish telephone directories, and which have been consolidated since May 2014.

The revenue generation is assessed by Management based on a view segmented by customer, into the following categories:

•       Residential Services, focused on the sale of fixed telephony services, including voice services, data communication services (broadband), and pay TV;

•       Personal Mobility, focused on the sale of mobile telephony services to subscription and prepaid customers, and mobile broadband customers; and

•       SMEs/Corporate, which includes corporate solutions offered to our small, medium-sized, and large corporate customers.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Telecommunications in Brazil

In preparing the financial information for this reportable segment, the transactions between the companies included in the segment have been eliminated. The financial information of this reportable segment for the periods ended December 31, 2019 and 2018 is as follows:

	2019	2018
Residential	7,264,262	8,401,599
Personal mobility	7,017,311	7,250,462
SMEs/Corporate	5,527,817	5,980,807
Other services and businesses	140,004	226,985
Net operating revenue	19,949,394	21,859,853
Operating expenses
Depreciation and amortization	(6,804,870)	(5,740,079)
Interconnection	(484,061)	(653,867)
Personnel	(2,487,632)	(2,554,375)
Third-party services	(5,957,763)	(5,833,570)
Grid maintenance services	(1,012,857)	(1,102,809)
Handset and other costs	(159,442)	(185,436)
Advertising and publicity	(494,348)	(379,676)
Rentals and insurance	(2,571,245)	(4,194,135)
Provisions/reversals	(216,438)	(202,122)
Expected losses on trade receivables	(488,269)	(689,735)
Impairment losses	(2,111,022)	(291,758)
Taxes and other expenses	(18,396)	(201,296)
Other operating income (expenses), net	(6,974)	(5,016,358)
OPERATING INCOME BEFORE FINANCIAL INCOME (EXPENSES) AND TAXES	(2,863,923)	(5,185,363)

FINANCIAL INCOME (EXPENSES)
Financial income	2,659,074	30,850,746
Financial expenses	(8,452,638)	(4,339,053)

PRE-TAX PROFIT (LOSS)	(8,657,487)	21,326,330

Income tax and social contribution	57,174	3,270,890

PROFIT (LOSS) FOR THE YEAR	(8,600,313)	24,597,220

Reconciliation of revenue and profit (loss) for the quarter and information per geographic market

In the years ended December 31, 2019 and 2018, the reconciliation of the revenue from the segment telecommunications in Brazil and total consolidated revenue is as follows:

	2019	2018
Net operating revenue
Revenue related to the reportable segment	19,949,394	21,859,853
Revenue related to other businesses	186,789	200,161
Consolidated net operating revenue (Note 5)	20,136,183	22,060,014

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

In the years ended December 31, 2019 and 2018, the reconciliation between the profit or loss before financial income (expenses) and taxes of the segment Telecommunications in Brazil and the consolidated profit (loss) before financial income (expenses) and taxes is as follows:

	2019	2018
Profit (loss) before financial income (expenses) and taxes
Telecommunications in Brazil	(2,863,923)	(5,185,363)
Other businesses	(113,447)	(82,895)
Consolidated income before financial income (expenses) and taxes (Note 5)	(2,977,370)	(5,268,258)

Total assets, liabilities and tangible and intangible assets per geographic market as at December 31, 2019 are as follows:

	2019
	Total assets	Total liabilities	Tangible assets	Intangible assets	Investment in tangible and intangible assets
Brazil	67,294,245	53,525,978	38,910,834	3,997,865	7,396,983
Other, primarily Africa	4,597,577	569,338	84,122	21,327	28,530

29.           RELATED-PARTY TRANSACTIONS

Transactions with consolidated related parties

	COMPANY
	2019	2018
Assets
Accounts receivable	726,812	342,103
BrT Call Center	45,870	38,610
BrT Multimídia	18,036	46,447
Oi Móvel	499,755	180,531
Telemar	163,151	75,924
Serede		591
Receivables from related parties (current and non-current)	5,583,816	11,960,680
PTIF (i)	3,461,853	7,555,189
Oi Holanda (i)	1,764,575	4,066,221
PT Participações	357,388	339,270
Dividends and interest on capital receivable	3,499
Oi Serviços Financeiros	2,147
Rio Alto	1,352
Other	164,220	524,928
Telemar	56,697	110,593
Oi Móvel	24,889	148,058
Oi Holanda	15,144	47,602
PTIF	420	209,184
CVTEL	112
Serede	66,632	9,442
Dommo		49
Paggo Administradora	326

(i)    See information in Note 15 – item (ii).

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

	COMPANY
	2019	2018
Revenue
Liabilities
Trade payables	324,066	386,350
BrT Call Center	48,889	43,723
BrT Multimídia	58,410	136,963
Oi Móvel	137,150	111,745
Telemar	57,733	12,879
Paggo Administradora	21,811	25,370
Serede	73	55,670
Borrowings and financing, and debentures (ii)	783,404	377,184
Telemar	39,525	19,161
Oi Holanda	743,879	358,023
Other payables	64,656	112,834
BrT Call Center	193	396
BrT Multimídia		13,539
Oi Móvel	1,442	31,095
Telemar	43,940	58,844
Dommo		7
Rio Alto	975	975
Oi Investimentos	9,592	7,978
PT Participações	8,514

(ii) The Company conducted loans with and acquires debentures from its subsidiaries under market terms and conditions to finance its operations or repay its debt.

	COMPANY
	2019	2018
Revenue
Revenue from services rendered	47,300	69,881
Oi Internet		133
BrT Multimídia	555	552
Oi Móvel	34,361	40,254
Telemar	11,740	28,392
Serede	644	544
Rede Conecta		6
Other operating income	41,921	61,588
BrT Multimídia	3,958	13,778
Oi Móvel	37,956	38,716
Brt Call Center		2,621
Serede	7	6,473
Financial income	1,338,509	20,026,653
Oi Móvel	9,020	2,449
Telemar	3,285	1,033,569
Serede		10,821
Rede Conecta		4,914
BrT Multimídia		25,549
Brt Call Center		6,339
Oi Holanda	758,200	18,029,792
PTIF	549,886	842,586
PT Participações	18,118	70,634

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

	COMPANY
	2019	2018
Operating costs and expenses	(923,885)	(922,295)
BrT Multimídia	(4,006)	(4,890)
Oi Móvel	(39,666)	(68,192)
Telemar	(12,760)	(26,327)
Paggo Administradora	(3,018)	(4,192)
BrT Call Center	(505,333)	(450,349)
Serede	(359,102)	(368,345)
Financial expenses	(946,339)	(1,857,517)
Oi Móvel		751,262
Telemar	(34,521)	(335,727)
Serede	(4,260)	(3,594)
BrT Call Center	(1,801)	(1,448)
BrT Multimídia	(7,241)	(5,323)
Oi Holanda	(875,706)	(1,707,395)
PTIF	(22,602)	(557,120)
Oi Internet		20
PT Participações	(208)	1,808

Credit facilities

The Company may grant credit facilities to its subsidiaries for the purpose of providing working capital for their operating activities. In these cases, maturities can be rescheduled based on these companies’ projected cash flows and these facilities bear interest equivalent to 115% of CDI (115% of CDI in 2018). In the year ended December 31, 2019 there are no outstanding balances between group companies for this purpose since, as approved in the JRP, real-denominated intercompany claims for working capital purposes were extinguished by netting payables and receivables between the Brazilian RJ Debtors.

The intercompany credit facilities effective at December 31, 2019 are linked to the terms approved in the JRP. The intercompany claims not covered by said netting as provided for in the JRP were restructured and will be paid 20 years after the end of the settlement of all the claims paid under the terms and conditions of the Default Payment Method, adjusted using the TR for real-denominated credit facilities and changes in foreign exchange rates for international credit facilities. Additionally, credit facilities between the Company, a PTIF, and Oi Holanda were created since that in the context of the implementation of the JRP, the financial debt of the RJ Debtors were substantially consolidated in the Company, which issued financial and equity instruments to settle these debts originally recognized by said subsidiaries.

Guarantees

The Company and the other RJ Debtors are jointly and severally liable for the compliance of all obligations set forth by the JRP, as provided therefor.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Transactions with jointly controlled entities, associates, and unconsolidated entities

	COMPANY		CONSOLIDATED
	2019	2018	2019	2018
Accounts receivable and other assets			7,216	6,359
Hispamar			426
Other entities			6,790	6,359

	COMPANY		CONSOLIDATED
	2019	2018	2019	2018
Accounts payable and other liabilities	706	915	74,254	74,210
Hispamar	706	915	71,841	66,704
Other entities			2,413	7,506

	COMPANY		CONSOLIDATED
	2019	2018	2019	2018
Revenue
Revenue from services rendered			380	347
Other entities			380	347
Other income			502
Hispamar			502
Financial income			430	430
Other entities			430	430

	COMPANY		CONSOLIDATED
	2019	2018	2019	2018
Costs/expenses
Operating costs and expenses	(4,441)	(4,041)	(226,031)	(236,087)
Hispamar	(4,441)	(4,041)	(203,426)	(207,271)
Other entities			(22,605)	(28,816)
Financial expenses	(3)	(3)	(257)	(167)
Hispamar	(3)	(3)	(245)	(158)
Other entities			(12)	(9)

The balances and transactions with jointly controlled entities, associates, and unconsolidated entities result from business transactions carried out in the normal course of operations, namely the provision of telecommunications services by the Company to these entities and the acquisition of these entities’ contents and the lease of their infrastructure.

Compensation of key management personnel

As at December 31, 2019, the compensation of the officers responsible for the planning, management and control of the Company's activities, including the compensation of the directors and executive officers, totaled R$63,405 (R$72,955 in 2018) in the Company and R$63,405 (R$81,244 in 2018) on a consolidated basis.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

30.           INSURANCE

During the concession period, the concessionary has the obligation of maintaining the following insurance coverage, over the prescribed terms: “all risks” policy that covers property damages for all insurable assets belonging to the concession, insurance and against economic losses to insure the continuity of services. All material and/or high-risk assets and liabilities in are insured. The Company and its subsidiaries maintain insurance coverage against property damages, loss of revenue arising from such damages, etc. Management understands that the amount insured is sufficient to assure the integrity of assets and the continuity of operations, and the compliance with the rules set out in the Concession Agreements.

The insurance policies provide the following coverage, per risk and type of asset:

	CONSOLIDATED
	2019	2018
Insurance line
Operational risks and loss of profits	800,000	700,000
Civil liability - third parties (*)	322,408	309,984
Fire - inventories	170,000	150,000
Theft - inventories	20,000	20,000
Civil liability - general	30,000	20,000
Civil liability - vehicles	2,000	2,000

(*) Based on the foreign exchange rate prevailing at December 31, 2019 (ptax): R$4.0301 = US$1.00

31.           HELD-FOR-SALE ASSETS

	COMPANY		CONSOLIDATED
	2019	2018	2019	2018
Assets
Operations in Africa (a)	3,421,062	3,721,549	4,271,348	4,923,187
Nonstrategic assets (b)	43,416		119,742
Total	3,464,478	3,721,549	4,391,090	4,923,187

	COMPANY		CONSOLIDATED
	2019	2018	2019	2018
Liabilities
Operations in Africa (a)			491,225	526,870
Nonstrategic liabilities (b)			3,070
Total			494,295	526,870

(a)            Operations in Africa - Approval of preparatory actions for the sale of Africatel

At the Board of Directors’ meeting held on September 16, 2014, Oi’s management was authorized to take all the necessary actions to divest Oi’s stake in Africatel, representing at the time 75% of Africatel’s share capital, and/or dispose of its assets.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

With regard specifically to the indirect interest held by Africatel in Company, on February 27, 2019 the Company was notified of the final decision issued by the Arbitration Court under the arbitration proceeding filed by PT Ventures, an Africatel subsidiary, against the other Unitel’s shareholders. The Arbitration Court judged that the other Unitel shareholders had violated several provisions of Unitel’s Shareholders’ Agreement, which resulted in a significant decrease of PT Ventures’ stake in Unitel. The Court also judged that the other Unitel shareholders failed to ensure, after November 2012, that PT Ventures received the same amount of foreign currency-denominated dividends as the other foreign Unitel shareholder.

As a result, the Court ordered the other shareholders to pay PT Ventures, jointly and severally, (i) US$339.4 million plus interest (accrued as from February 20, 2019, using the 12-month US dollar LIBOR plus two percentage points, with annual compounding), corresponding to the loss of value of PT Ventures’ stake, in addition to (ii) US$307 million plus interest (simple interest of 7% accrued as from different dates when the dividends not received should have been paid to PT Ventures), in damages resulting from the fact that the other Unitel shareholders failed to ensure, after November 2012, that PT Ventures received the same amount of dividends, in foreign currency, as the other foreign Unitel shareholder, plus (iii) the reimbursement of a significant portions of the fees, court costs, and administrative and arbiters fees and expenses, incurred by PT Ventures on the arbitral proceeding, in a net amount in excess of US$13 million.  The Court dismissed all the retrial petitions filed by the other Unitel shareholders (“2019 Arbitration Award”).

The Arbitration Award results in a reaffirmation of PT Ventures’ rights as shareholder of 25% Unitel’s capital, as prescribed by the Shareholders’ Agreement. PT Ventures retains all its rights provided for in the Shareholders’ Agreement, including the right to appoint the majority of Unitel’s Board of Directors’ members and the right to receive Unitel’s past and future dividends.

Subsequently, at the General Shareholders’ Meeting of Unitel held on March 19, 2019 a new Board of Directors was elected consisting of five members, including two appointed by PT Ventures, one of whom will hold the position of Unitel’s General Director.

On August 12, 2019, PT Ventures was notified on the arbitration petition filed with the International Chamber of Commerce (“ICC”) by Vidatel Ltd. (“Vidatel”), on of Unitel’s shareholders against PT Ventures. In its petition, Vidatel seeks to challenge the 2019 Arbitration Award by submitting arguments relating to the recognition, effectiveness, and feasibility of said award and arguing that the Arbitration Award would have the effect of leading to the unjust enrichment of PT Ventures.

The Company believes that the arbitration proceeding initiated by Vidatel has a delaying tactic with the single goal of disrupting the enforcement of the 2019 Arbitration Award by reopening the discussion of matters that have already been discussed in the arbitration proceeding filed by PT Ventures against the other Unitel shareholders and terminated in February 2019.

Additionally, the Company believes that the ICC is not the appropriate forum to file an arbitration proceeding and analyze the problems alleged by Vidatel, not only because national courts have exclusive jurisdiction on these matters and also because these matters are not within the scope of the arbitration clause greed by Unitel’s shareholders, which prescribes that arbitration shall be used to settle disputes relating only to Unitel’s shareholders’ agreement and violations of Unitel’s shareholders’ agreement.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

PT Ventures filed its response to the arbitration petition on September 11, 2019.

As disclosed to the market in a Material Fact Notice on January 24, 2020, on that date Africatel sold and transferred all PT Ventures shares to the Angolan company Sociedade Nacional de Combustíveis de Angola, Empresa Pública - Sonangol E.P. (Note 33). As a result of this operation, the Company is no longer bound by the ongoing litigation involving PT Ventures, Unitel, and Unitel’s other shareholders.

With regard to the indirect stake held by Africatel in Cabo Verde Telecom, S.A. (“CVT”), on May 21, 2019, PT Ventures sold, after the compliance with the conditions precedent, and transferred all the shares it held in CVT, representing 40% of CVT’s share capital, to the National Social Security Institute and state-owned company ASA – Empresa Nacional de Aeroportos e Segurança Aérea, S.A., both in Cabo Verde, for the total amount of US$26.3 million, as provided for in Clauses 3.1.3 and 5.1 of the JRP. This sale generated a net gain of R$67 million, recognized in profit or loss.

As a result of said share sale, PT Ventures entered into with the State of Cabo Verde, on the same date, an agreement for the definite termination of the arbitration proceedings filed by PT Ventures against the latter in March 2015, with the International Centre fore for Settlement of Investment Disputes (“ICSID”) and the International Chamber of Commerce (“ICC”).

The group of assets and liabilities of the African operations are stated at the lower of their carrying amounts and their fair values less costs to sell, and are consolidated in the Company’s statement of profit or loss since May 5, 2014.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The main components of the assets held sale and liabilities associated to assets held for sale of the African operations are as follows:

	Operations in Africa
	2019[1]	2018
Held-for-sale assets	4,271,348	4,923,187
Cash, cash equivalents and cash investments	63,993	82,639
Accounts receivable	113,699	108,343
Dividends receivable (i)	2,435,014	2,566,935
Held-for-sale asset (i)	1,474,699	1,843,778
Other assets	74,300	145,709
Investments	4,916	19,414
Property, plant and equipment	83,400	108,768
Intangible assets	21,327	47,601

Liabilities directly associated to assets held for sale	491,225	526,870
Borrowings and financing	11,589	188
Trade payables	37,119	52,064
Other liabilities	442,517	474,618

Non-controlling interests (ii)	146,180	243,491

Total held-for-sale assets, net of the corresponding liabilities – consolidated	3,633,943	4,152,826
Intragroup eliminations	(212,881)	(431,277)
Total assets held for sale – parent company	3,421,062	3,721,549
Investments in Africa	3,421,062	3,721,549

1 The non-operating companies started to consolidated in the balance sheet beginning December 31, 2019, whose assets and liabilities total R$326,229 and R$78,113, respectively (see Note 1 – Company subsidiaries).

(i)          Represents the indirect interest held by PT Ventures in the dividends receivable and the fair value of the financial investment in Unitel, both classified as held for sale. The assets from the investment held in PT Ventures are measure substantially at the fair value of the investment for sale, which occurred on January 23, 2020, as referred to above, in Note 33;

(ii)        Represented mainly by the Samba Luxco’s 14% stake in Africatel and, consequently, in its net assets.

(b)            Nonstrategic assets

The Company disclosed to the general market, through a material fact notice, its Strategic Plan, approved by the Board of Directors, focusing on the improvement of the operating and financial performance, using a sustainable business model, for the purpose of maximizing the Company’s value, in the context of the judicial reorganization proceeding. The plan prescribes that part of the financing of the investment strategy will be ensured by selling of the Company’s nonstrategic assets. These assets consist basically of: (i) Investment in Unitel, (ii) Towers; (iii) Datacenter; (iv) Properties; and (v) other nonstrategic assets. The Company is engaged in and focused on promoting the sale of said assets and will take all the necessary actions to implement said Plan in the coming periods.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

In December 2019, the assets and liabilities associated with Real Estate and mobile Towers were stated in held-for-sale assets, in line with the Company's strategic plan and intention. Management assessed and determined that the other nonstrategic assets do not substantially meet the presentation and measurement requirements set forth by CPC 31, Held-for-Sale Noncurrent Assets and Discontinued Operations, and therefore continue to be stated in the group ‘Property, Plant and Equipment’ (Note 16).

32.           OTHER INFORMATION

(a)            Agreements entered into by the Company, TmarPart, and Pharol related to the cash investments made in Rio Forte commercial papers

On June 30, 2014, the Company was informed, through a market notice disclosed by Pharol, of the investment made by PTIF and PT Portugal (both, collectively, “Oi Subsidiaries”), companies contributed by Pharol to Oi in the Company’s capital increase in May 2014, in a commercial paper of Rio Forte Investments S.A. (“Securities” and “Rio Forte”, respectively), a company part of the Portuguese group Espírito Santo (“GES”), when both PTIF and PT Portugal were Pharol subsidiaries.

In light of the default of the securities by Rio Forte, on September 8, 2014, after obtaining the proper corporate approvals, the Company, the Oi Subsidiaries, TmarPart, and Pharol entered into definitive agreements related to the investments made in the Securities. The agreements provided for (i) an exchange (the “Exchange”) through which Oi Subsidiaries transferred the Securities to Pharol in exchange for preferred and common shares of the Company held by Pharol, as well as (ii) the assignment by Oi Subsidiaries of a call option on the Company shares to the benefit of PT (“Call Option”).

On March 31, 2015, the Company published a Material Fact Notice on the completion of the Exchange.

The Option became vested with the completion of the Exchange, beginning March 31, 2015, exercisable at any time, over a six-year period, and the number of shares covered by the Option will be decreased at each March 31st.

Up to December 31, 2019, Pharol had not exercised the Option, in whole or in part, on the Shares Subject to the Option. Accordingly, the following are no longer subject to the Option: (i) beginning March 31, 2016, 4,743,487 common shares and 9,486,974 preferred shares issued by the Company, equivalent to 10% of the Shares Subject to the Option; (ii) beginning March 31, 2017, another 8,538,277 common shares and 17,076,554, equivalent to 18% of the Shares Subject to the Option; and (iii) beginning March 31, 2018, another 8,538,277 common shares and 17,076,554 preferred shares equivalent to 18% of the Shares Subject to the Option; and (iv) beginning March 31, 2019, another 8,538,277 common shares and 17,076,554 preferred shares equivalent to 18% of the Shares Subject to the Option. There are also 17,076,554 common shares and 34,153,108 preferred shares subject to the Option and Pharol will no longer be entitled to exercise the Option on 8,538,277 common shares and 17,076,554 preferred shares on March 31, 2020 and on an equal number of shares on March 31, 2021.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

As at December 31, 2019, the fair value of the Call Option is estimated at R$117 million calculated by the Company using the Black‑Scholes model and theoretical share volatility assumptions, using the Revenue Approach valuation technique laid down by paragraphs B10 and B11 of CPC 46/IFRS 13 Fair Value Measurement.

(b)           Punitive Administrative Proceedings at the CVM

In December 2018, we became aware that the CVM, in the exercise of its duties, initiated two punitive administrative proceedings for acts conducted in connections with the corporate restructuring announced in October 2013 involving Oi and Pharol (former Portugal Telecom), and the capital increase through the public offer of Oi shares concluded in May 2014, for an alleged breach of the Corporate Law, to hold liable certain executives, officers and controlling shareholders at the time of the events.

The Company is not a party to these proceedings. With regard to the indicted executives, if they are held liable in these Punitive Administrative Proceedings, they are subject to a penalty, which range from a warning to a temporary disqualification, during up to 20 years, to hold a director or member of the supervisory board position of a publicly-held company, entity of the securities distribution system, or other entities that depend of CVM authorization or registration.

(c)            Operation: Mapa da Mina

On December 10, 2019, the Brazilian Federal Police launched the 69th phase Operation: Lava Jato (Car Wash), named “Operation: Mapa da Mina” (Mine Plan) (Criminal Search and Seizure Order No. 5024872-64,2018.4.04.7000/PR - 13th Federal Criminal Court of Curitiba), one of the main targets of which was Fábio da Silva, son of former president Luiz Inácio Lula da Silva.  The investigation, which has neither the Company nor any of its current officers as defendants, is based on a suspected transfer of several companies to Gamecorp and Grupo Gol, in exchange for alleged benefits from the Federal Government. As a result of such investigation, Company buildings in the States of São Paulo and Rio de Janeiro, and in Brasília were searched and documented were seized. Since then, the Company has cooperated with the investigations by making all the clarifications and delivering all the documents requested. On March 12, 2020, the 4th Region Federal Court granted an habeas corpus (Habeas Corpus No. 5052647-8.2019.4.04.000/PR) was granted, requiring that the records of said Operation be sent to the São Paulo Judiciary Section, after concluding that there was no connection between the facts reported in the investigation and those verified in Operation: “Lava Jato”. Internally, the Company informs that since 2015 it has retained the law firm Tozzini Freire Advogados as external independent auditor to conduct a forensic investigation addressing all the allegations in the case file, which has updated these analyses due in light to the new facts pointed out in Operation: “Mapa da Mina”. Such investigations were completed without evidence of illegal actions committed by Company representatives.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Among the initiatives undertaken, the Company has created a Multidisciplinary Committee consisting of members from different departments, such as the legal, compliance, internal audit and accounting department, to determine the main procedures to be performed, and set a schedule of relevant activities in response to the allegations of said investigation involving the Company and its subsidiaries. In this regard, the Multidisciplinary Committee determined the following procedures: (i) retain a renowned, specialized law firm, independent from the Company and its subsidiaries, to conduct an internal investigation on the allegations made in the Federal Public Prosecution Office (MPF) and the Brazilian Federal Police (PF) investigations; (ii) request an assessment by the outside legal counsel of the results of said internal investigation to be conducted by the specialized law firm, if applicable; (iii) request an assessment by the outside legal counsel of possible legal and regulatory impacts in Brazil and in the United States, regarding all allegations made in the investigation, considering the applicable anticorruption legislation and/or illegal activities; (iv) request an assessment by the compliance department to determine whether any material weaknesses in the internal control environment existing at the time covered by the investigations still persist in the current Company governance and internal control scenario; (v) conduct periodic meetings to follow up on the status of the assessments to be carried out; and (vi) submit of the results of all assessments to be carried out to the members of the Audit, Risk and Controls Committee ("CARC"), which reports to the Company's Board of Directors. In this context, the specialized law firm concluded its internal independent investigation in February 2020. Based on interviews, information and documentation submitted by the Company’s management, and due to the constraints imposed by the time period covered by said investigation (2003-2019), no indications of illegalities committed by the Company were identified linked to the allegations made by the MPF and the PF in Operation: “Mapa da Mina” investigation. This internal use report was extensively discussed and presented to the members of the Multidisciplinary Committee, as well as to the members of the CARC.

(d)           Merger of Copart 5 with and into the Company

In March 2019, Copart 5 was merged with and into the Company. The merger had no accounting impacts, since the assets and liabilities of Copart 5 were already presented in the balances of the Company since the main risks and rewards of this transaction remain in the parent company. This merger is one of the stages of the corporate and asset restructuring process of the Oi Group described in the JRP and its purpose is to optimize these companies’ operations.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

33.           EVENTS AFTER THE REPORTING PERIOD

(a)            Sale of investment in PT Ventures

After obtaining the proper approvals by the Company’s Board of Directors, the competent corporate bodies of Africatel and the Judicial Reorganization Court, on January 24, 2020, Africatel sold and transferred all shares issued by PT Ventures to the Angolan company Sociedade Nacional de Combustíveis de Angola, Empresa Pública - Sonangol E.P., as provided for in the Company's Judicial Reorganization Plan and Strategic Plan (Note 31 (b)).

On the transaction date, PT Ventures held stakes in the Angolan companies Unitel (25%) and Multitel - Serviços de Telecomunicações Lda. (40%), as well as credit rights of dividends declared by Unitel and already past due and a set of rights resulting from the final decision rendered by the Arbitration Court installed under the Arbitration Rules of the International Chamber of Commerce (“ICC”), within the scope of the arbitration initiated by PT Ventures at the ICC against the other Unitel shareholders, as disclosed by the Company in a Material Fact Notice on February 28, 2019.

The Company reiterates that the contractually assured flow was duly met in February and March 2020 by Sonangol.

The total amount of the transaction was US$1 billion, of which (i) US$699.1 million was paid to Africatel by Sonangol on January 24, 2020; (ii) Africatel was paid US$60.9 million prior to the transfer of PT Ventures’ shares; and (iii) US$240 million, fully guaranteed by a guarantee letter issued by a prime bank, will be paid unconditionally by Sonangol to Africatel until July 31, 2020, with a minimum monthly flow of US$40 million assured to Africatel as from February 2020.

The assets from the investment held in PT Ventures are measure substantially at the fair value of the investment for sale.

(b)            Commitment to sell a property

As disclosed to the market on January 30, 2020, the Company sold a property it owned, located at Rua General Polidoro nº 99, Botafogo, in the city of Rio de Janeiro, to Alianza Gestão de Recursos Ltda., for the amount of R$120.5 million, on February 21, 2020, as part of its project to sell noncore assets, as set forth by the Company’s Judicial Reorganization Plan and Strategic Plan (Note 31 (b)).

The operation was authorized by the Judicial Reorganization Court, after obtaining the favorable opinion of the Rio de Janeiro State Public Prosecution Office and the Trustee. Likewise, ANATEL confirmed the removal of the Property from the Company’s List of Reversible Assets.

(c)            Third-party expressions of interest on the Company's Mobile business

On March 10, 2020, the Company disclosed to the general market in a material fact notice, that its financial advisor, Bank of America Merrill Lynch ("BofA") received statements from third parties expressions of interest in the Company's mobile business. To date, however, there is no commitment from the Company or any of these third parties to proceed with such sale and no binding instrument has been entered into to this respect. Even though there may be future developments in the analysis

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

for a potential formal negotiation process, the Company continues to analyze all the existing alternatives that may bring more efficiency to the implementation of its Strategic Plan.

(d)            COVID-19

In light of its corporate responsibility, the Company has adopted a series of procedures aimed at improving the safety of all its employees and suppliers, and mitigating the impact of the spread of the virus on its activities. In-person meetings were drastically reduced and internal events were cancelled. Telework was highly stimulated, as well as audio and video interactions.

Additionally, the Company has been closely monitoring the impacts of the new Coronavirus (COVID-19) on the economy and capital markets worldwide, and especially on the Brazilian market. In addition to the basic humanitarian and health issues of the world's population, the spread of COVID-19 translates into a continuous increase in the risks of a global economic recession, which has led to a collapse of stock exchanges and other financial markets around the world. As a result, the Ibovespa fell by 37% in March (between March 2, 2020 and March 20, 2020). Following this systemic trend, in this same period, Oi shares depreciated 50%. Even though the short-term effects are already evident, it is not possible to specify the extent of the medium- and long-term impacts on the markets and on the global and Brazilian economic scenario.

In this context, the Company has been contributing with governments in mitigating the risks of COVID-19 and the impact of its spread. Accordingly, Oi has taken actions at several levels to ensure the connectivity and quality of information and communication services offered to society. All the actions are being reassessed on a daily basis by a multidisciplinary monitoring committee of the Company, as well as aligned with the other industry companies and the industry regulatory agency, in a far-reaching integrated action

With regard to its operations, so far the Company has not identified material impacts from COVID-19. Oi continues to operate normally, with full the operation of its services, and implementing of its strategic plan, focused on fiber. To ensure its technical and operating priorities are met, Oi has strengthened its service implementation, repair and maintenance plans and is monitoring all the activities of its business and customer service and society demands in its operations center (CGR). The Company continues to work on Oi Fibra's broadband facilities, which at this time are much sought after and critical to facilitate communication. The Company is taking all the preventive measures to protect its technical teams and orienting the professionals regarding hygiene procedures, including in the activities carried when visiting customers, according to sanitary authorities’ guidance. However, as it is not possible yet to predict the duration and effects of this crisis, there is a risk of material impacts on operations and sales, especially for the fiber, a product that has posted significant growth for the Company and which has it to recover market share in several markets.

It is worth noting that the recent foreign exchange volatility will not have a material effect on the Company's cash flows in the short term, since part of the financial resources resulting from the sale of Unitel are being kept abroad to serve as a natural hedge for the US dollar-denominated debt service and operating expenses for 2020. However, if the foreign exchange rate impact last a long time, it may affect the Company's investment capacity, and thus affect its long-term investment plan. In addition, if this stress period last too long, it may cause a shortage of funds provided by the

Oi S.A. – under Judicial Reorganization and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2019 and 2018

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

financial market (banks and investors), with an impact on the Company's ability to fund its investment requirements.

The outbreak continues to spread, making it difficult to predict the extent of its effects on the global economy and, consequently, on the Company's business. Against this backdrop, Oi is continually evaluating the impacts on its operations and financial position and, above all, is ready to collaborate to mitigate the effects of this crisis, always focused on to the protection of its employees and the needs of its customers and society as a whole.

Oi S.A. – under Judicial Reorganization and Subsidiaries

Appendix – Statement of Value Added

For the Years Ended December 31, 2019 and 2018

(In thousands of Brazilian reais - R$, unless otherwise stated)

	Company		Consolidated

	2019	2018	2019	2018

Revenue

Sales of goods and services	4,919,559	6,018,117	27,218,787	30,426,548
Voluntary discounts and returns	(4,732)	(7,245)	(1,440,728)	(1,641,178)
Expected losses on trade receivables	(116,676)	(99,622)	(489,396)	(697,324)
Other income	1,733,731	693,557	4,442,837	2,202,793

	6,531,882	6,604,807	29,731,500	30,290,839

Inputs purchased from third parties

Interconnection costs	(93,123)	(155,689)	(487,413)	(658,068)
Supplies and power	(453,272)	(370,558)	(1,645,126)	(1,478,994)
Cost of sales			(194,159)	(223,122)
Third-party services	(1,714,298)	(1,884,733)	(7,314,678)	(7,344,404)
Other	(85,930)	(97,174)	(919,639)	(947,293)

	(2,346,623)	(2,508,154)	(10,561,015)	(10,651,881)

Gross value added	4,185,259	4,096,653	19,170,485	19,638,958

Retentions

Depreciation and amortization	(1,736,318)	(1,707,298)	(6,873,945)	(5,811,123)
Provisions/reversals (including inflation adjustment)	(98,078)	(78,729)	(1,836,816)	(429,138)
Impairment losses	(2,111,022)	(291,758)	(2,111,022)	(291,758)
Other expenses	(249,793)	(1,269,975)	(2,457,565)	(5,393,395)

	(4,195,211)	(3,347,760)	(13,279,348)	(11,925,414)

Wealth created by the Company	(9,952)	748,893	5,891,137	7,713,544

Value added received as transfer

Equity in investees	(6,169,801)	(3,034,064)	(5,174)	(13,492)
Financial income	2,653,026	30,118,209	2,662,463	30,950,461

	(3,516,775)	27,084,145	2,657,289	30,936,969

Wealth for distribution

	(3,526,727)	27,833,038	8,548,426	38,650,513

Wealth distributed
Personnel
Salaries and wages	(282,871)	(282,908)	(1,630,772)	(1,687,416)
Benefits	(77,596)	(79,782)	(454,607)	(447,132)
Severance Pay Fund (FGTS)	(20,462)	(22,124)	(129,515)	(134,496)
Other	(6,347)	(6,811)	(56,688)	(45,600)

	(387,276)	(391,625)	(2,271,582)	(2,314,644)
Taxes and fees
Federal	27,674	2,738,757	(589,926)	2,626,299
State	(968,552)	(1,245,297)	(4,542,096)	(5,371,123)
Municipal	(16,175)	(20,763)	(307,435)	(309,176)

	(957,053)	1,472,697	(5,439,457)	(3,054,000)

Oi S.A. – under Judicial Reorganization and Subsidiaries

Appendix – Statement of Value Added

For the Years Ended December 31, 2019 and 2018

(In thousands of Brazilian reais - R$, unless otherwise stated)

(continued)

	Company		Consolidated

	2019	2018	2019	2018

Lenders and lessors
Interest and other financial charges	(3,689,019)	(3,766,470)	(7,356,632)	(4,466,102)
Rents, leases and insurance	(440,359)	(556,500)	(2,575,862)	(4,200,212)

	(4,129,378)	(4,322,970)	(9,932,494)	(8,666,314)

Shareholders

Non-controlling interests			94,673	(24,415)
(Retained earnings) accumulated losses	9,000,434	(24,591,140)	9,000,434	(24,591,140)

	9,000,434	(24,591,140)	9,095,107	(24,615,555)

Wealth distributed	3,526,727	(27,833,038)	8,548,426	(38,650,513)